FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-06

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,025,983,815

(Approximate Initial Pool Balance)

BANK5 2023-5YR1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Citi Real Estate Funding Inc.

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

March 13, 2023

WELLS FARGO SECURITIES	BofA SECURITIES	CITIGROUP	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Characteristics of the Mortgage Pool
I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	9	53	$358,458,816	34.9%
Morgan Stanley Mortgage Capital Holdings LLC	7	31	348,572,000	34.0
Citi Real Estate Funding Inc.	6	28	198,453,000	19.3
Wells Fargo Bank, National Association/Bank of America, National Association/Citi Real Estate Funding Inc.	1	7	81,249,999	7.9
Bank of America, National Association	1	15	39,250,000	3.8
Total	24	134	$1,025,983,815	100.0%

Loan Pool:

Initial Pool Balance:	$1,025,983,815
Number of Mortgage Loans:	24
Average Cut-off Date Balance per Mortgage Loan:	$42,749,326
Number of Mortgaged Properties:	134
Average Cut-off Date Balance per Mortgaged Property(1):	$7,656,596
Weighted Average Interest Rate:	6.4291%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	68.7%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	348
Weighted Average Remaining Amortization Term (months)(2):	347
Weighted Average Seasoning (months):	1
(1)

Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.90x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	51.2%
Weighted Average Balloon Loan-to-Value Ratio(1):	50.7%
% of Mortgage Loans with Additional Subordinate Debt:	9.5%
% of Mortgage Loans with Single Tenants(2):	18.1%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Characteristics of the Mortgage Pool
II.	Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK 2023- 5YR1	Trust Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling / Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	National Warehouse & Distribution Portfolio	CREFI	$100,000,000	$157,000,000	BANK5 2023-5YR1	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$57,000,000
2	Oak Street NLP Fund Portfolio	WFB	$97,500,000	$340,000,000	OAKST 2023-NLP	KeyBank National Association	Situs Holdings, LLC	BANK5 2023-5YR1	$242,500,000
3	Brandywine Strategic Office Portfolio	WFB/BANA/ CREFI	$81,249,999	$245,000,000	FIVE 2023-V1	Midland	Greystone	BANK 2023-BNK45, BANK5 2023-5YR1	$163,750,001
4	Green Acres	MSMCH	$70,000,000	$370,000,000	Future Securitization	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	BANK 2023-BNK45, BMO 2023-C4, BANK5 2023-5YR1, FIVE 2023-V1	$300,000,000
5	Orlando Office Portfolio	WFB	$70,000,000	$135,000,000	BANK 2023-BNK45	Wells Fargo Bank, National Association	LNR Partners, LLC	BANK5 2023-5YR1	$65,000,000
11	McKesson Phase 2	MSMCH	$46,700,000	$76,700,000	BANK5 2023-5YR1	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$30,000,000
14	575 Broadway	WFB	$34,879,524	$126,961,469	FIVE 2023-V1	Midland	Greystone	BMO 2023-C4, BANK5 2023-5YR1	$92,081,944
15	1201 Third Avenue	MSMCH	$30,000,000	$170,000,000	Future Securitization	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	BANK5 2023-5YR1	$140,000,000
16	Essex Crossing	MSMCH	$25,000,000	$40,690,000	BANK5 2023-5YR1	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$15,690,000
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Characteristics of the Mortgage Pool
III.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	32	$332,291,099	32.4%	50.9%	50.8%	2.02x	13.2%	12.3%	6.0747%
CBD	8	204,344,387	19.9	49.7	49.7	2.12	13.5	12.7	5.9844
Suburban	18	106,062,374	10.3	53.7	53.3	1.83	12.8	11.9	6.3107
Medical	6	21,884,337	2.1	48.5	48.5	1.95	11.7	11.4	5.7738
Retail	76	296,404,075	28.9	50.5	50.5	1.97	13.3	12.6	6.4340
Single Tenant	65	122,680,722	12.0	44.5	44.5	2.14	13.3	12.7	5.8655
Regional Mall	1	70,000,000	6.8	54.5	54.5	2.10	13.0	12.5	5.8990
Lifestyle Center	1	65,000,000	6.3	63.7	63.7	1.53	13.3	12.2	7.8750
Anchored	6	30,341,706	3.0	39.7	39.7	1.89	13.3	12.6	6.8022
Shadow Anchored	1	4,500,000	0.4	48.6	48.6	1.98	18.1	14.5	7.2100
Unanchored	2	3,881,647	0.4	32.3	32.3	2.71	17.9	16.8	6.1380
Industrial	16	214,829,826	20.9	49.5	48.1	1.81	13.4	12.5	6.5479
Warehouse/Distribution	13	186,461,118	18.2	48.4	47.0	1.85	13.5	12.7	6.5195
Flex	3	28,368,708	2.8	56.6	54.9	1.56	12.4	11.5	6.7342
Hospitality	5	99,079,292	9.7	46.7	46.3	2.04	16.1	14.3	6.7899
Full Service	1	60,300,000	5.9	45.0	45.0	2.02	15.5	13.7	6.7130
Limited Service	3	29,800,000	2.9	46.0	45.6	2.17	17.2	15.3	6.7747
Select Service	1	8,979,292	0.9	59.9	57.1	1.76	16.8	14.6	7.3570
Mixed Use	2	59,879,524	5.8	61.6	59.1	1.35	11.2	10.9	7.2311
Retail/Office	1	34,879,524	3.4	59.1	54.8	1.38	12.6	12.2	7.4900
Office/Retail	1	25,000,000	2.4	65.0	65.0	1.32	9.3	9.2	6.8700
Leased Fee	3	23,500,000	2.3	73.4	73.4	1.12	7.6	7.6	6.7300
Leased Fee	3	23,500,000	2.3	73.4	73.4	1.12	7.6	7.6	6.7300
Total/Weighted Average:	134	$1,025,983,815	100.0%	51.2%	50.7%	1.90x	13.3%	12.5%	6.4291%
(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

1525 West 2960 South

1700 Schuster Road

5685 Raiders Road, Building B

840 Southwest Complex Street

101 Michelin Drive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – National Warehouse & Distribution Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	Citi Real Estate Funding Inc.			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Industrial - Various
Original Principal Balance(1):	$100,000,000			Location(5):	Various
Cut-off Date Balance(1):	$100,000,000			Size:	3,951,338 SF
% of Initial Pool Balance:	9.7%			Cut-off Date Balance Per SF(1):	$39.73
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$37.60
Borrower Sponsor:	Samuel Bert Malouf			Year Built/Renovated(5):	Various/Various
Guarantor:	Samuel Bert Malouf			Title Vesting:	Fee
Mortgage Rate:	6.8100%			Property Manager:	Self-Managed
Note Date:	March 10, 2023			Current Occupancy (As of):	100.0% (3/1/2023)
Seasoning:	0 months			YE 2022 Occupancy(6):	NAV
Maturity Date:	April 6, 2028			YE 2021 Occupancy(6):	NAV
IO Period(2):	1 month			YE 2020 Occupancy(6):	NAV
Loan Term (Original)(2):	61 months			As-Is Appraised Value(7):	$276,700,000
Amortization Term (Original):	360 months			As-Is Appraised Value Per SF(7):	$70.03
Loan Amortization Type(2):	Amortizing Balloon			As-Is Appraisal Valuation Date(7):	Various
Call Protection(2)(3):	L(24),D(30),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	Yes			YE 2022 NOI(6):	NAV
Additional Debt Type (Balance):	Pari Passu ($57,000,000)			YE 2021 NOI(6):	NAV
				YE 2020 NOI(6):	NAV
				YE 2019 NOI(6):	NAV
				U/W Revenues:	$24,103,590
				U/W Expenses:	$3,755,768
Escrows and Reserves(4)				U/W NOI:	$20,347,822
	Initial	Monthly	Cap	U/W NCF:	$18,964,854
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.65x / 1.54x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.1%
Replacement Reserve	$0	$32,928	$790,268	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.7% / 12.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(7):	56.7%
Immediate Repairs	$227,688	NAP	NAP	LTV Ratio at Maturity(1)(7):	53.6%
Cash Collateral Reserve	$6,147,412	NAP	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$157,000,000	100.0%	Loan Payoff	$125,610,988	80.0%
			Return of Equity	20,133,780	12.8
			Upfront Reserves	6,375,099	4.1
			Closing Costs	4,880,133	3.1
Total Sources	$157,000,000	100.0%	Total Uses	$157,000,000	100.0%
(1)	The National Warehouse & Distribution Portfolio Mortgage Loan (as defined below) is part of the National Warehouse & Distribution Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $157,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the National Warehouse & Distribution Portfolio Whole Loan.
(2)	The first payment date for the National Warehouse & Distribution Portfolio Mortgage Loan is May 6, 2023. On the Closing Date, Citi Real Estate Funding Inc. (“CREFI”) will deposit sufficient funds to pay the amount of interest that would be due with respect to an April 6, 2023 payment. IO Period, Loan Term (Original) and Call Protection are inclusive of the additional April 6, 2023 interest-only payment funded by CREFI on the closing date.
(3)	At any time after the earlier of (i) March 10, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the National Warehouse & Distribution Portfolio Whole Loan to be securitized, the borrowers have the right to defease the National Warehouse & Distribution Portfolio Whole Loan in part or in full. -See also “Partial Relsease” below.
(4)	See “Escrows” below.
(5)	See “Portfolio Summary” below.
(6)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties (as defined below) between 2017 and 2022. As such, historical occupancies and cash flows are not available.
(7)	The appraiser concluded to an aggregate “As-is” value of $276,700,000 as of various dates between January 23, 2023 and January 31, 2023. The appraiser also concluded to an aggregate “go dark” value of $215,400,000 as of various dates between January 23, 2023 and January 31, 2023. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value are 72.9% and 68.9%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The largest mortgage loan (the “National Warehouse & Distribution Portfolio Mortgage Loan”) is part of a whole loan (the “National Warehouse & Distribution Portfolio Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $157,000,000. The National Warehouse & Distribution Portfolio Whole Loan is secured by a first priority fee mortgage encumbering five industrial properties totaling 3,951,338 square feet, located across five states (the “National Warehouse & Distribution Portfolio Properties”). The National Warehouse & Distribution Portfolio Mortgage Loan, with an aggregate original principal amount of $100,000,000, is evidenced by the controlling note A-1 and non-controlling notes A-2 and A-5. The National Warehouse & Distribution Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BANK5 2023-5YR1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BANK5 2023-5YR1	Yes
A-2	$30,000,000	$30,000,000	BANK5 2023-5YR1	No
A-3	$30,000,000	$30,000,000	CREFI	No
A-4	$27,000,000	$27,000,000	CREFI	No
A-5	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
Total	$157,000,000	$157,000,000

The Borrowers and Borrower Sponsor. The borrowers comprise five single purpose entities: MPI Delano SPE, LLC, MPI Frazeysburg SPE, LLC, MPI Laurens SPE, LLC, MPI Lenoir Complex SPE, LLC and MPI Nibley SPE, LLC, each a Delaware limited liability company, and each wholly owned by MPI Group LLC, a Utah limited liability company (“MPI Group”). The borrowers have one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the National Warehouse & Distribution Portfolio Whole Loan.

The borrower sponsor and nonrecourse carve-out guarantor of the National Warehouse & Distribution Portfolio Whole Loan is Samuel Bert Malouf (“Sam Malouf”). Sam Malouf together with his wife Kacie co-founded the Malouf Companies (as further defined and described below) in 2003. Sam Malouf is currently the chief executive officer. Sam Malouf is also a partner at Tamarak Capital, a venture capital firm headquartered in Springville, Utah which has invested in multiple industries, including B2B software, consumer goods, consumer software, home technology, industrial, fintech, automotive, and real estate. Over the course of Sam Malouf’s career he has received the Ernst and Young Entrepreneur of the Year Award in the Utah Region, Walmart Supplier of the Year, and was named to Home Furnishings Business’s Forty under 40 list.

Each of MPI Group, the 100% owner of the borrowers, and CVB, Inc., a Utah benefit corporation (“CVB, Inc.”), that is or will be, as applicable, the sole tenant of each of the National Warehouse & Distribution Portfolio Properties (each of MPI Group and CVB, Inc., a “Malouf Company”, and collectively the “Malouf Companies”) are directly or indirectly 100% owned by Sam Malouf and his wife Kacie.

The Properties. The National Warehouse & Distribution Portfolio Properties comprise five one- and two-story, single-tenant industrial buildings located in California (39.9% of allocated loan amount), South Carolina (20.0% of allocated loan amount), Utah (16.0% of allocated loan amount), Ohio (13.4% of allocated loan amount), and North Carolina (10.6% of allocated loan amount). The National Warehouse & Distribution Portfolio Properties were built between 1970 and 2015 and range in size from 260,000 square feet to 1,213,366 square feet, totaling 3,951,338 square feet. The 1525 West 2960 South property serves as Malouf Companies corporate headquarters and includes 140,000 square feet of office space. As of March 1, 2023 all five properties were 100.0% leased to CVB, Inc. running through February 28, 2038 with no termination options.

1700 Schuster Road

The 1700 Schuster Road property is a 1,213,366 square foot, single-story warehouse/distribution center located in Delano, California. The property was built in 1993 and expanded in 1996. The property is situated on 80.4 acres and is located approximately 140 miles north of Los Angeles. The building contains 32-foot clear heights, 185 dock-high doors, and 4 drive-in doors.

101 Michelin Drive

The 101 Michelin Drive property is a 1,170,972 square foot, single-story warehouse/distribution center located in Laurens, South Carolina. The property was built in 1993 and is situated on 118.1 acres and contains 35-foot clear heights, 118 dock-high doors, and 2 drive-in doors.

1525 West 2960 South

The 1525 West 2960 South property is a 260,000 square foot, two-story industrial flex building located in Nibley, Utah. The property serves as Malouf Companies’ corporate headquarters and includes 140,000 square feet of office space spread across two floors. The corporate headquarters space features a full-service restaurant, onsite gym with a basketball court and studio space to showcase Malouf Companies’ products. The property was built in 2015 and is situated on 20.9 acres and contains 34-foot clear heights, 13 dock-high doors, and 4 drive-in doors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

5685 Raiders Road, Building B

The 5685 Raiders Road, Building B property is an 812,000 square foot, single-story warehouse/distribution center located in Frazeysburg, Ohio. The property was built in 1994 and most recently renovated in 2022. The property is situated on 60.7 acres and contains 24-foot clear heights, 59 dock-high doors, and 3 drive-in doors.

840 Southwest Complex Street

The 840 Southwest Complex Street property is a 495,000 square foot, single-story warehouse/distribution center located in Lenoir, North Carolina, approximately 75 miles northwest of Charlotte, North Carolina. The property was built in 1970 and most recently renovated in 2022. The property is situated on 25.5 acres and contains 20-foot clear heights, 91 dock-high doors, and 3 drive-in doors.

The following table presents certain information relating to the National Warehouse & Distribution Portfolio Properties:

Portfolio Summary(1)

Property Name – Location	Net Rentable Area (SF)(2)	Year Built / Renovated	Allocated Whole Loan Cut-off Date Balance (“ALA”)	% of ALA	As-Is Appraised Value	Clear Heights (ft.)	Dock Doors	Drive-In Doors
1700 Schuster Road	1,213,366	1993; 1996 / NAP	$62,700,000	39.9%	$100,200,000	32	185	4
Delano, CA
101 Michelin Drive	1,170,972	1993 / NAP	$31,460,000	20.0%	$61,300,000	35	118	2
Laurens, SC
1525 West 2960 South	260,000	2015 / NAP	$25,120,000	16.0%	$45,300,000	34	13	4
Nibley, UT
5685 Raiders Road, Building B	812,000	1994 / 2022	$21,000,000	13.4%	$37,700,000	24	59	3
Frazeysburg, OH
840 Southwest Complex Street	495,000	1970 / 2022	$16,720,000	10.6%	$32,200,000	20	91	3
Lenoir, NC
Total/Weighted Average	3,951,338		$157,000,000	100.0%	$276,700,000	31	117	3
(1)	Based on appraisal reports as of various dates between January 23, 2023 and January 31, 2023.
(2)	Based on the underwritten rent roll dated March 1, 2023.

Sole Tenant.

CVB, Inc. (3,951,338 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; February 28, 2038 lease expiration) – CVB, Inc. is part of the Malouf Companies. Malouf Companies was founded by Sam and Kacie Malouf in 2003 and is a consumer goods company that specializes in home furnishings and bedding products. Malouf Companies products are available in over 15,000 retail locations across 58 countries, through partnerships with major retailers such as Amazon, Walmart, Wayfair, Overstock, Target, Home Depot, Mattress Firm, and Lowes. Malouf Companies is a Certified B Corporation and currently employs over 1,200 people.

The following table presents certain information relating to the tenancy at the National Warehouse & Distribution Portfolio Properties:

Major Tenants(1) (2)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
CVB, Inc.	NR / NR / NR	3,951,338	100.0%	$5.47	$21,616,432	100.0%	2/28/2038	None	N
Occupied Collateral Total		3,951,338	100.0%	$5.47	$21,616,432	100.0%

Vacant Space		0	0.0%

Collateral Total		3,951,338	100.0%

(1)	Based on the underwritten rent roll as of March 1, 2023.
(2)	With respect to the 101 Michelin Drive property, CVB, Inc. currently leases approximately 818,486 square feet representing approximately 69.9% of net rentable area, and Michelin leases the remaining approximately 352,486 square feet, representing approximately 30.1% of net rentable area. The lease for the current tenant, Michelin, expires on July 31, 2023. Upon such expiration, CVB, Inc. will lease such space. The table above, and certain other numerical information herein, assumes that CVB, Inc. is leasing 100% of the 101 Michelin Drive property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the National Warehouse & Distribution Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	3,951,338	100.0%	3,951,338	100.0%	$21,616,432	100.0%	$5.47
Vacant	0	0	0.0%	3,951,338	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	3,951,338	100.0%			$21,616,432	100.0%	$5.47
(1)	Information obtained from the underwritten rent roll as of March 1, 2023.

The following table presents historical occupancy percentages at the National Warehouse & Distribution Portfolio Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	3/06/2023(2)
NAP	NAP	NAP	100.0%
(1)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties between 2017 and 2022. As such, historical occupancies are not available.
(2)	Information obtained from the underwritten rent roll as of March 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the National Warehouse & Distribution Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Base Rent	$21,616,432	85.2%	$5.47
Total Reimbursements	3,755,768	14.8	0.95
Gross Potential Rent	$25,372,200	100.0%	$6.42
(Vacancy & Credit Loss)	(1,268,610)	(5.0)	(0.32)
Effective Gross Income	$24,103,590	95.0%	$6.10

Real Estate Taxes	$1,480,594	6.1%	$0.37
Management Fee	723,108	3.0	0.18
Insurance	577,482	2.4	0.15
Other Operating Expenses	974,584	4.0	0.25
Total Expenses	$3,755,768	15.6%	$0.95

Net Operating Income	$20,347,822	84.4	5.15
Replacement Reserves	395,134	1.6	0.10
TI/LC	987,835	4.1	0.25
Net Cash Flow	$18,964,854	78.7%	$4.80

NOI DSCR(4)	1.65x
NCF DSCR(4)	1.54x
NOI Debt Yield(4)	13.0%
NCF Debt Yield(4)	12.1%
(1)	Information obtained from the underwritten rent roll dated March 1, 2023.
(2)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties between 2017 and 2022. As such, historical cash flows are not available.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(4)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the National Warehouse & Distribution Portfolio Whole Loan.

Appraisals. According to the appraisals dated between January 23, 2023 and January 31, 2023 the National Warehouse & Distribution Portfolio Properties had an aggregate “As-is” value of $276,700,000.

Environmental Matters. According to the Phase I environmental reports dated February 9, 2023, there was no evidence of any recognized environmental conditions at any of the National Warehouse & Distribution Portfolio Properties.

Market Overview and Competition. The National Warehouse & Distribution Portfolio Properties are located within the core-based statistical areas of Bakersfield, California (one property, 39.9% of the allocated loan amount), Greenville-Anderson-Mauldin, South Carolina (one property, 20.0% of the allocated loan amount), Logan, Utah-Idaho (one property, 16.0% of the allocated loan amount), Zanesville, Ohio (one property, 13.4% of the allocated loan amount) and Hickory-Lenoir-Morganton, North Carolina (one property, 10.6% of the allocated loan amount).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to a third-party market research report relating to market rent conclusions for the National Warehouse & Distribution Portfolio Properties:

Market Analysis(1)

Property Name – City, State	Market	Industrial Submarket	Submarket Inventory	Submarket Vacancy	Market Rent (PSF)	UW Base Rent PSF
1700 Schuster Road – Delano, CA	Bakersfield, CA	North Outlying Kern County	2,418,648	0.4%	$8.23	$6.10
101 Michelin Drive – Laurens, SC	Greenville-Anderson Mauldin, SC	Laurens County	9,334,611	0.3%	$4.01	$4.20
1525 West 2960 South – Nibley, UT	Logan, UT-ID	Cache County	556,803	6.0%	$11.61	$13.71
5685 Raiders Road, Building B – Frazeysburg, OH(2)	Zanesville, OH	NAV	4,452,505	3.0%	$5.59	$4.20
840 Southwest Complex Street – Lenoir, NC	Hickory-Lenoir-Morganton, NC	Caldwell County	7,381,886	14.6%	$4.29	$4.70
(1)	Information obtained from third party market research reports.
(2)	Submarket statistics at the 5685 Raiders Road, Building B property represent the Zanesville, OH industrial market.

Escrows.

Real Estate Taxes – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months; provided, however, the borrowers have no obligation to make such monthly deposits if the Reserve Waiver Conditions (as defined below) are satisfied on such monthly payment date.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay insurance premiums due for the renewal of coverage, unless an acceptable blanket policy is in place. An acceptable blanket policy was in place at origination of the National Warehouse & Distribution Portfolio Whole Loan.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $32,928, subject to a cap of $790,268.

TI/LC Reserve – On each monthly payment date on and after the occurrence and continuance of a Trigger Period (as defined below), the borrowers are required to deposit approximately $82,320 into a TI/LC reserve.

Immediate Repairs Reserve – At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers deposited approximately $227,688 into an immediate repairs reserve.

Cash Collateral Reserve – At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers deposited approximately $6,147,412 into a cash collateral reserve to be held as additional collateral for the National Warehouse & Distribution Portfolio Whole Loan If the amount in the cash collateral reserve falls below $6,147,412, the borrowers are required to make a true up payment with respect to such insufficiency.

“Reserve Waiver Conditions” means each of the following (i) no event of default has occurred and is continuing, (ii) the Specified Tenant (as defined below) lease is in full force and effect with no defaults beyond any notice and cure periods, and (iii) the Specified Tenant continues to make the payments and perform the obligations required under the applicable lease relating to the obligations for which the tax reserve was established (directly to the applicable taxing authority) and the borrowers deliver to lender evidence of the same (including, without limitation, paid invoices) by no later than the dates required under the National Warehouse & Distribution Portfolio Whole Loan documents.

Lockbox and Cash Management. The National Warehouse & Distribution Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to, and is required to cause the property manager to, immediately deposit all revenue directly into a lender approved lockbox account. At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers delivered a tenant direction letter to the all tenants at the National Warehouse & Distribution Portfolio Properties, directing them to pay all rent and other sums due under the applicable lease directly into the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the National Warehouse & Distribution Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the National Warehouse & Distribution Portfolio Whole Loan documents are required to be deposited in an excess cash flow account. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow account to the borrowers. Upon an event of default under the National Warehouse & Distribution Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x, (iii) the occurrence of Specified Tenant Trigger Period (as defined below), and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means (i) CVB, Inc., together with any successor and/or assignee, (ii) any replacement tenant that accounts for either (A) 20% or more of the total rental income for all individual National Warehouse & Distribution Portfolio Properties, or (B) demises 20% or more of the total square feet for all individual National Warehouse & Distribution Portfolio Properties, (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or a guarantor of, any such Specified Tenant lease, and (iv) any replacement tenant that Sam Malouf and/or Malouf Companies owns a direct or indirect interest therein.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, (vii) on or after January 1, 2024, Malouf Companies, in the aggregate, fail to have and/or maintain a liquidity of $18,000,000 or more, and (viii) on or after January 1, 2024, either Malouf Company being in default under any loan agreement, letter of credit, or other credit facility, as applicable, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the National Warehouse & Distribution Portfolio Whole Loan documents for a term of at least five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, (vi) Malouf Companies have and maintain a liquidity of not less than $18,000,000, and (vii) Malouf Companies have cured any default under any applicable loan agreement, letter of credit, or other credit facility, as applicable.

Property Management. The National Warehouse & Distribution Portfolio Properties are self-managed.

Partial Release. Provided that no event of default is continuing under the National Warehouse & Distribution Portfolio Whole Loan documents (except with respect to a partial defeasance, which is permitted even if an event of default exists), at any time after the earlier of (a) the third anniversary of the origination date of the National Warehouse & Distribution Portfolio Whole Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may either deliver defeasance collateral or partially prepay the National Warehouse & Distribution Portfolio Whole Loan and obtain release of one or more individual National Warehouse & Distribution Portfolio Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the Release Price (as defined below), (ii) the borrowers deliver a REMIC opinion, (iii) the borrowers deliver (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining National Warehouse & Distribution Portfolio Properties is greater than the greater of (a) 1.54x, and (b) the debt service coverage ratio for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining National Warehouse & Distribution Portfolio Properties is no greater than the lesser of (a) 56.7% and (b) the loan-to-value ratio for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining National Warehouse & Distribution Portfolio Properties is greater than the greater of (a) 12.08%, and (b) the debt yield for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) the 1525 West 2960 South property shall be the first or second individual property to be partially released or defeased, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Industrial - Various	Loan #1	Cut-off Date Balance:	$100,000,000
Property Addresses – Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

“Release Price” means, as applicable, (i) with respect to any individual National Warehouse & Distribution Portfolio Property (other than the 1525 West 2960 South property and the 1700 Schuster Road property), an amount equal to the greater of (a) 130% of the allocated loan amount with respect to such individual National Warehouse & Distribution Portfolio Property and (b) 95% of the net sales proceeds applicable to such individual National Warehouse & Distribution Portfolio Property, (ii) with respect to the 1525 West 2960 South property, an amount equal to the greater of (a) 125% of the allocated loan amount with respect to the 1525 West 2960 South property and (b) 95% of the net sales proceeds applicable to the 1525 West 2960 South property, and (iii) with respect to the 1700 Schuster Road property, an amount equal to the greater of (a) $100,000,000 and (b) 95% of the net sales proceeds applicable to the 1700 Schuster Road property.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. None.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The National Warehouse & Distribution Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the National Warehouse & Distribution Portfolio Properties, as well as business interruption insurance in an amount equal to 100% of the projected gross income from the applicable individual National Warehouse & Distribution Portfolio Property until completion of restoration with a three-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

No. 2 – Oak Street NLP Fund Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	A-/A-/AAA			Property Type – Subtype:	Various – Various
Original Principal Balance(1):	$97,500,000			Location(7):	Various
Cut-off Date Balance(1):	$97,500,000			Size:	6,470,388 SF
% of Initial Pool Balance:	9.5%			Cut-off Date Balance Per SF(1):	$52.55
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$52.55
Borrower Sponsors:	Blue Owl Capital, Inc. and Oak Street Real Estate Capital, LLC			Year Built/Renovated(7):	Various / Various
Guarantors:	(2)			Title Vesting:	Fee/Leasehold
Mortgage Rate:	6.1380%			Property Manager:	Self-managed
Note Date:	February 23, 2023			Current Occupancy (As of)(8):	100.0% (3/1/2023)
Seasoning:	0 months			YE 2022 Occupancy(9):	NAV
Maturity Date:	March 11, 2028			YE 2021 Occupancy(9):	NAV
IO Period:	60 months			YE 2020 Occupancy(9):	NAV
Loan Term (Original):	60 months			YE 2019 Occupancy(9):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value:	$1,051,080,000
Loan Amortization Type:	Interest Only			As-Is Appraisal Value Per SF:	$162.44
Call Protection(3):	L(24),D(29),O(7)			As-Is Appraisal Valuation Date(10):	Various
Lockbox Type:	Hard/In Place Cash Management			Underwriting and Financial Information
Additional Debt(4):	Yes			YE 2022 NOI(11):	$55,257,111
Additional Debt Type (Balance)(4):	Pari Passu ($242,500,000); Subordinate ($85,000,000)			YE 2021 NOI(9):	NAV
				YE 2020 NOI(9):	NAV
				YE 2019 NOI(9):	NAV
				U/W Revenues:	$82,796,630
				U/W Expenses:	$21,989,943
				U/W NOI:	$60,806,687
Escrows and Reserves(5)				U/W NCF:	$57,258,714
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.87x / 2.71x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.9% / 16.8%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.9% / 16.8%
Deferred Maintenance:	$27,550(6)	$0	NAP	Cut-off Date LTV Ratio(1):	32.3%
Save Mart LOC Reserve:	$0	Springing	NAP	LTV Ratio at Maturity(1):	32.3%
Sources and Uses
Sources			Uses
Senior loan amount	$340,000,000	80.0%	Return of Equity(12)	$413,683,950	97.3%
Subordinate loan amount	85,000,000	20.0	Closing Costs	11,288,500	2.7
			Upfront Reserves	27,550	0.0
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%
(1)	The Oak Street NLP Fund Portfolio Mortgage Loan (as defined below) is part of the Oak Street NLP Fund Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $425,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Oak Street NLP Fund Portfolio Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the Oak Street NLP Fund Portfolio Whole Loan are $66, $66, 2.30x, 2.16x, 14.3%, 13.5%, 14.3%, 13.5%, 40.4% and 40.4%, respectively.
(2)	The Borrower Sponsors and Guarantors are Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP.
(3)	At any time after the earlier of (i) February 23, 2027 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Oak Street NLP Fund Portfolio Whole Loan to be securitized, the borrowers have the right to defease the Oak Street NLP Fund Portfolio Whole Loan in whole or in part. Additionally, the borrowers may prepay the Oak Street NLP Fund Portfolio Whole Loan with 10 days’ notice on or after September 11, 2027.
(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows” section below.
(6)	Property condition reports dated between January 3, 2023 and January 25, 2023 identified immediate repairs in the aggregate amount of approximately $2,205,183, which are the responsibility of the tenants and which only the life safety and ADA repairs were reserved for.
(7)	See “Portfolio Summary” table below.
(8)	The Oak Street NLP Fund Portfolio is 100.0% leased and 96.2% physically occupied.
(9)	Historical occupancy and NOI are unavailable, as the Oak Street NLP Fund Portfolio Properties (as defined below) were acquired by the borrowers between May 2019 and August 2022, and such information was not provided by the seller.
(10)	The individual appraisal valuation dates range from December 12, 2022 and January 3, 2023.
(11)	Represents partial year financial information for 8 assets acquired in 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%
(12)	The Oak Street NLP Fund Portfolio Properties were acquired between May 2019 and August 2022 and were previously unencumbered.

The Mortgage Loan. The second largest mortgage loan (the “Oak Street NLP Fund Portfolio Mortgage Loan”) is part of a whole loan (the “Oak Street NLP Fund Portfolio Whole Loan”) that is evidenced by seven pari passu senior promissory notes in the aggregate original principal amount of $340,000,000 (collectively, the “Oak Street NLP Fund Portfolio Senior Loan”) and two pari passu subordinate promissory notes in the aggregate original principal amount of $85,000,000 (collectively, the “Oak Street NLP Fund Portfolio Subordinate Companion Loan”). The Oak Street NLP Fund Portfolio Whole Loan was co-originated on February 23, 2023, by Wells Fargo Bank, National Association (“WFB”) and KeyBank National Association (“KeyBank”). The Oak Street NLP Fund Portfolio Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interests in retail, office and industrial properties comprising 6,320,757 square feet and a leasehold interest in a 149,631 square foot retail property, collectively located across eight states (collectively, the “Oak Street NLP Fund Portfolio Properties” and, individually each, a “Oak Street NLP Fund Portfolio Property”). The Oak Street NLP Fund Portfolio Mortgage Loan is evidenced by the non-controlling promissory notes A-2, A-3, and A-4 in the aggregate original principal amount of $97,500,000. The remaining promissory notes comprising the Oak Street NLP Fund Portfolio Whole Loan are summarized in the table below. The Oak Street NLP Fund Portfolio Whole Loan is being serviced pursuant to the trust and servicing agreement for the OAKST 2023-NLP securitization trust. The Oak Street NLP Fund Portfolio Senior Loan pari passu notes other than those evidencing the Oak Street NLP Fund Portfolio Mortgage Loan are referred to herein as the “Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool - The Whole Loan - The Non-Serviced AB Whole Loan - The Oak Street NLP Fund Portfolio AB Whole Loan” and “Pooling and Servicing Agreement - Servicing of the Non-Serviced Mortgage Loan - Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan” in the preliminary prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Senior Notes
A-1	$123,500,000	$123,500,000	OAKST 2023-NLP	Yes
A-2	$50,000,000	$50,000,000	BANK5 2023-5YR1	No
A-3	$27,500,000	$27,500,000	BANK5 2023-5YR1	No
A-4	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
A-5	$66,500,000	$66,500,000	OAKST 2023-NLP	No
A-6	$30,000,000	$30,000,000	KeyBank	No
A-7	$22,500,000	$22,500,000	KeyBank	No
Total Senior Notes	$340,000,000	$340,000,000
Subordinate Notes
B-1, B-2	$85,000,000	$85,000,000	OAKST 2023-NLP	No
Total (Whole Loan)	$425,000,000	$425,000,000

The Borrowers and Borrower Sponsors. The borrowers are BGCT001 LLC, BIGDUOK001 LLC, BIGTRPA001 LLC, Save Mart Portfolio Owner NLP CA LLC, Save Mart Portfolio Owner NLP NV LLC, NSDBRFL001 LLC, BCDC Portfolio Owner LLC, BCHQ Owner LLC and NAICHOK001 LLC, each a single-purpose, Delaware limited liability company with two independent directors.

The borrower sponsors are Blue Owl Capital, Inc. (“Blue Owl”) and Oak Street Real Estate Capital, LLC (“Oak Street”) and the non-recourse carveout guarantors are Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP.

Founded in 2009 by Marc Zahr, Oak Street is a Chicago-based real estate private equity firm. Oak Street currently has approximately $21.1 billion in assets under management, owns over 1,535 real estate assets and has completed over 160 transactions since its inception. Oak Street focuses on acquiring properties that are net-leased to investment grade and creditworthy tenants and provides strategic capital solutions that are subject to a target long-term lease of over 15 years. Oak Street was purchased in 2021 by Blue Owl (NYSE: OWL), an alternative asset manager with over $138.0 billion of assets under management.

The Properties. The Oak Street NLP Fund Portfolio Properties comprise 31 retail properties, seven industrial properties and four office properties totaling 6,470,388 square feet that are located across eight states. The Oak Street NLP Fund Portfolio Properties are located in California (27 properties, 28.6% of net rentable area), Oklahoma (two properties, 22.5% of net rentable area), Pennsylvania (one property, 20.0% of net rentable area), Florida (six properties, 11.7% of net rentable area), Georgia (one property, 8.3% of net rentable area), North Carolina (one property, 5.7% of net rentable area), Nevada (three properties, 2.3% of net rentable area), and Connecticut (one property, 0.9% of net rentable area).

Built between 1912 and 2019 with 16 properties renovated between 1954 and 2022, the Oak Street NLP Fund Portfolio Properties range in size from 8,270 square feet to 1,296,562 square feet.

The Oak Street NLP Fund Portfolio Properties are net leased to six tenants: Save Mart Supermarkets (“Save Mart”), Big Lots, Inc. (“Big Lots”), W.S. Badcock Corporation (“Badcock”), Chandler Insurance Company, LTD., Nation Motor Club, LLC (“Nation Motor Club”) and Big Y Foods, Inc. (“Big Y”), all of which are subject to eight triple net leases. All of the Oak Street NLP Fund Portfolio Properties, have leases expiring after the stated maturity date of the Oak Street NLP Fund Portfolio Whole Loan with a weighted average lease term of 18.5 years. No tenants have termination options. As of March 1, 2023, the Oak Street NLP Fund Portfolio Properties are 100.0% leased and 96.2% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the Oak Street NLP Fund Portfolio Properties:

Portfolio Summary

Property Name	Allocated Whole Loan Cut-Off Balance	% of Portfolio Cut-off Date Balance	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI
Big Lots - Tremont, PA	$68,510,000	16.1%	Industrial	2000 / NAP	1,294,548	$169,430,000	40.4%	14.0%
Big Lots - Durant, OK	$55,780,000	13.1%	Industrial	2003 / NAP	1,296,562	$138,000,000	40.4%	14.3%
Badcock - LaGrange, GA	$24,360,000	5.7%	Industrial	2015 / NAP	537,855	$60,250,000	40.4%	6.1%
Badcock - Mebane, NC	$17,990,000	4.2%	Industrial	2004 / 2019	369,420	$44,500,000	40.4%	4.5%
Badcock - Mulberry, FL	$17,530,000	4.1%	Industrial	1991 / 2002	371,240	$43,360,000	40.4%	4.8%
NAICO - Chandler, OK	$16,660,000	3.9%	Office	1920 / 2022	158,430	$41,200,000	40.4%	4.1%
Save Mart Supermarkets - San Pablo, CA(2)	$14,070,000	3.3%	Retail	1973 / NAP	109,876	$34,800,000	40.4%	3.3%
Nation Safe Driver - Boca Raton, FL	$13,610,000	3.2%	Office	1981 / 2022	139,785	$33,660,000	40.4%	3.6%
Save Mart Supermarkets - Fresno, CA (4)(2)	$12,860,000	3.0%	Retail	1981 / 2007-2008	186,652	$31,800,000	40.4%	3.2%
Save Mart Supermarkets - El Cerrito, CA	$10,690,000	2.5%	Retail	2001 / NAP	66,778	$26,430,000	40.4%	2.4%
Save Mart Supermarkets - Stockton, CA(3)	$10,140,000	2.4%	Retail	1978 / 2001	119,916	$25,080,000	40.4%	2.5%
Save Mart Supermarkets - Modesto, CA (4)	$9,280,000	2.2%	Retail	2001 / NAP	54,605	$22,960,000	40.4%	2.2%
Save Mart Supermarkets - Grass Valley, CA	$9,010,000	2.1%	Retail	1990 / NAP	43,737	$22,290,000	40.4%	1.9%
Save Mart Supermarkets - Fresno, CA (5)(2)	$8,940,000	2.1%	Retail	1978 / 2015	148,270	$22,100,000	40.5%	2.0%
Save Mart Supermarkets - Ceres, CA(2)	$8,270,000	1.9%	Retail	1980 / 2004	116,789	$20,450,000	40.4%	1.8%
Save Mart Supermarkets - Bakersfield, CA	$8,090,000	1.9%	Retail	1979 / NAP	68,337	$20,010,000	40.4%	1.8%
Big Y - Milford, CT	$8,010,000	1.9%	Retail	2019 / NAP	55,000	$19,800,000	40.5%	1.5%
Save Mart Supermarkets - Sparks, NV (2)	$7,210,000	1.7%	Retail	1999 / 2018	52,368	$17,830,000	40.4%	1.6%
Save Mart Supermarkets - Tracy, CA	$7,080,000	1.7%	Retail	1997 / NAP	61,660	$17,500,000	40.5%	1.5%
Save Mart Supermarkets - Folsom, CA(1)	$6,920,000	1.6%	Retail	1990 / NAP	49,769	$17,110,000	40.4%	1.4%
Save Mart Supermarkets - Tracy, CA (2)(3)(4)	$6,780,000	1.6%	Retail	1966 / NAP	149,631	$16,780,000	40.4%	2.7%
Save Mart Supermarkets - Napa, CA(2)	$6,170,000	1.5%	Retail	1969 / 1989	51,845	$15,250,000	40.5%	1.4%
Badcock - Mulberry, FL (4)	$5,700,000	1.3%	Industrial	1964 / 1992	184,000	$14,100,000	40.4%	1.7%
Save Mart Supermarkets - Chico, CA	$5,350,000	1.3%	Retail	1989 / 2001	42,294	$13,230,000	40.4%	1.1%
Save Mart Supermarkets - Salinas, CA(1)	$5,330,000	1.3%	Retail	1998 / 2012	62,565	$13,170,000	40.5%	1.2%
Save Mart Supermarkets - Kingsburg, CA	$5,260,000	1.2%	Retail	1999 / NAP	41,368	$13,000,000	40.5%	1.1%
Save Mart Supermarkets - Clovis, CA (3)	$5,220,000	1.2%	Retail	2002 / NAP	50,918	$12,900,000	40.5%	1.1%
Save Mart Supermarkets - Clovis, CA (2)	$4,850,000	1.1%	Retail	1984 / 2002	52,576	$11,990,000	40.5%	1.0%
Save Mart Supermarkets - Vacaville, CA (2)	$4,790,000	1.1%	Retail	1988 / NAP	42,630	$11,840,000	40.5%	1.0%
Save Mart Supermarkets - Elk Grove, CA	$4,730,000	1.1%	Retail	1994 / NAP	45,642	$11,700,000	40.4%	1.0%
Save Mart Supermarkets - Manteca, CA	$4,380,000	1.0%	Retail	1984 / NAP	35,312	$10,820,000	40.5%	1.1%
Save Mart Supermarkets - Fresno, CA (3)	$4,150,000	1.0%	Retail	1994 / NAP	58,360	$10,260,000	40.4%	0.9%
Save Mart Supermarkets - Lodi, CA	$4,100,000	1.0%	Retail	1996 / NAP	50,342	$10,150,000	40.4%	0.9%
Save Mart Supermarkets - Sparks, NV	$3,880,000	0.9%	Retail	1993 / NAP	47,404	$9,600,000	40.4%	0.8%
Save Mart Supermarkets - Carson City, NV	$3,660,000	0.9%	Retail	1995 / NAP	52,079	$9,060,000	40.4%	0.8%
Save Mart Supermarkets - Oakland, CA(1)	$3,390,000	0.8%	Retail	1965 / NAP	21,258	$8,380,000	40.5%	0.7%
Save Mart Supermarkets - Coalinga, CA	$3,280,000	0.8%	Retail	2006 / NAP	49,749	$8,100,000	40.5%	0.8%
Save Mart Supermarkets - Marysville, CA	$3,240,000	0.8%	Retail	1973 / NAP	30,080	$8,010,000	40.4%	0.7%
Save Mart Supermarkets - Jackson, CA	$2,980,000	0.7%	Retail	1994 / NAP	40,593	$7,370,000	40.4%	0.7%
Badcock - Mulberry, FL (3)	$2,070,000	0.5%	Office	1915 / 1986	42,750	$5,130,000	40.4%	0.6%
Badcock - Mulberry, FL (2)	$430,000	0.1%	Office	1912 / 1954	8,270	$1,060,000	40.6%	0.1%
Badcock - Mulberry, FL (5)	$250,000	0.1%	Industrial	1978 / NAP	9,125	$620,000	40.3%	0.1%
Total/Weighted Average	$425,000,000	100.0%			6,470,388	$1,051,080,000	40.4%	100.0%
(1)	Represents one of three properties where Save Mart subleases its space.
(2)	Represents one of five properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart operates a grocery store and additional in-line space, which Save Mart is responsible for subleasing.
(3)	Represents one of two properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart subleases or intends to sublease botth the anchor space and additional in-line space.
(4)	The anchor space at the Save Mart Supermarkets – Tracy, CA (2) property totaling 44,870 square feet is currently dark.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to retail tenant sales history at Oak Street NLP Fund Portfolio Properties:

Tenant Sales(1)

Property Name	Net Rentable Area (SF)	2018 Sales (PSF)(2)	2019 Sales (PSF)(2)	2020 Sales (PSF)(2)	2021 Sales (PSF)(2)	2022 Sales (PSF)(2)	Occupancy Cost(3)
Save Mart Supermarkets - San Pablo, CA	109,876	$555	$561	$603	$553	$620	6.1%
Save Mart Supermarkets - Fresno, CA (4)	186,652	$425	$419	$477	$443	$479	7.8%
Save Mart Supermarkets - El Cerrito, CA	66,778	$339	$360	$482	$393	$403	5.8%
Save Mart Supermarkets - Stockton, CA	119,916	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Modesto, CA (4)	54,605	$562	$586	$716	$711	$718	3.4%
Save Mart Supermarkets - Grass Valley, CA	43,737	$710	$705	$809	$780	$765	3.6%
Save Mart Supermarkets - Fresno, CA (5)	148,270	$299	$315	$422	$421	$434	5.7%
Save Mart Supermarkets - Ceres, CA	116,789	$512	$570	$698	$702	$652	4.3%
Save Mart Supermarkets - Bakersfield, CA	68,337	$427	$426	$520	$495	$534	3.2%
Big Y - Milford, CT	55,000	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Sparks, NV (2)	52,368	$503	$546	$654	$658	$558	3.4%
Save Mart Supermarkets - Tracy, CA	61,660	$446	$468	$545	$510	$507	3.1%
Save Mart Supermarkets - Folsom, CA	49,769	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Tracy, CA (2)	149,631	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Napa, CA	51,845	$336	$356	$434	$395	$389	6.2%
Save Mart Supermarkets - Chico, CA	42,294	$441	$498	$571	$535	$548	3.1%
Save Mart Supermarkets - Salinas, CA	62,565	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Kingsburg, CA	41,368	$472	$497	$689	$655	$696	2.4%
Save Mart Supermarkets - Clovis, CA (3)	50,918	$401	$414	$538	$498	$506	2.8%
Save Mart Supermarkets - Clovis, CA (2)(4)	52,576	$303	$329	$432	$396	$410	3.1%
Save Mart Supermarkets - Vacaville, CA (2)	42,630	$339	$356	$445	$419	$413	3.6%
Save Mart Supermarkets - Elk Grove, CA	45,642	$339	$356	$463	$449	$473	2.9%
Save Mart Supermarkets - Manteca, CA	35,312	$429	$470	$585	$535	$565	3.3%
Save Mart Supermarkets - Fresno, CA (3)(4)	58,360	$288	$291	$341	$325	$337	2.9%
Save Mart Supermarkets - Lodi, CA	50,342	$304	$325	$418	$485	$484	2.2%
Save Mart Supermarkets - Sparks, NV	47,404	$283	$303	$364	$356	$388	2.8%
Save Mart Supermarkets - Carson City, NV	52,079	$231	$245	$294	$274	$305	3.0%
Save Mart Supermarkets - Oakland, CA	21,258	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Coalinga, CA	49,749	$271	$281	$341	$361	$398	2.4%
Save Mart Supermarkets - Marysville, CA	30,080	$395	$424	$582	$628	$639	2.2%
Save Mart Supermarkets - Jackson, CA	40,593	$214	$235	$320	$303	$307	3.3%
Total/Weighted Average	2,058,403	$400	$419	$510	$490	$502	4.3%
(1)	Information obtained from the borrower, which was provided by the tenant.
(2)	Sales PSF are calculated based on the Save Mart sales from the grocery store operated at the site and the square footage occupied by the corresponding grocery store.
(3)	Occupancy Cost is based on the underwritten base rent paid by Save Mart on the entire center divided by the 2022 sales from the grocery store operated at the site. The Save Mart underwritten base rent used in the calculation has not been adjusted for the additional in-line space at the five centers where Save Mart is responsible for subleasing the in-line space.
(4)	Represents one of five properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart operates a grocery store and additional in-line space, which Save Mart is responsible for subleasing.

Major Tenants.

Save Mart (2,003,403 square feet; 31.0% of net portfolio rentable area; 44.4% of portfolio underwritten base rent). Save Mart is a grocery chain that operates 200 stores under the banners of Save Mart, Lucky California and FoodMaxx throughout California and Nevada. Save Mart was acquired by Kingswood Capital Management LP (“Kingswood”) in March 2022. 30 of the properties within the Oak Street NLP Fund Portfolio are leased to Save Mart under a master lease (“Save Mart Master Lease Properties”), which expires on November 30, 2044 with no termination options and 1, 5-year renewal option and 1, 5-year and 11 month renewal option (the “Save Mart Master Lease”). 25 of the 30 properties have a Save Mart operated grocery story as the anchor tenant. The 25 stores report weighted average 2022 sales of $497 per square foot with a weighted average occupancy cost of 3.8%. Of the remaining five properties, Save Mart subleased four anchor locations and is in discussions for a potential sublease for one vacant space. Seven of the 30 properties cover the entire center where Save Mart occupies only the anchor space and is responsible for subleasing the remaining in-line space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

In connection with Kingswood’s acquisition of Save Mart, Kingswood was required to provide a letter of credit (the “Save Mart LOC”) in an amount equal to 18 months of the then base rent under the Save Mart Master Lease. Pease see “Reserves” section below.

Big Lots (2,591,110 square feet; 40.0% of net portfolio rentable area; 28.4% of portfolio underwritten base rent). Big Lots (NYSE: BIG) is a Columbus, Ohio based discount retailer that operated 1,431 stores across 47 states, in addition to an e-commerce platform, as of January 29, 2022. The company sells a variety of brand name products across seven merchandise categories: Food; Consumables; Soft Home; Hard Home; Furniture; Seasonal; and Apparel, Electronics, & Other – all within the discount retail segment. Two of the industrial properties within the Oak Street NLP Fund Portfolio Properties are leased to Big Lots through June 30, 2040. The Big Lots – Durant, OK property has 10, 5-year renewal options and the Big Lots – Tremont, PA property has one, 5-year, one, 4-year, and eight, 5-year renewal options. The tenant does not have any termination options under either lease.

Badcock (1,522,660 square feet; 23.5% of net portfolio rentable area; 17.9% of portfolio underwritten base rent). Founded in 1904, Badcock is a home furnishing company that operates 383 stores in 8 southeastern states. On November 22, 2021, Franchise Group, Inc. (NASDAQ: FRG) acquired Badcock in an all cash transaction valued at approximately $580.0 million. Seven of the properties within the Oak Street NLP Fund Portfolio Properties are leased to Badcock (the “Badcock Properties”), including five industrial properties totaling 1,471,640 square feet (22.7% of net portfolio rentable area; 96.6% of Badcock Properties net rentable area) and two office properties totaling 51,020 square feet (0.8% of net portfolio rentable area; 3.4% of Badcock Properties net rentable area). Three of the Badcock Properties totaling 1,278,515 square feet are subject to a master lease through June 30, 2039 and four of the Badcock Properties totaling 244,145 square feet are subject to a master lease through August 31, 2039; each has 3, 5-year renewal options and no termination options.

The following table presents certain information relating to the major tenants at the Oak Street NLP Fund Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(1)	Annual U/W Base Rent PSF(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Save Mart Supermarkets(2)	NR / NR / NR	30	2,003,403	31.0%	$28,565,196	$14.26	44.4%	11/30/2044	Various(3)	N
Big Lots	NR / NR / NR	2	2,591,110	40.0%	$18,291,830	$7.06	28.4%	6/30/2040	Various(4)	N
Badcock	NR / NR / NR	7	1,522,660	23.5%	$11,503,050	$7.55	17.9%	Various(5)	3, 5-year	N
Chandler Insurance Company, LTD.	NR / NR / NR	1	158,430	2.4%	$2,607,191	$16.46	4.1%	8/31/2039	5, 10-year	N
Nation Motor Club, LLC	NR / NR / NR	1	139,785	2.2%	$2,379,995	$17.03	3.7%	12/31/2041	2, 5-year	N
Big Y Foods, Inc.	NR / NR / NR	1	55,000	0.9%	$990,000	$18.00	1.5%	12/31/2039	4, 5-year	N
Total Major Tenants		42	6,470,388	100.0%	$64,337,263	$9.94	100.0%

Vacant Space(6)			0	0.0%

Collateral Total			6,470,388	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2023 totaling $1,143,912.
(2)	Save Mart Supermarkets has subleased three freestanding properties totaling 133,592 square feet to various tenants. At five of the Save Mart Master Lease Properties totaling 613,432 square feet, the lease covers the entire center where Save Mart occupies only the anchor space (248,811 square feet) and has subleased the in-line space (364,621 square feet) to various tenants. At two of the Save Mart Master Lease Properties totaling 269,547 square feet, the lease covers the entire center where Save Mart has subleased or intends to sublease both the anchor space (88,934 square feet, which includes dark anchor space at Save Mart Supermarket – Tracy, CA (2) totaling 44,870 square feet) and the in-line space (180,613 square feet) to various tenants.
(3)	The Save Mart Supermarkets Master Lease has one, 5-year renewal option and one, 5-year, 11 month renewal option.
(4)	The Big Lots – Durant, OK property has 10, 5-year renewal options and the Big Lots – Tremont, PA property has one, 5-year, one, 4-year, and eight, 5- year renewal options.
(5)	Three of the Badcock Properties totaling 1,278,515 square feet are subject to a master lease through June 30, 2039 and four of the Badcock Properties totaling 244,145 square feet are subject to a master lease through August 31, 2039.
(6)	The Oak Street NLP Fund Portfolio is 100.0% leased and 96.2% physically occupied. There is one dark anchor space at Save Mart Supermarket – Tracy, CA (2) totaling 44,870 square feet in addition to 197,957 square feet of vacant in-line space, which Save Mart is responsible for subleasing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the lease rollover schedule at the Oak Street NLP Fund Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	42	6,470,388	100.0%	6,470,388	100.0%	$64,337,263	100.0%	$9.94
Vacant	0	0	0.0%	6,470,388	100.0%	$0	0.0%	$0.00
Total/Weighted Average	42	6,470,388	100.0%			$64,337,263	100.0%	$9.94
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2023 totaling $1,143,912.

The following table presents historical occupancy percentages at the Oak Street NLP Fund Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2022(1)	3/1/2023(2)(3)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the Oak Street NLP Fund Portfolio Properties were acquired by the borrowers between May 2019 and August 2022, and such information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.
(3)	The portfolio is 100.0% leased and 96.2% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Oak Street NLP Fund Portfolio Properties:

Cash Flow Analysis(1)

	2022(2)	U/W	%(3)	U/W $ per SF
Base Rent	$55,257,111	$63,193,350	72.5%	$9.77
Rent Steps(4)	0	1,143,912	1.3	0.18
Gross Potential Rent	$55,257,111	$64,337,263	73.8%	$9.94
Total Recoveries	0	22,817,084	26.2	3.53
Net Rental Income	$55,257,111	$87,154,347	100.0%	$13.47
(Vacancy & Credit Loss)	0	(4,357,717)(5)	(6.8)	(0.67)
Effective Gross Income	$55,257,111	$82,796,630	95.0%	$12.80

Real Estate Taxes	$0	$10,275,349	12.4%	$1.59
Insurance	0	1,634,692	2.0	0.25
Management Fee	0	827,966	1.0	0.13
Ground Rent	0	646,320	0.8	0.10
Other Operating Expenses	0	8,605,616	10.4	1.33
Total Operating Expenses	$0	$21,989,943	26.6%	$3.40

Net Operating Income	$55,257,111	$60,806,687	73.4%	$9.40
Replacement Reserves	0	1,413,262	1.7	0.22
TI/LC	0	2,134,710	2.6	0.33
Net Cash Flow	$55,257,111	$57,258,714	69.2%	$8.85

NOI DSCR(6)	2.61x	2.87x
NCF DSCR(6)	2.61x	2.71x
NOI Debt Yield(6)	16.3%	17.9%
NCF Debt Yield(6)	16.3%	16.8%
(1)	Historical operating statements are not available, as the borrowers acquired the Oak Street NLP Fund Portfolio Properties between May 2019 and August 2022, and such information was not provided by the sellers.
(2)	Represents partial year financial information for 8 assets acquired in 2022.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Represents contractual rent steps through December 2023.
(5)	The underwritten economic vacancy is 5.0%. The Oak Street NLP Fund Portfolio Properties were 100.0% leased as of March 1, 2023.
(6)	The debt service coverage ratios and debt yields are based on the Oak Street NLP Fund Portfolio Senior Loan, and exclude the Oak Street NLP Fund Portfolio Subordinate Companion Loan.

Appraisal. According to the appraisals dated between December 12, 2022 and January 3, 2023 the Oak Street NLP Fund Portfolio Properties had an aggregate “As-is” value of $1,051,080,000.

Environmental Matters. The Phase I environmental site assessments for the Oak Street NLP Fund Portfolio Properties dated from January 4, 2023 to January 27, 2022 identified recognized environmental conditions at the following 12 properties: Save Mart Supermarkets - Fresno, CA (4), Save Mart Supermarkets - Stockton, CA, Save Mart Supermarkets - Fresno, CA (5), Save Mart Supermarkets - Bakersfield, CA, Save Mart Supermarkets - Tracy, CA (2), Save Mart Supermarkets - Napa, CA, Save Mart Supermarkets - Vacaville, CA (2), Save Mart Supermarkets - Fresno, CA (3), Save Mart Supermarkets - Lodi, CA, Save Mart Supermarkets - Oakland, CA, Badcock - Mulberry, FL (3) and Badcock - Mulberry, FL (5). The environmental consultant did not recommend further investigation of the Save Mart Supermarkets – Lodi, CA property and recommended that Phase II environmental site assessments (“Phase II ESAs”) be performed at the remaining 11 properties. In lieu of Phase II ESAs, the lender obtained a lender’s environmental insurance policy and opinions of probable cost in the event that any remediation was necessary in the future, which identified at a 90-95% confidence interval that any aggregate remediation would not exceed approximately $13,900,000.

No recognized environmental conditions were identified at the remaining 30 Oak Street NLP Fund Portfolio Properties. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – The Oak Street NLP Fund Portfolio Whole Loan documents do not require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months; provided no Cash Trap Event Period (as defined below under “Lockbox and Cash Management”) has occurred and is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

Insurance – The Oak Street NLP Fund Portfolio Whole Loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided no event of default is continuing, no Cash Trap Event Period is continuing, the borrower maintains insurance coverage for the Oak Street NLP Fund Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Deferred Maintenance Reserve – The Oak Street NLP Fund Portfolio Whole Loan documents require an upfront reserve of $27,550 for immediate repairs.

Save Mart LOC Reserve – The Oak Street NLP Fund Portfolio Whole Loan documents require that, upon the borrower drawing on the Save Mart LOC for any portion of the amount available, the borrowers will be required to direct the LOC Issuer (as defined below) to deposit such amounts directly with lender and send written notice to the Save Mart Master Tenant requiring that they deposit an amount in cash sufficient to replenish the security deposit to its original amount with the borrowers.

The current Save Mart LOC is in the amount of $41,805,053 and was issued by Wells Fargo Bank, N.A. (“LOC Issuer”). The LOC Issuer has agreed to a consent of assignment of proceeds and will direct any draws under the Save Mart LOC to an account controlled by the lender.

Lockbox and Cash Management. The Oak Street NLP Fund Whole Loan is structured with a hard lockbox and in-place cash management. The borrowers are required to direct the tenants to pay rent directly into the lockbox account. Periodically, funds in the lockbox will be transferred into the cash management account, to be applied in accordance with the cash flow waterfall required in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, after satisfaction of the cash flow waterfall, all excess cash flow will be disbursed to the borrowers. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; and
(ii)	the net operating income debt yield (“NOI DY”) being less than 11.75% (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), (a) the NOI DY being equal to or greater than 11.75% for two consecutive calendar quarters, (b) sufficient excess cash flow has been trapped by lender such that, if such amounts were applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, it would result in an NOI DY of at least 11.75% (without the two consecutive quarter requirement), (c) the borrowers deposit cash collateral with lender in an amount which, if applied as a principal prepayment of the Oak Street NLP Fund Whole Loan, would result in an NOI DY of at least 11.75%(without the two consecutive quarter requirement), or (d) the borrowers deliver to lender a letter of credit in an amount which, if applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, would result in an NOI DY of at least 11.75%.

Property Management. The Oak Street NLP Fund Portfolio Properties are self-managed by the tenants.

Partial Release. After the lockout release date, the borrowers may obtain the release of any of the Oak Street NLP Fund Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) partial defeasance of the Oak Street NLP Fund Portfolio Whole Loan in an amount equal to the greater of (a) the Release Price (as defined below), (b) an amount equal to the Release Price plus any additional amount necessary to result in the NOI DY following the release being no less than the greater of 14.73% and the NOI DY immediately prior to the release (the “DY Cure Amount”), and (c) such greater amount as may be required to maintain REMIC requirements; and (iii) if the Oak Street NLP Fund Portfolio Property being released is conveyed to an affiliate of the borrowers, a new non-consolidation opinion.

The “Release Price” is equal to (i) 105% of the original allocated whole loan amount for such individual property that, when aggregated with all prior partial defeasances of individual properties pursuant to this clause (i), would not result in the aggregated allocated whole loan amount of all individual properties theretofore defeased exceeding 10% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, (ii) 110% of the original allocated whole loan amount for such individual property that, when aggregated with all prior partial defeasances of individual properties pursuant to clause (i) and (ii), would not result in the aggregated allocated Oak Street NLP Fund Portfolio Whole Loan amount of all individual properties theretofore defeased exceeding 15% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, (iii) 115% of the original allocated whole loan amount for such individual property that, when aggregated with all prior partial defeasances of individual properties pursuant to clauses (i) – (iii), would not result in the aggregated allocated whole loan amount of all individual properties theretofore defeased exceeding 20% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, and (iv) thereafter, 125% of the original allocated whole loan amount for each such individual property being released.

Default Release. Notwithstanding the foregoing, in the event the lender has given the borrowers notice of a non-monetary event of default under any Oak Street NLP Fund Portfolio Whole Loan documents with respect to any Oak Street NLP Fund Portfolio Property, the borrowers may elect to obtain a release of such Oak Street NLP Fund Portfolio Property (“Default Release”), provided, (i) no event of default is continuing that would not be cured by the release of such Oak Street NLP Fund Portfolio Property and (ii) the borrowers are unable to cure such default after using commercially reasonable efforts to do so. Any such Default Release will be subject to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

delivery of the Release Price amount and partial defeasance of the Oak Street NLP Fund Portfolio Whole Loan instead of the actual prepayment of the Oak Street NLP Fund Portfolio Whole Loan principal balance.

Purchase Option Release. Prior to the lockout release date, solely in connection with the exercise of a Save Mart Purchase Option or a Modesto Purchase Option (as defined below), the borrowers may obtain the release of the applicable Save Mart Purchase Option Property (as defined below) or the Save Mart Supermarkets - Modesto, CA (4) property (the “Modesto Purchase Option Property”, and together with the Save Mart Purchase Option Properties, the “Purchase Option Properties” or each a “Purchase Option Property”), upon satisfaction of the conditions (ii)-(iii) above (in Partial Release) with the additional condition that the borrowers pay the Release Price for such Purchase Option Property, together with the yield maintenance premium in lieu of a partial defeasance event. The borrowers will not be required to satisfy a) the condition that no event of default is continuing in connection with the release of any Purchase Option Property and (b) the requirement to pay down the Debt Yield to 14.73% is capped at a total prepayment equal to 125% of the allocated loan amount for such property.

“Save Mart Purchase Option”. The Save Mart Supermarkets – Jackson, CA property and the Save Mart Supermarkets – El Cerrito, CA property (each a “Save Mart Purchase Option Property” and collectively “Save Mart Purchase Option Properties”) are subject to purchase options with the developer of the remaining portion of each shopping center, in the event such site fails to operate for 6 months in the case of the Save Mart Supermarkets – Jackson, CA property, or for 12 months in the case of the Save Mart Supermarkets – El Cerrito, CA property (each a “Save Mart Purchase Option”). The purchase price under the Save Mart Purchase Options is the fair market value of such Save Mart Purchase Option Property. In the event a Save Mart Purchase Option is exercised, the payment to the lender of the release price for the affected mortgaged property is recourse to the borrowers and the guarantors.

The Save Mart Master Lease provides that, in the event a Save Mart Purchase Option Property fails to operate for more than 2 months (subject to force majeure), with respect to the Save Mart Supermarkets – Jackson, CA property, or 6 months, with respect to site the Save Mart Supermarkets – El Cerrito, CA property, in a manner that, if continued for 6 months (subject to force majeure) with respect to Save Mart Supermarkets – Jackson, CA property or 12 months with respect to the Save Mart Supermarkets – El Cerrito, CA property, would permit the exercise of the applicable Save Mart Purchase Option, then, landlord will have the right to engage another party to operate the applicable site in the manner reasonably necessary to avoid the exercise of the applicable Save Mart Purchase Option.

In the event a Save Mart Purchase Option is exercised with respect to a Save Mart Purchase Option Property, (i) upon consummation of the sale of such Save Mart Purchase Option Property in accordance with the applicable Save Mart Purchase Option, the Save Mart Master Lease will terminate solely with respect to such Save Mart Purchase Option Property; (ii) tenant must reimburse landlord for the documented out-of-pocket third-party transaction costs actually incurred by landlord in connection with such sale; (iii) landlord will receive all proceeds of such sale; and (iv) tenant must pay to landlord an amount equal to the positive difference of (a) the quotient of (x) the product of the allocated rent for such Save Mart Purchase Option Release Property divided by (y) 5% less (b) the total proceeds received by landlord from such sale. Failure to make such payment would result in a default under the Save Mart Master Lease and permit Borrower to draw upon the Save Mart LOC.

“Modesto Purchase Option”. The Save Mart Supermarkets – Modesto, CA (4) property is subject to a purchase option with the developer of the remaining portion of the shopping center, in the event no business is operated on the Save Mart Supermarkets – Modesto, CA (4) for 12 consecutive months (the “Modesto Purchase Option”). The purchase price under the Modesto Purchase Option is the fair market value of the Save Mart Supermarkets – Modesto, CA (4), subject to a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. In the event the Modesto Purchase Option is exercised, the payment to the lender of the release price for the Save Mart Supermarkets – Modesto, CA (4) is recourse to the borrowers and guarantors.

So long as borrowers have made the purchase option prepayment for the applicable Save Mart Purchase Option Property and paid the DY Cure Amount, (i) the requirement to achieve the Release Debt Yield will be deemed satisfied, and (ii) the release of a Save Mart Purchase Option Property after the lockout release date will be consummated as a partial defeasance event.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Oak Street NLP Fund Portfolio Properties also secure the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $242,500,000 and the Oak Street NLP Fund Portfolio Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $85,000,000. The Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loan are coterminous with the Oak Street NLP Fund Portfolio Mortgage Loan. The Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and Oak Street NLP Fund Portfolio Subordinate Companion Loan accrue interest at the same rate as the Oak Street NLP Fund Portfolio Mortgage Loan. The Oak Street NLP Fund Portfolio Mortgage Loan and the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Oak Street NLP Fund Portfolio Subordinate Companion Loan. The holders of the Oak Street NLP Fund Portfolio Mortgage Loan, the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Oak Street NLP Fund Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced AB Whole Loans—The Oak Street NLP Fund Portfolio Pari Passu - AB Whole Loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Various - Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Addresses – Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the Oak Street NLP Fund Portfolio Subordinate Companion Loan:

	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan U/W NCF DSCR	Whole Loan U/W NOI DY	Whole Loan Cutoff Date LTV
Oak Street NLP Fund Portfolio Subordinate Companion Loan	$85,000,000	6.1380%	60	0	60	2.16x	14.3%	40.4%

Ground Lease. The borrowers have an approximately 149,631 square foot ground lease related to the Save Mart – Tracy, CA (2) property from the CDN-CBN, a California general partnership, that is in turn sub-leased to Save Mart under the Save Mart Master Lease. The borrowers are required to pay ground rent of $615,850 to the ground lessor. The ground lease expires December 31, 2064 with two, 10-year renewal options and no termination options.

The borrowers will pay percentage rent to the ground lessor equal to 25% of the increase in the annual gross rents received by the borrowers from all subtenants in excess of the initial gross rent. So long as the Save Mart Master Lease is in place any income attributed to Save Mart Master Lease will be excluded, however any rents actually paid to Save Mart by the subtenants at the Save Mart – Tracy, CA (2) property shall be included in the calculations of gross rent. In 2021, no percentage rent was due as the gross rents on the Save Mart – Tracy, CA (2) property were less than the initial gross rent.

Ground rent for each year is subject to increase by an amount equal to 80% of that portion of percentage rent paid to the ground lessor for the immediately preceding year which is solely and directly attributable to increases in the fixed monthly rent payable by subtenants of the premises.

Rights of First Offer / Rights of First Refusal. The tenant or master tenant at each of the following properties has a right of first refusal (“ROFR”) to purchase the related Oak Street NLP Fund Portfolio Property: Save Mart Master Lease Properties; Big Lots – Tremont, PA; Big Lots – Durant, OK; and Nation Safe Driver – Boca Raton, FL. The tenant or master tenant at each of the following properties has a right of first offer (“ROFO”) to purchase the related Oak Street NLP Fund Portfolio Property: the Badcock Properties and Big Y – Milford, CT. Each ROFO / ROFR is not extinguished by a foreclosure of the related Oak Street NLP Fund Portfolio Property; however, each ROFO / ROFR does not apply to foreclosure or deed-in-lieu thereof or to any subsequent transfer or sale by mortgagee or its nominee. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Letter of Credit. None; however, upon the borrowers drawing on the Save Mart LOC for any portion of the amount available, borrower will be required to direct the LOC Issuer to deposit such amounts directly with lender and send written notice to the Save Mart Master Tenant requiring that they deposit an amount in cash sufficient to replenish the security deposit to its original amount with the borrowers.

Terrorism Insurance. Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the Oak Street NLP Fund Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)). Notwithstanding the foregoing, however, (a) the permitted deductibles for tenant-provided property insurance are $500,000 for Save Mart and $1,000,000 for Big Lots, and (b) only 12-month business interruption coverage is required for Big Lots. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the qualifications set forth in the preamble of to Annex D-1) and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Earthquake Insurance. The seismic reports indicated a probable maximum loss (“PML”) greater than 20.0% for the following properties: the Save Marts Supermarkets – Napa, CA property and the Save Marts Supermarkets – Oakland, CA property. The Oak Street NLP Fund Portfolio Whole Loan documents required earthquake insurance in amounts equal to the 500-year annual aggregate PML as indicated in a portfolio seismic risk analysis for a 500-year return period, for properties with a scenario expected loss (“SEL”) equal to or greater than 19%. Earthquake insurance was obtained for the following properties: Save Mart Supermarkets – Napa, CA, Save Mart Supermarkets – Oakland, CA, and Save Mart Supermarkets - San Pablo, CA. Coverage includes $13,134,341 of earthquake coverage per occurrence and in the aggregate for the three properties with an SEL equal to or greater 19%. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Insurance Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

401-405 Colorado – Austin, TX

Metroplex, PA – Plymouth Meeting, PA

SCHUYLKILL YARDS

The Bulletin Building – Philadelphia, PA

933 First Avenue – King of Prussia, PA

SailPoint

Four Points Centre 3 – Austin, TX

1900 Market – Philadelphia, PA

500 North Gulph – King of Prussia, PA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

No. 3 – Brandywine Strategic Office Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	Wells Fargo Bank, National Association Bank of America, National Association Citi Real Estate Funding Inc.			Single Asset/Portfolio(4):	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	BBB-/A-/BBB			Property Type – Subtype(4):	Office – Various
Original Principal Balance(1):	$81,249,999			Location(4):	Various
Cut-off Date Balance(1):	$81,249,999			Size(4):	1,443,002 SF
% of Initial Pool Balance:	7.9%			Cut-off Date Balance Per SF(1):	$169.78
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$169.78
Borrower Sponsor:	Brandywine Operating Partnership, L.P.			Year Built/Renovated:	Various/Various
Guarantor:	Brandywine Operating Partnership, L.P.			Title Vesting:	Fee / Leasehold
Mortgage Rate:	5.8750%			Property Manager:	Brandywine Management, Inc. (borrower-related)
Note Date:	January 19, 2023			Current Occupancy (As of):	98.1% (Various)
Seasoning:	1 month			YE 2021 Occupancy(5):	96.7%
Maturity Date:	February 6, 2028			YE 2020 Occupancy(5):	93.7%
IO Period:	60 months			YE 2019 Occupancy(5):	88.5%
Loan Term (Original):	60 months			YE 2018 Occupancy(5):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(4)(6):	$617,200,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$427.72
Call Protection:	L(25),YM1(28),O(7)			As-Is Appraisal Valuation Date(6):	Various
Lockbox Type:	Hard / Springing Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI (11/30/2022)(7):	$29,521,698
Additional Debt Type (Balance) (1):	Pari Passu ($163,750,001)			YE 2021 NOI:	$27,577,620
				YE 2020 NOI:	$23,449,062
				YE 2019 NOI:	$19,669,791
				U/W Revenues:	$67,944,892
				U/W Expenses:	$23,839,304
Escrows and Reserves(2)				U/W NOI(7):	$44,105,588
	Initial	Monthly	Cap	U/W NCF:	$40,858,833
Tax Reserve	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.02x / 2.80x
Insurance Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	18.0% / 16.7%
Deferred Maintenance Reserve	$165,113	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.0% / 16.7%
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	39.7%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1)(6):	39.7%
Other Reserve(3)	$26,113,792	Springing	NAP
Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$245,000,000	100.0%	Return of Equity(8):	$209,438,221	85.5%
			Upfront Reserves	26,278,905	10.7
			Closing costs	9,282,874	3.8
Total Sources	$245,000,000	100.0%	Total Uses	$245,000,000	100.0%
(1)	The Brandywine Strategic Office Portfolio Mortgage Loan (as defined below) is part of the Brandywine Strategic Office Portfolio Whole Loan (as defined below), which is evidenced by thirteen pari passu promissory notes with an aggregate principal balance of $245,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W at Maturity based on NOI/NCF, UW DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Brandywine Strategic Office Portfolio Whole Loan.
(2)	See “Escrows” below for further discussion of reserve information.
(3)	Other Reserves consist of an Outstanding TI/LC Obligations Reserve ($23,692,032), a portion of which ($11,039,869) was delivered in the form of letters of credit, Outstanding Gap Rent Obligations Reserve ($1,376,789) and Outstanding Free Rent Obligations Reserve ($1,044,971). Other ongoing reserves consist of a springing ground rent reserve.
(4)	See the table entitled “Brandywine Strategic Office Portfolio Summary” below for further information.
(5)	Construction of the 401-405 Colorado Property was completed in 2021 and such property has been excluded from YE 2021, YE 2020, YE 2019, and YE 2018 occupancy calculations.
(6)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties (as defined below) which includes a 4.15% premium over the aggregate of the individual property values. According to the individual appraisals dated between November 2, 2022 and November 4, 2022, the aggregate appraised value of the individual properties equals $592,600,000 and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.3%.
(7)	The increase between U/W NOI and TTM NOI (11/30/2022) is due in part to the completion of construction of the 401-405 Colorado Property (Property (as defined below) names used herein are as defined in the table entitled “Brandywine Strategic Office Portfolio Summary” below) in 2021. The majority of leases at the 401-405 Colorado Property commenced either in the second half of 2022 or will commence in 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%
(8)	The Brandywine Strategic Office Portfolio Properties were previously unencumbered. The proceeds from the Brandywine Strategic Office Portfolio Whole Loan will be used by the borrower sponsor for corporate purposes. The borrower sponsor’s total cost basis in the Brandywine Strategic Office Portfolio Properties as of September 30, 2022 was approximately $415,499,641.

The Mortgage Loan. The third largest mortgage loan (the “Brandywine Strategic Office Portfolio Mortgage Loan”) is part of a whole loan (the “Brandywine Strategic Office Portfolio Whole Loan”) that is evidenced by thirteen pari passu promissory notes in the aggregate original principal amount of $245,000,000 and secured by first priority fee or leasehold mortgages encumbering a portfolio of seven office properties totaling approximately 1,443,002 square feet, located in the Philadelphia and Austin office markets (each a “Property” and collectively, the “Brandywine Strategic Office Portfolio Properties”). The Brandywine Strategic Office Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Bank of America, N.A., Wells Fargo Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”). The Brandywine Strategic Office Portfolio Mortgage Loan is evidenced by the non-controlling notes A-4 and A-5, originated by Bank of America, N.A., notes A-7 and A-8, originated by Wells Fargo Bank, National Association, and notes A-10 and A-11-2 contributed by Citi Real Estate Funding Inc. with an aggregate original principal balance of $81,249,999. The controlling note A-1-1 in the original principal amount of $47,000,000 was contributed to the FIVE 2023-V1 securitization trust and is serviced under the pooling and servicing agreement for the FIVE 2023-V1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Brandywine Strategic Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$47,000,000	$47,000,000	FIVE 2023-V1	Yes
A-1-2	$23,000,000	$23,000,000	Barclays	No
A-2	$15,750,001	$15,750,001	Barclays	No
A-3	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-4	$18,083,333	$18,083,333	BANK5 2023-5YR1	No
A-5	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-6	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-7	$18,083,333	$18,083,333	BANK5 2023-5YR1	No
A-8	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-9	$20,000,000	$20,000,000	FIVE 2023-V1	No
A-10	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
A-11-1	$8,000,000	$8,000,000	FIVE 2023-V1	No
A-11-2	$5,083,333	$5,083,333	BANK5 2023-5YR1	No
Total	$245,000,000	$245,000,000

The Borrowers and Borrower Sponsor. The borrowers are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC, each a Delaware limited partnership, Pennsylvania limited partnership or Delaware limited liability company and each a special purpose entity with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Brandywine Operating Partnership, L.P., which is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States, with a market capitalization of approximately $1.0 billion. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 164 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline. Nearly 15 years ago, BRT entered the Austin market with the acquisition of Prentiss Properties and has since expanded its Austin portfolio to nearly 4 million square feet. In addition, BRT is currently developing a 66-acre master-planned, mixed-use community known as Uptown ATX in North Central Austin, Texas.

The Properties. The Brandywine Strategic Office Portfolio Properties consist of the five fee properties (66.1% of net rentable area) and two leasehold properties (33.9% of net rentable area) totaling 1,443,002 square feet located in the Philadelphia, Pennsylvania (five properties, 74.3% of net rentable area) and Austin, Texas (two properties, 25.7% of net rentable area) office markets. The Brandywine Strategic Office Portfolio Properties were built or renovated, on average, in 2020 and five assets (60.0% of net rentable area) were built or renovated in 2017 or later.

BRT was involved with the construction and development of four of the seven Brandywine Strategic Office Portfolio Properties, the Metroplex, PA Property, the 933 First Avenue Property, the Four Points Centre 3 Property and the 401-405 Colorado Property, which were completed between 2001 and 2021 and had a combined cost basis of approximately $214.1 million as of September 30, 2022. The remaining three of the seven Brandywine Strategic Office Portfolio Properties, the 500 North Gulph Property, the 1900 Market Property and The Bulletin Building Property (the “Acquisition Properties”), were acquired by BRT in 1996, 2012 and 2017, respectively, for a combined cost of $55.9 million. Following the acquisitions, BRT invested heavily in the Acquisition Properties, renovating each between 2015 and 2020. As of September 30, 2022, BRT’s cost basis of the Acquisition Properties was $201.4 million, implying an investment since acquisition of approximately $145.5 million, equal to 2.6 times BRT’s initial investment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

As of December 21, 2022, the Brandywine Strategic Office Portfolio Properties were 98.1% leased, four of the seven Brandywine Strategic Office Portfolio Properties were 100.0% leased and no property was less than 90.1% leased. The Brandywine Strategic Office Portfolio Properties benefit from a granular rent roll, with no tenant outside of the top three representing more than 7.7% of net rentable area or 7.8% of underwritten base rent. The Brandywine Strategic Office Portfolio Properties have had strong leasing momentum throughout the COVID-19 pandemic, with 39.7% of leases by underwritten base rent commencing after March 2020 and a weighted average lease start date of June 2019 across the Brandywine Strategic Office Portfolio Properties. This recent leasing results in a weighted average remaining lease term of 9.4 years. Only 5.2% of underwritten base rent and 6.1% of net rentable area expire during the Brandywine Strategic Office Portfolio Whole Loan term and no more than 4.4% of net rentable area or 3.0% of underwritten base rent expires during any one year during the same period.

Investment grade companies or their subsidiaries account for 59.5% of underwritten base rent across the Brandywine Strategic Office Portfolio Properties, including five of the top ten tenants accounting for 62.9% of top ten underwritten base rent. In addition to investment grade companies and their subsidiaries, the Brandywine Strategic Office Portfolio Properties are leased to a diverse mix of legal, tech and financial services tenants, including SailPoint Technologies, Inc. (9.0% of underwritten base rent) and Bain & Company, Inc. (4.7% of underwritten base rent).

The following table presents certain information relating to the Brandywine Strategic Office Portfolio Properties:

Brandywine Strategic Office Portfolio Summary
Property Name Address	Property Sub-Type	Allocated Whole Loan Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	SF	UW NOI	% UW NOI	Appraised Value(1)	% of Appraised Value(1)
401-405 Colorado(2) 401-405 Colorado Street Austin, TX 78701	CBD	$62,688,000	25.6%	2021/NAP	205,803	$10,232,483	23.2%	$138,000,000	22.4%
1900 Market 1900 Market Street Philadelphia, PA 19103	CBD	$61,703,000	25.2%	1981/2015	456,922	$11,762,099	26.7%	$159,100,000	25.8%
The Bulletin Building(2) 3025 Market Street Philadelphia, PA 19104	CBD	$49,429,000	20.2%	1953/2018-2020	282,709	$7,970,910	18.1%	$113,100,000	18.3%
Four Points Centre 3 11120 Four Points Drive Austin, TX 78726	Suburban	$23,044,000	9.4%	2019/NAP	164,818	$4,619,849	10.5%	$67,800,000	11.0%
500 North Gulph(3) 500 North Gulph Road King of Prussia, PA 19406	Suburban	$16,121,000	6.6%	1979/2019	100,820	$3,315,752	7.5%	$38,100,000	6.2%
Metroplex, PA 4000 Chemical Road Plymouth Meeting, PA 19462	Suburban	$16,055,000	6.6%	2007/NAP	120,877	$2,976,914	6.7%	$38,600,000	6.3%
933 First Avenue(4) 933 First Avenue King of Prussia, PA 19406	Suburban	$15,960,000	6.5%	2001/2018	111,053	$3,227,580	7.3%	$37,900,000	6.1%
Total		$245,000,000			1,443,002	$44,105,588	100.0%	$617,200,000
(1)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties which includes a 4.15% premium over the aggregate of the individual property values.
(2)	The 401-405 Colorado Property and The Bulletin Building Property are secured by ground leases. See “Ground Lease” below.
(3)	The individual “as-is” appraised value of the 500 North Gulph Property assumes the assignment and extension of the CSL Behring L.L.C. lease is successfully executed. The lender UW reflects the CSL Behring L.L.C lease. See “Major Tenants” below for further information.
(4)	The 933 First Avenue Property is subject to a condominium regime with an adjacent building. Each building comprises a 50% voting interest in the related condominium association. See ”Description of the Mortgaged Property—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

Major Tenants.

Independence Blue Cross, LLC (227,974 square feet, 15.8% of net rentable area, 16.0% of underwritten base rent). Independence Blue Cross, LLC (“Independence Blue Cross”) is a health insurance company headquartered in southeastern Pennsylvania, serving eight million people nationwide. Independence Blue Cross is an independent licensee of the Blue Cross Blue Shield Association, a federation of 36 independent and locally operated companies that provide health insurance to more than 106 million people. Independence Blue Cross offers coverage for national businesses, large employer groups and small businesses, as well as Medicare supplemental and Medicare Advantage products, Medicaid and vision and dental coverage. Independence Blue Cross is a subsidiary of Elevance Health, Inc. (formerly Anthem, Inc., NYSE: ELV). Elevance Health Inc. is the largest insurer in the U.S. by medical membership, with 47.2 million members. Elevance Health Inc. was ranked 20th on the 2022 Fortune 500 and is rated Baa2 / BBB / A by Moody’s, Fitch and S&P, respectively. Independence Blue Cross leases space at the 1900 Market Property, across the street from its headquarters at 1901 Market Street, under a lease that expires in April 2034 with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Spark Therapeutics, Inc. (183,208 square feet, 12.7% of net rentable area, 13.7% of underwritten base rent). Spark Therapeutics, Inc. (“Spark”) is a developer of gene therapy treatments for genetic diseases, including blindness, hemophilia, lysosomal storage disorders and neurodegenerative diseases. Founded in 2013, Spark’s investigational therapies have the potential to provide long lasting effects in patients with conditions where no, or only palliative, therapies exist. In 2019, Spark was acquired by Swiss pharmaceutical company Roche in a transaction worth approximately $4.8 billion. Roche is one of the world’s largest biotech companies, with a market capitalization of over $250 billion, and is rated Aa2 / AA / AA by Moody’s, Fitch and S&P, respectively. Spark leases space at The Bulletin Building Property for a mix of office and lab uses under a lease that expires in December 2033 with one termination option exercisable by December 31, 2028 upon 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.

SailPoint Technologies, Inc. (164,818 square feet, 11.4% of net rentable area, 9.0% of underwritten base rent). SailPoint Technologies, Inc. (“SailPoint”) is an enterprise security technology firm focused on identity and access management. SailPoint utilizes artificial intelligence and machine learning to provide identity security solutions to over 38 million identities and 43% of Fortune 500 companies. SailPoint has over 2,400 global employees and operates in 155 countries. In 2022, SailPoint was acquired by Thoma Bravo, one of the largest private equity firms in the world, with more than $114 billion in assets under management as of March 31, 2022. SailPoint leases the entirety of the Four Points Centre 3 Property as its global headquarters under a lease that expires in April 2029 with no termination options.

Worldwide Insurance Services, LLC (111,053 square feet, 7.7% of net rentable area, 7.8% of underwritten base rent). Worldwide Insurance Services, LLC (“Worldwide Insurance”) offers a variety of travel medical insurance across the U.S. under the HTH Worldwide brand. Founded in 1997, Worldwide Insurance helps travelers and expatriates to identify, access and pay for healthcare. Worldwide Insurance is rated A- (excellent) by AM Best Company and offers members access to contracted physicians in more than 180 countries. Worldwide Insurance leases the entirety of the 933 First Avenue Property as its corporate headquarters on a lease that expires May 2029 with no termination options.

CSL Behring L.L.C. (100,820 square feet, 7.0% of net rentable area, 7.6% of underwritten base rent). CSL Behring L.L.C. (“CSL Behring”) is a plasma-based biotech company that serves as the biotherapies and rare disease division of CSL Limited (Moody’s / Fitch / S&P: A3 / NR / A-). In February 2023, CSL Behring assigned its lease to UGI Corporation (“UGI”). UGI is a natural gas and electric power distribution company headquartered in King of Prussia. UGI is an international distributor and marketer of key energy products including natural gas, electricity and renewable solutions. UGI’s subsidiaries include UGI Utilities, Inc. (Moody’s / Fitch / S&P: A2 / A- / NR), a natural gas distributor serving approximately 672,000 customers in eastern and central Pennsylvania. In connection with the assignment, the lease was also extended 87 months to April 2038 and a termination option exercisable in July 2028 was removed. At time of loan origination, CSL Behrings’s lease had not been assigned and the amendment had not been executed and, as such, these terms were not included in the underwriting analysis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

The following table presents certain information relating to the tenancy at the Brandywine Strategic Office Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Property	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Independence Blue Cross	Baa2 / BBB / A	1900 Market	227,974	15.8%	$35.94	$8,193,359	16.0%	4/16/2034	N	N
Spark	Aa2 / AA / AA	The Bulletin Building	183,208	12.7%	$38.32	$7,021,239	13.7%	12/31/2033	1, 5-year	Y(3)
SailPoint	NR / NR / NR	Four Points Centre 3	164,818	11.4%	$28.03	$4,619,849	9.0%	4/30/2029	1, 5-year	N
Worldwide Insurance	NR / NR / NR	933 First Avenue	111,053	7.7%	$35.95	$3,992,355	7.8%	5/31/2029	1, 5-year	N
CSL Behring(4)	A3 / NR / A-	500 North Gulph	100,820	7.0%	$38.68	$3,899,970	7.6%	1/31/2031	1, 5-year	N
Bill Me Later, Inc.	A3 / A- / A-	Metroplex, PA	99,512	6.9%	$38.27	$3,808,075	7.4%	1/31/2031	1, 5-year	Y(5)
			887,385	61.5%	$35.54	$31,534,848	61.6%

Non-Major Tenants			527,978	36.6%	$37.17	$19,626,990	38.4%

Occupied Collateral Total(6)			1,415,363	98.1%	$36.15	$51,161,837	100.0%

Vacant Space			27,639	1.9%

Collateral Total			1,443,002	100.0%

(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Spark has one termination option exercisable by December 31, 2028, with 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.
(4)	CSL Behring assigned its lease to UGI Corporation, as described above.
(5)	Bill Me Later, Inc. has a termination option exercisable by September 30, 2027, with 12 months’ notice (15 months if terminating the entirety of the premises) and the payment of a termination fee.
(6)	Includes 5,543 square feet of “Variance square feet” used by the borrower sponsor to maintain consistent square feet at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed.

The following table presents certain information relating to the lease rollover schedule at the Brandywine Strategic Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	8	2,062	0.1%	2,062	0.1%	$0	0.0%	$0.00
2023	2	1,010	0.1%	3,072	0.2%	$0	0.0%	$0.00
2024	2	1,178	0.1%	4,250	0.3%	$69,290	0.1%	$58.82
2025	2	3,925	0.3%	8,175	0.6%	$159,669	0.3%	$40.68
2026	2	15,964	1.1%	24,139	1.7%	$899,268	1.8%	$56.33
2027	2	63,707	4.4%	87,846	6.1%	$1,521,647	3.0%	$23.89
2028	2	12,993	0.9%	100,839	7.0%	$470,179	0.9%	$36.19
2029	3	331,717	23.0%	432,556	30.0%	$10,405,449	20.3%	$31.37
2030	3	40,269	2.8%	472,825	32.8%	$1,469,797	2.9%	$36.50
2031	4	231,664	16.1%	704,489	48.8%	$9,252,842	18.1%	$39.94
2032	3	67,137	4.7%	771,626	53.5%	$3,211,983	6.3%	$47.84
2033	5	233,043	16.1%	1,004,669	69.6%	$9,346,838	18.3%	$40.11
2034 & Beyond(3)	13	410,694	28.5%	1,415,363	98.1%	$14,354,876	28.1%	$34.95
Vacant	0	27,639	1.9%	1,443,002	100.0%	$0	0.0%	$0.00
Total/Weighted Average	51	1,443,002	100.0%			$51,161,837	100.0%	$36.15(4)
(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes 5,543 square feet of “Variance square feet” used by the borrower sponsor to maintain consistent square feet at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed.
(4)	Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

The following table presents historical occupancy percentages at the Brandywine Strategic Office Portfolio Properties:

Historical Occupancy

12/31/2019	12/31/2020	12/31/2021	11/30/2022(1)
88.5%	93.7%	96.7%	98.1%
(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brandywine Strategic Office Portfolio Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 11/30/2022	U/W	%(1)	U/W $ per SF
Base Rent	$27,601,116	$30,890,803	$35,738,815	$39,157,903	$48,466,798(2)	70.1%	$33.59
Contractual Rent Steps(3)	0	0	0	0	1,964,958	2.8	1.36
Straight-Line Rent(4)	0	0	0	0	730,081	1.1	0.51
Grossed Up Vacant Space	0	0	0	0	826,751	1.2	0.57
Expense Reimbursement	5,855,685	6,828,704	7,867,805	9,591,402	15,532,532	22.5	10.76
Gross Potential Rent	$33,456,801	$37,719,507	$43,606,620	$48,749,305	$67,521,121	97.6%	$46.79
Miscellaneous Income	81,801	126,828	200,423	88,972	89,701	0.1	0.06
Parking Income	0	0	0	931,443	1,562,015	2.3	1.08
Net Rental Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$69,172,837	100.0%	$47.94
(Vacancy & Credit Loss)	0	0	0	0	(1,227,944)	(1.8)	(0.85)
Effective Gross Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$67,944,892	98.2%	$47.09

Real Estate Taxes	$3,840,198	$4,834,794	$4,364,429	$6,116,125	$8,380,241	12.3%	$5.81
Insurance	194,920	235,867	268,460	284,194	333,641	0.5	0.23
Ground Rent(5)	0	0	328,740	335,982	328,740	0.5	0.23
Other Operating Expenses	9,833,693	9,326,612	11,267,794	13,511,721	14,796,683	21.8	10.25
Total Operating Expenses	$13,868,811	$14,397,273	$16,229,423	$20,248,022	$23,839,304	35.1%	$16.52

Net Operating Income(6)	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$44,105,588	64.9%	$30.57
Replacement Reserves	0	0	0	0	360,751	0.5	0.25
TI/LC	0	0	0	0	2,886,004	4.2	2.00
Net Cash Flow	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$40,858,833	60.1%	$28.32

NOI DSCR(7)	1.35x	1.61x	1.89x	2.02x	3.02x
NCF DSCR(7)	1.35x	1.61x	1.89x	2.02x	2.80x
NOI Debt Yield(7)	8.0%	9.6%	11.3%	12.0%	18.0%
NCF Debt Yield(7)	8.0%	9.6%	11.3%	12.0%	16.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent is based on the underwritten rent roll dated December 21, 2022.
(3)	Contractual Rent Steps were taken through January 31, 2024.
(4)	Straight-Line Rent taken through the lesser of the Brandywine Strategic Office Portfolio Whole Loan term and the lease expiration date.
(5)	The ground rent for The Bulletin Building Property was prepaid prior to the origination of the Brandywine Strategic Office Portfolio Whole Loan and was not included in the underwriting calculations.
(6)	The increase between U/W Net Operating Income and historical Net Operating Income is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commenced either in the second half of 2022 or will commence in 2023.
(7)	NOI DSCR, NCF DSCR, NOI Debt Yield, and NCF Debt Yield are based on the Brandywine Strategic Office Portfolio Whole Loan.

Appraisal. The appraisal concluded to an “as portfolio” appraised value for the Brandywine Strategic Office Portfolio Properties of $617,200,000 as of December 29, 2022. The properties were valued individually between November 2, 2022 and November 4, 2022, with the individual values reflecting an aggregate “as-is” appraised value of $592,600,000.

Environmental Matters. According to the Phase I environmental site assessments dated November 8, 2022 through November 15, 2022, there was no evidence of any recognized environmental conditions at the Brandywine Strategic Office Portfolio Properties.

Market Overview and Competition. The Brandywine Strategic Office Portfolio Properties are located in the Philadelphia, Pennsylvania (five properties, 74.3% of net rentable area) and Austin, Texas (two properties, 25.7% of net rentable area) office markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

According to the appraisal, the Philadelphia office market has been stable over the past ten years, with a balance in prevailing office supply and demand conditions. Over this time period, there was a moderate decrease in the vacancy rate (0.5% change) and considerable increase in the average asking rent (26.9% change).

The appraisal notes three distinctive trends over the past ten years. In the three-year period from 2012 to 2014, there was a slightly increased supply, positive absorption, a moderate decrease in vacancy rates and an increase in asking rent in the market. From 2015 to 2017, the market saw slightly increased supply, positive absorption, a moderate decrease of vacancy rates and a considerable increase in asking rents. Finally, from 2018-2021, the market saw increased supply, slightly positive absorption, 1.5% increase in vacancy rates and 16.9% increase in asking rents. As of the third quarter of 2022, vacancy rates and asking rents stood at 9.1% and $26.28 per square foot, respectively.

According to the appraisal, five of the seven Brandywine Strategic Office Portfolio Properties are located in the Philadelphia market and spread across the four submarkets summarized in the table below:

Philadelphia Submarket Summary(1)
Property Name	Submarket	SF	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(2)	In-Place Vacancy(2)
1900 Market	Market Street West	456,922	31.7%	12.8%	$32.35	$36.00	$35.61	0.0%
The Bulletin Building	University City	282,709	19.6%	5.7%	$26.05	$33.30(3)	$30.99	2.7%
Metroplex, PA	Plymouth Meeting/Blue Bell	120,877	8.4%	15.0%	$26.65	$36.50	$34.48	9.9%
933 First Avenue	King of Prussia/Wayne	111,053	7.7%	17.0%	$30.65	$35.00	$35.95	0.0%
500 North Gulph	King of Prussia/Wayne	100,820	7.0%	17.0%	$30.65	$36.00	$38.68	0.0%
Total / Wtd. Avg.		1,072,381	74.3%	12.0%	$29.71	$35.24	$34.59	1.8%
(1)	Information is based on a third party research report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.
(3)	Represents weighted average of appraisal concluded market rent for Office – Lab space ($40.00 PSF) and Office – Lower Level space ($15.00 PSF).

According to the appraisal, the Austin office market was strong over the past ten years, with a significant increase in market inventory of 26.2% coupled with a moderate increase in vacancy rates (2.0% change) and a considerable increase in asking average rent (54.9% change).

The appraisal notes three distinctive trends in the Austin office market over the past ten years. In the four years from 2012 to 2015, there was a significant increase in supply along with significant absorption, a decrease in vacancy rates and a considerable increase in asking rents. The period from 2016 to 2018, again saw a significant increase in supply, significant positive absorption and a moderate decrease in vacancy rates along with considerable increase in asking rent levels. The period from 2019 to 2021 featured significantly increased supply, positive absorption, 4.6% increases in vacancy rates and a 10.4% increase in asking rent levels. As of third quarter of 2022, vacancy rates and asking rents stood at 13.7% and $40.60 per square foot, respectively.

According to the appraisal, the two of the seven Brandywine Strategic Office Portfolio Properties in the Austin Market are located in the two submarkets summarized in the table below:

Austin Submarket Summary(1)
Property Name	Submarket	SF	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(2)	In-Place Vacancy(2)
401-405 Colorado	CBD	205,803	14.3%	1.7%	$37.78	$46.00	$45.92	4.0%
Four Points Centre 3	Far Northwest	164,818	11.4%	8.8%	$32.52	$28.00	$28.03	0.0%
Total / Wtd. Avg.		370,621	25.7%	4.9%	$35.44	$38.00	$37.96	2.2%
(1)	Information is based on a third party research report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Escrows.

Real Estate Taxes – The borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes during a Trigger Period (as defined below) or upon the borrowers’ failure to provide the lender evidence of timely payment of taxes.

Insurance – The borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve during a Trigger Period or upon the borrowers’ failure to provide the lender evidence of the timely payment of insurance premiums or evidence of the renewal of a blanket policy to the extent the borrowers maintain insurance pursuant to a blanket policy (which is currently the case).

Deferred Maintenance - At origination the borrower deposited $165,113 into a reserve for deferred maintenance.

Replacement Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $30,063 to a reserve for replacements to the Brandywine Strategic Office Portfolio Properties. In lieu of monthly deposits to the replacement reserve, the borrowers are permitted to provide a letter of credit for such amounts.

TI/LC Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $240,500 for future tenant improvements and leasing commissions. Additionally, any lease termination or modification payments will be deposited into the TI/LC Reserve unless (i) such termination payment was paid with respect to space that was concurrently relet to another tenant, (ii) such tenant has commenced payment of regularly scheduled rent in accordance with the new lease, (iii) all approved leasing expenses on account of the reletting have been repaid and (iv) the debt yield is greater than or equal to 16.61%.

Outstanding TI/LC Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $23,692,032 for outstanding landlord obligations, $11,039,869 of which was delivered in the form of letters of credit.

Outstanding Gap Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,376,789 for outstanding gap rent obligations.

Outstanding Free Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,044,971 for outstanding free rent obligations.

Ground Rent Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts for ground rent due and payable for the immediately following calendar month for the 401-405 Colorado Property (subject to a cap of three months’ worth of such ground rent).

Lockbox and Cash Management. The Brandywine Strategic Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. On each business day on which no Trigger Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. During a Trigger Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Brandywine Strategic Office Portfolio Whole Loan documents, or (b) the debt yield for the Brandywine Strategic Portfolio Whole Loan falling below 13.25% for two consecutive calendar quarters (a “Low Debt Yield Trigger Period”).

A Trigger Period may be cured upon the occurrence of (i) with respect to an event of default, the lender’s acceptance of a cure of such event of default in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents, and (ii) with respect to a Low Debt Yield Trigger Period, the Brandywine Strategic Office Portfolio Properties achieving a debt yield of at least 13.25% for two consecutive calendar quarters.

Property Management. The Brandywine Strategic Office Portfolio Properties are managed by Brandywine Management, Inc.

Additional Secured Indebtedness (not including trade debts). In addition to the Brandywine Strategic Office Portfolio Mortgage Loan, the Brandywine Strategic Office Portfolio Properties also secures notes A-1-1, A-1-2, A-2, A-3, A-6, A-9 and A-11-1 (the “Brandywine Strategic Office Portfolio Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $163,750,001. The Brandywine Strategic Office Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Brandywine Strategic Office Portfolio Mortgage Loan. The Brandywine Strategic Office Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Brandywine Strategic Office Portfolio Pari Passu Companion Loans. The holders of the Brandywine Strategic Office Portfolio Mortgage Loan and the Brandywine Strategic Office Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Brandywine Strategic Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Office - Various Various	Loan #3	Cut-off Date Balance:	$81,249,999
Various – Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Release of Property. The Brandywine Strategic Office Portfolio Whole Loan documents permit the borrowers to obtain the release of one or more individual Properties (each, a “Release Property”) from the lien of the applicable mortgage upon the satisfaction of certain conditions set forth in the Brandywine Strategic Office Portfolio Whole Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Brandywine Strategic Office Portfolio Whole Loan in an amount equal to (i) 110% of the allocated loan amount for such Release Property for the first $49,000,000 of prepayments and (ii) 115% of the allocated loan amount for such Release Property thereafter, and (c) after giving effect to such release, the debt yield for the remaining Brandywine Strategic Office Portfolio Properties is equal to the greater of (i) the debt yield at loan closing (16.61%) and (ii) the debt yield immediately prior to such release.

Letter of Credit. The borrowers have delivered two letters of credit in lieu of cash for outstanding approved leasing expenses in the form of tenant improvements and leasing commissions, which are as follows: (i) letter of credit in the amount of $9,900,000 for the Food Hall at The Bulletin Building Property and (ii) letter of credit in the amount of $1,139,869 in respect to IBX at the 1900 Market Property.

Right of First Offer/Right of First Refusal. With respect to The Bulletin Building Property, Academic Properties, Inc., the ground lessor (“The Bulletin Building Ground Lessor”), has a right to purchase the Brandywine Strategic Office Portfolio Whole Loan in the event the Brandywine Strategic Office Portfolio Whole Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure, has been commenced and is continuing. Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Brandywine Strategic Office Portfolio Whole Loan, together with all accrued interest and other amounts due thereon. In addition, The Bulletin Building Ground Lessor has a right of first offer to purchase the leasehold interest in the Bulletin Building Property in the event of a proposed transfer of The Bulletin Building Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The borrowers have a leasehold interest in two of the seven Brandywine Strategic Office Portfolio Properties, the 401-405 Colorado Property and The Bulletin Building Property, which are each subject to a ground lease (the “401-405 Colorado Ground Lease” and “The Bulletin Building Ground Lease”, respectively).

The 401-405 Colorado Ground Lease is between 405 Colorado Holdings LP, as ground lessee, and Austin Trust Company and related individuals, collectively, as ground lessor, commenced on January 1, 2009, will expire on December 31, 2084 and contains one, 25-year renewal option. The current annual rent under the 401-405 Colorado Ground Lease is $328,740 and is required to be adjusted in proportion to the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers U.S. City Average, on the first day following the end of each 60-month period following the first adjustment date, which was January 1, 2014.

The Bulletin Building Ground Lease is between the Brandywine 3025 Market, LP, as ground lessee, and Academic Properties Inc., as ground lessor, commenced on October 13, 2017, and will expire on October 12, 2116. All rent pursuant to the Bulletin Building Ground Lease has been prepaid.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

No. 4 – Green Acres
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Retail – Regional Mall
Original Principal Balance(1):	$70,000,000			Location:	Valley Stream, NY
Cut-off Date Balance(1):	$70,000,000			Size:	2,081,286 SF
% of Initial Pool Balance:	6.8%			Cut-off Date Balance Per SF(1):	$178
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$178
Borrower Sponsor:	The Macerich Partnership, L.P.			Year Built/Renovated:	1956; 2016 / 1982; 2006; 2007
Guarantor:	The Macerich Partnership, L.P.			Title Vesting:	Fee / Leasehold
Mortgage Rate:	5.8990%			Property Manager:	Macerich Property Management Company, LLC (borrower-related)
Note Date:	January 3, 2023			Current Occupancy (As of):	97.7% (12/12/2022)
Seasoning:	2 months			YE 2021 Occupancy(4):	93.2%
Maturity Date:	January 6, 2028			YE 2020 Occupancy(4):	89.8%
IO Period:	60 months			YE 2019 Occupancy(4):	96.4%
Loan Term (Original):	60 months			As-Is Appraised Value(5):	$679,000,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF(5):	$326
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date:	October 30, 2022
Call Protection:	L(26),YM1(29),O(5)
Lockbox Type(2):	Hard/Springing Cash Management			Underwriting and Financial In formation
Additional Debt(1):	Yes			TTM NOI (9/30/2022):	$45,174,388
Additional Debt Type (Balance)(1):	Pari Passu ($300,000,000)			YE 2021 NOI:	$46,618,790
				YE 2020 NOI:	$41,001,586
				YE 2019 NOI:	$53,314,510
				U/W Revenues:	$83,514,884
Escrows and Reserves(3)				U/W Expenses:	$35,580,356
	Initial	Monthly	Cap	U/W NOI:	$47,934,528
Taxes:	$0	Springing	NAP	U/W NCF:	$46,364,767
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.17x / 2.10x
Replacement Reserves:	$0	Springing	$558,072	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.5%
TI/LC:	$4,068,135	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.0% / 12.5%
Rollover Reserve:	$0	Springing	$2,094,342	Cut-off Date LTV Ratio(1)(5):	54.5%
Gap Rent Reserve:	$743,644	$0	NAP	LTV Ratio at Maturity(1)(5):	54.5%
Sources and Uses
Sources			Uses
Whole Loan Amount	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Equity Contribution	11,744,495	3.1	Closing Costs	12,739,883	3.3
			Reserves	4,811,779	1.3
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%
(1)	The Green Acres Mortgage Loan (as defined below) is part of the Green Acres Whole Loan (as defined below), with an aggregate original principal amount of $370,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Green Acres Whole Loan.
(2)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period (as defined below) continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	Historical Occupancies include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(5)	The as-is appraised value is based on the assumption that the PILOT documents will be extended to 2031. In addition, $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of an extension of the PILOT tax benefits beyond 2026, the as-is value would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the estimated value of $621.0 million would each be 59.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The fourth largest mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 16 pari passu promissory notes in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by the non-controlling notes A-9, A-11 and A-12, with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The Green Acres Whole Loan was co-originated on January 3, 2023 by Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A., Bank of Montreal (“BMO”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres Mall (as defined below) and Green Acres Commons (as defined below), which are adjacent with each other and located in Valley Stream, New York (other than a 9.08 acre portion of Green Acres Mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the Green Acres Mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to Green Acres Mall, a regional enclosed mall (including the Walmart Parcel) (the “Green Acres Mall”) and Green Acres Commons, a retail power center (the “Green Acres Commons”), but does not include any portion of Green Acres Mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,500,000	$48,500,000	GS	Yes
A-2	$31,500,000	$31,500,000	FIVE 2023-V1	No
A-3	$20,000,000	$20,000,000	GS	No
A-4	$24,000,000	$24,000,000	BMO	No
A-5	$21,500,000	$21,500,000	BMO	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7	$18,500,000	$18,500,000	FIVE 2023-V1	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9	$50,000,000	$50,000,000	BANK5 2023-5YR1	No
A-10	$20,000,000	$20,000,000	BANK 2023-BNK45	No
A-11	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-12	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-13	$30,000,000	$30,000,000	DBRI	No
A-14	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-15	$20,000,000	$20,000,000	DBRI	No
A-16	$15,000,000	$15,000,000	DBRI	No
Total	$370,000,000	$370,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC (“Valley Stream”) and Green Acres Adjacent LLC (“Green Acres Adjacent”), each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

The Green Acres Property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021, which was transferred to special servicing and twice extended, prior to being repaid in full by the Green Acres Mortgage Loan. In addition, affiliates of the borrower sponsor have experienced defaults on securitized commercial mortgage loans. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level regional mall known as “Green Acres Mall” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 square feet on an approximately 120.8 acre site in Valley Stream, New York. Green Acres Mall was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% leased by approximately 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by 11 major tenants. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Valley Stream owns Green Acres Mall and the leasehold interest in the Walmart Parcel and Green Acres Adjacent owns Green Acres Commons. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the net rentable area, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

Major Tenants. The three largest tenants based on underwritten base rent are BJ’s Wholesale Club, Walmart and DICK’s Sporting Goods, each of which is an anchor tenant.

BJ’s Wholesale Club (127,750 square feet; 6.1% of net rentable area, 7.1% of underwritten base rent): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator and retailer with 235 clubs and 164 gas stations, located primarily in the eastern United States. BJ’s is a membership only retailer and as of October 2022, has over 6.5 million members and received approximately $16.7 billion in annual total revenues as of 2022. BJ’s has been a tenant at the Green Acres Property since 2007, with its current lease expiration date in January 2027 and seven additional 5-year extension options. Additionally, BJ’s recently executed a lease for a 5,000 square foot fueling station with an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

Walmart (173,450 square feet; 8.3% of net rentable area, 6.3% of underwritten base rent): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two 5-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart. See “Ground Lease” below.

DICK’s Sporting Goods (70,714 square feet; 3.4% of net rentable area, 4.5% of underwritten base rent): Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the Green Acres Property since July 2016 under a lease expiring in January 2027. Dick’s has three 5-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the major tenants at the Green Acres Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Sales PSF/ Year(4)	U/W Occ. Costs	Lease Expiration Date	Renewal	Term. Option (Y/N)
Major Tenants
Macy's and Macy’s Men’s & Furniture(5)(6)	Ba2/BB+/BBB-	390,503	18.8%	$2.62	$1,024,993	1.9%	$188	7.6%	Various(6)	(6)	N
Walmart(5)	Aa2/AA/AA	173,450	8.3%	$19.97	$3,463,189	6.3%	NAV	NAV	8/31/2028	2 x 5 yr	N
SEARS(5)(7)	NR/NR/NR	144,537	6.9%	$0.86	$125,000	0.2%	NAV	NAV	10/31/2028	9 x 5 yr	N
BJ's Wholesale Club(5)(8)	NR/BB+/NR	127,750	6.1%	$30.38	$3,881,310	7.1%	$863	5.1%	1/31/2027	7 x 5 yr	N
KOHL'S(5)(7)	Ba2/BB+/BBB-	116,392	5.6%	$17.61	$2,049,642	3.8%	NAV	NAV	1/31/2031	2 x 10 yr	N
DICK'S Sporting Goods(5)	Baa3/BBB/NR	70,714	3.4%	$34.65	$2,450,240	4.5%	$173	29.4%	1/31/2027	3 x 5 yr	N
Burlington(5)	NR/BB+/NR	61,837	3.0%	$24.25	$1,499,547	2.7%	$398	9.9%	1/31/2032	3 x 5 yr	N
Best Buy(5)	A3/BBB+/NR	44,400	2.1%	$45.81	$2,033,802	3.7%	NAV	NAV	1/31/2027	2 x 5 yr	N
24 HOUR FITNESS(5)	NR/NR/NR	40,262	1.9%	$33.00	$1,328,646	2.4%	NAV	NAV	12/31/2031	3 x 5 yr	N
Raymour & Flanigan	NR/NR/NR	38,903	1.9%	$47.23	$1,837,502	3.4%	$507	9.3%	7/31/2026	None	N
Total Major Tenants		1,208,748	58.1%	$16.29	$19,693,871	36.1%

Non-Major Tenants		824,076	39.6%	$42.34	$34,889,912	63.9%

Occupied Collateral Total		2,032,824	97.7%	$26.85	$54,583,783	100.0%

Vacant Space		48,462	2.3%

Collateral Total		2,081,286	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through February 2024.
(4)	Sales PSF/Year are as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(5)	The Green Acres Property has 11 major tenants (9 of which are shown in the table above). The 11 anchor and major tenants (including Primark and Shopper’s World, which are not shown in the table above) represent approximately 62.1% of Net Rentable Area and approximately 35.3% of Total Annual U/W Base Rent.
(6)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original lease commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight-year and eleven-month extension option remaining. For purposes of the number of tenants shown in this term sheet, Macy’s and Macy’s Men’s & Furniture are treated as a single tenant.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.
(8)	Information in this table includes a recently executed lease for a 5,000 square foot fueling station that has an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the Green Acres Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(5)(6)	% of Total Annual U/W Base Rent(5)(6)	Annual U/W Base Rent PSF(5)(6)
2023 & MTM	25	132,183	6.4%	132,183	6.4%	$5,381,671	9.9%	$40.71
2024	16	59,279	2.8%	191,462	9.2%	$3,304,451	6.1%	$55.74
2025	23	103,199	5.0%	294,661	14.2%	$4,405,507	8.1%	$42.69
2026	18	474,521	22.8%	769,182	37.0%	$8,833,644	16.2%	$18.62
2027	21	317,183	15.2%	1,086,365	52.2%	$14,275,570	26.2%	$45.01
2028	6	329,772	15.8%	1,416,137	68.0%	$4,510,131	8.3%	$13.68
2029	7	18,831	0.9%	1,434,968	68.9%	$937,351	1.7%	$49.78
2030	5	14,437	0.7%	1,449,405	69.6%	$1,257,971	2.3%	$87.14
2031	6	165,348	7.9%	1,614,753	77.6%	$4,001,519	7.3%	$24.20
2032	3	94,565	4.5%	1,709,318	82.1%	$2,304,890	4.2%	$24.37
2033	3	24,165	1.2%	1,733,483	83.3%	$508,680	0.9%	$21.05
Thereafter	7	264,497	12.7%	1,997,980	96.0%	$4,406,833	8.1%	$16.66
Vacant	0	48,462	2.3%	2,046,442	98.3%	$0	0.0%	$0.00
Storage / Other(3)(4)	98	34,844	1.7%	2,081,286	100.0%	$455,564	0.8%	$13.07
Total/Wtd. Avg.	238	2,081,286	100.0%			$54,583,783	100.0%	$26.85
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original lease commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight year and eleven-month extension option remaining.
(4)	The number of leases shown above includes two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The U/W Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.

The following table presents historical occupancy percentages at the Green Acres Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/12/2022(2)
96.4%	89.8%	93.2%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year and include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Historical Occupancy does not include gross leasable area for anchor tenants.
(2)	Based on the underwritten rent roll dated December 12, 2022, including leases executed by the origination date of January 3, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Green Acres Property:

Cash Flow Analysis

	2019	2020	2021	TTM 9/30/2022(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$53,971,643	$48,503,241	$48,173,142	$48,128,825	$53,419,627	60.8%	$25.67
Vacant Income	0	0	0	0	3,360,780	3.8	1.61
% In Lieu	116,896	699,499	1,415,351	1,535,774	1,164,156	1.3	0.56
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	66.0%	$27.84
Other Commercial Income(3)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	4.6	1.94
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	29.0	12.23
UW Adjustments	0	0	0	0	339,465	0.4	0.16
Other Revenue(3)	769,425	102,602	95,907	180,781	23,686	0.0	0.01
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	100.0%	$42.19
Less Vacancy & Credit Loss	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	(7.4)	(2.06)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	95.1%	$40.13

Real Estate Taxes(4)	$16,640,651	$18,945,435	$19,324,183	$20,511,082	$22,941,251	27.5%	$11.02
Insurance	427,460	483,723	566,226	621,042	628,461	0.8	0.30
Management Fee	841,535	758,295	774,443	831,445	2,505,447	3.0	1.20
Other Operating Expenses	8,722,764	7,819,683	9,620,233	9,848,592	9,505,197	11.4	4.57
Total Operating Expenses	$26,632,410	$28,007,136	$30,285,085	$31,812,161	$35,580,356	42.6%	$17.10

Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	57.4%	$23.03
Replacement Reserves	0	0	0	0	455,855	0.5	0.22
TI/LC	0	0	0	0	1,113,906	1.3	0.54
Net Cash Flow(5)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	55.5%	$22.28

NOI DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.17x
NCF DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.10x
NOI Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	13.0%
NCF Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	12.5%
(1)	Underwritten rents are higher than TTM Rents due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income or all other fields.
(3)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income. Other Revenue reflects the borrowers’ in-place miscellaneous income.
(4)	Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(5)	The historical financial statements for years 2019-2022 do not include the borrowers’ actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.
(6)	Debt service coverage ratios and debt yields are based on the Green Acres Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value as of October 30, 2022 of $679,000,000. The as-is appraised value for the Green Acres Property is based on the assumption that the PILOT documents will be extended to 2031. In addition, $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of an extension of the PILOT tax benefits beyond 2026, the as-is value of the Green Acres Property would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million.

Environmental Matters. The Phase I environmental report dated December 20, 2022 identified six recognized environmental conditions related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Market Overview and Competition. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). Main economic sectors within the Nassau-Suffolk MSA economy include the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately five miles from John F. Kennedy airport. The local area is comprised of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-60.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million square feet of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. As of the second quarter of 2022, the Hempstead retail submarket contained approximately 4.8 million square feet of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot.

The following table presents comparable retail centers with respect to the Green Acres Property:

Comparable Retail Center Summary

Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occ.	Distance to Subject	Sales PSF	Major Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956; 2016 / 1982; 2006; 2007	2,081,286(1)	97.7%(1)	NAP	$727.22(2)	Macy’s, Walmart, Dick’s Sporting Goods, BJ’s Wholesale Club, Primark, 24 Hour Fitness, Burlington, Best Buy, Shopper’s World, Target (non-collateral), Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s, Dick’s Sporting Goods, JC Penney, Macy’s, Neiman Marcus, Nordstrom, Primark
Queens Center Mall(3) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M, J.C. Penney, Macy’s, XXI Forever
Kings Plaza Shopping Center(3) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy, Burlington, H&M, Lowe’s, Macy’s, Primark, Target, XXI Forever, Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M, IKEA, Round One, Target, Showcase

Source: Appraisal, unless stated otherwise.

(1)	Information obtained from the underwritten rent roll
(2)	Represents sales per square foot as of September 30, 2022. Sales per square foot is inclusive of tenants that have been open for 12 months or more and excludes tenants greater than 10,000 square feet, arcades and non-retail stores.
(3)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

Escrows. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a schedule to the Green Acres Whole Loan agreement and (ii) $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant by net rental income, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the Green Acres Whole Loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below), the square footage of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the square footage of the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) Sears, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $23,253. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $558,072. The tenants listed in clauses (i) through (xvi) above collectively represent 46.4% of the net rentable area and 25.3% of underwritten Base Rent).

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Lockbox and Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event, or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event. A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant shall not have “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store shall not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant shall not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and goes dark for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers shall have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Retail – Regional Mall	Loan #4	Cut-off Date Balance:	$70,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any material adverse effect.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Letter of Credit. None. However, the borrowers are permitted to deliver a letter of credit in lieu of making monthly deposits into the TI/LC reserve, as described above.

Right of First Offer / Right of First Refusal. None.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Green Acres Property. Valley Stream, a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent.

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers acts of terror in an amount equal to the “full replacement cost” of the Green Acres Property, together with business income insurance covering the 24-month period commencing at the time of casualty. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same has been and may be further modified, amended or extended, “TRIPRA”), is in effect and continues to cover both domestic and foreign acts of terrorism, the provisions of TRIPRA will determine what is deemed to be included within the definition of terrorism coverage. However, if TRIPRA or a subsequent statute, extension or reauthorization is not in effect, the borrowers will not be required to spend on terrorism insurance coverage more than 200% of the insurance premium that would be payable at such time under a stand-alone all risk policy (including property/casualty coverage and loss of rents/business interruption coverage).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

390 North Orange

Citrus Center

One Orlando Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

No. 5 – Orlando Office Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$70,000,000			Location:	Orlando, FL
Cut-off Date Balance(1):	$70,000,000			Size:	1,029,761 SF
% of Initial Pool Balance:	6.8%			Cut-off Date Balance Per SF(1):	$131.10
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$131.10
Borrower Sponsor:	Southwest Value Partners Fund XVIII LP			Year Built/Renovated:	Various/Various
Guarantor:	Southwest Value Partners Fund XVIII LP			Title Vesting:	Fee
Mortgage Rate:	6.8090%			Property Manager:	Jones Lang LaSalle Americas, Inc.
Note Date:	December 30, 2022			Current Occupancy (As of):	77.6% (12/9/2022)
Seasoning:	2 months			YE 2021 Occupancy:	87.3%
Maturity Date:	January 11, 2028			YE 2020 Occupancy:	87.3%
IO Period:	60 months			YE 2019 Occupancy:	82.3%
Loan Term (Original):	60 months			YE 2018 Occupancy:	81.4%
Amortization Term (Original):	NAP			As-Is Appraised Value:	$238,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$231.12
Call Protection(2):	L(26),D(27),O(7)			As-Is Appraisal Valuation Date:	October 18, 2022
Lockbox Type:	Hard / In Place Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI (9/30/2022):	$14,702,747
Additional Debt Type (Balance)(1):	Pari Passu ($65,000,000)			YE 2021 NOI(4):	$14,640,980
				YE 2020 NOI(4):	$12,465,454
				YE 2019 NOI:	$11,611,154
				U/W Revenues:	$28,243,280
				U/W Expenses:	$14,270,710
Escrows and Reserves(3)				U/W NOI:	$13,972,569
	Initial	Monthly	Cap	U/W NCF:	$13,235,368
Tax	$613,008	$306,504	NAP	U/W DSCR based on NOI/NCF(1):	1.50x / 1.42x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.4% / 9.8%
Replacement Reserve	$0	$21,453	$772,320	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.4% / 9.8%
TI/LC Reserve	$5,500,000	$128,720	NAP	Cut-off Date LTV Ratio(1):	56.7%
Rent Concession Reserve	$893,664	$0	NAP	LTV Ratio at Maturity(1):	56.7%
Existing TI/LC Reserve	$2,815,696	$0	NAP
Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$135,000,000	84.6%	Loan payoff	$144,245,212	90.4%
Borrower Equity	24,513,780	15.4	Upfront Reserves	9,822,368	6.2
			Closing costs	5,446,200	3.4
Total Sources	$159,513,780	100.0%	Total Uses	$159,513,780	100.0%
(1)	The Orlando Office Portfolio Mortgage Loan (as defined below) is part of the Orlando Office Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $135,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Orlando Office Portfolio Whole Loan.
(2)	At any time after the earlier of (i) February 11, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Orlando Office Portfolio Whole Loan to be securitized, the borrower has the right to defease the Orlando Office Portfolio Whole Loan in whole or in part, in connection with the release of any of the three properties in the Orlando Office Portfolio Properties (as defined below). Ssee “Partial Release” section.
(3)	See “Escrows” section.
(4)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to the COVID-19 pandemic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The Mortgage Loan. The fifth largest mortgage loan (the “Orlando Office Portfolio Mortgage Loan”) is part of a whole loan (the “Orlando Office Portfolio Whole Loan”) secured by first priority fee interests in three office buildings totaling 1,029,761 square feet, located in Orlando, Florida (the “Orlando Office Portfolio Properties”). The Orlando Office Portfolio Whole Loan has an original aggregate principal balance of $135,000,000 and is comprised of two pari passu notes. The Orlando Office Portfolio Mortgage Loan, with an original principal balance of $70,000,000, is evidenced by the non-controlling note A-2. The controlling Note A-1 in the original principal amount of $65,000,000 was contributed to the BANK 2023-BNK45 securitization trust and is serviced under the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Orlando Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2023-BNK45	Yes
A-2	$70,000,000	$70,000,000	BANK5 2023-5YR1	No
Total	$135,000,000	$135,000,000

The Borrower and Borrower Sponsor. The borrower is SWVP Orlando Office LLC, a single-purpose, Delaware limited liability company with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Southwest Value Partners Fund XVIII LP (“Southwest Value Partners”). Southwest Value Partners is a private real estate investment firm based in San Diego and founded in 1990. The company currently owns and manages more than 30 assets across six investment funds totaling over $3.5 billion in value. The portfolio includes office, hospitality, multifamily, retail, and land in more than 20 markets throughout the United States.

The Property. The Orlando Office Portfolio Properties comprise three, class A office buildings totaling 1,029,761 square feet located in Orlando, Florida. As of December 9, 2022, the portfolio is 77.6% leased to 83 tenants, with no tenant representing more than 4.0% of the net portfolio rentable area. The borrower acquired the Orlando Office Portfolio Properties in December 2017 for approximately $208.1 million, and has continually invested in capital expenditures and tenant improvements since acquisition, including lobby renovations, upgrades to corridors and bathrooms, a complete overhaul of case building mechanics, cosmetic enhancements and the addition of new conference facilities.

390 North Orange

The 390 North Orange Property is a 28-story, Class A office building totaling 416,680 square feet, located in Orlando, Florida (the “390 North Orange Property”). The 390 North Orange Property was built in 1987 and renovated in 2019, and is situated on a 2.93-acre site. Amenities include a variety of dining options, a renovated courtyard, modern fitness and locker room facilities and new conference and training facilities. The 390 North Orange Property includes a 5-story parking garage with 874 parking spaces (2.1 spaces per 1,000 square feet). As of December 9, 2022, the 390 North Orange Property was 74.0% leased to 35 tenants.

One Orlando Centre

The One Orlando Centre Property is a 19-story, Class A office building totaling 353,838 square feet, located in Orlando, Florida (the “One Orlando Centre Property”). The One Orlando Centre Property was built in 1987 and is situated on a 5.67-acre site. Amenities include a variety of dining options, a 6,500 square foot fitness facility, and updated conference center. The One Orlando Centre Property includes an 8-story parking garage with 1,420 parking spaces (4.01 spaces per 1,000 square feet). As of December 9, 2022, the One Orlando Centre Property was 78.5% leased to 26 tenants.

Citrus Center

The Citrus Center Property is an 18-story, Class A office building totaling 259,243 square feet, located in Orlando, Florida (the “Citrus Center Property”). The Citrus Center Property was built in 1971 and renovated in 2019, and is situated on a 2.27-acre site. Amenities include a modern lobby with LED lighting, multiple dining options and The Citrus Club, which offers dining, event, and conference center spaces for its members. The Citrus Club Property includes a built in parking garage on floors 2 through 5 of the building, totaling 748 parking spaces (2.89 spaces per 1,000 square feet). As of December 9, 2022, the Citrus Center Property was 82.2% leased to 22 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the Orlando Office Portfolio Properties:

Orlando Office Portfolio Property Summary
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF) (1)	As-Is Appraised Value(2)	Allocated Cut-off Date LTV	% of UW NOI
390 North Orange Orlando, FL	$46,357,690	34.3%	74.0%	1987/2019	416,680	$92,000,000	50.4%	34.9%
One Orlando Centre Orlando, FL	$42,647,625	31.6%	78.5%	1987/NAP	353,838	$73,000,000	58.4%	31.8%
Citrus Center Orlando, FL	$45,994,685	34.1%	82.2%	1971/2019	259,243	$73,000,000	63.0%	33.3%
Total/Weighted Average	$135,000,000	100.0%	77.6%		1,029,761	$238,000,000	56.7%	100.0%
(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisals.

Major Tenants.

Quintairos, Prieto, Wood & Boyer, PA (41,106 square feet; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent). Quintarios, Prieto, Woody & Boyer, PA (“QPWB”) is a full-service business law firm offering various legal services to public and private companies, professionals, entrepreneurs, and individuals. The tenant has 31 offices nationwide. QPWB has been a tenant at the Citrus Center Property since 2006 and most recently expanded into one additional floor in 2018. The tenant’s lease currently expires December 31, 2025. The tenant is subleasing one suite, approximately 15.4% of its space, coterminus with its lease to Brennan Manna & Diamond, PL. QPWB has no remaining renewal options.

TLC Engineering for Architecture (41,012 square feet; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent): TLC Engineering for Architecture (“TLC”) is a multifaceted engineering firm with 19 offices across 10 states. The company employs more than 450+ people including professional engineers, LEED-accredited professionals, ACG-registered commissioning authorities, and specialists in acoustics, energy management, and technology. TLC has been a tenant at the Citrus Center Property since 2006 and most recently expanded in 2018 and renewed its existing space in 2019 through October 31, 2029. The tenant has no remaining renewal options.

Nelson Mullins Riley & Scarborough, LLP (40,535 square feet; 3.9% of net portfolio rentable area; 5.2% of portfolio underwritten base rent): Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”) is a diversified law firm with more than 1,000 attorneys. The firm has 31 offices across 15 states and serves clients in more than 100 practice areas. Nelson Mullins has been a tenant at the 390 North Orange Property since 1992. The tenant most recently renewed its lease in 2019 through October 31, 2029. The tenant has one, five-year renewal option remaining, and has a one-time right to terminate between 5,000 to10,000 square feet with 180 days’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the tenancy at the Orlando Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Quintairos, Prieto, Wood & Boyer, PA(3)	NR/NR/NR	41,106	4.0%	$31.10	$1,278,516	5.5%	12/31/2025	N	N
TLC Engineering for Architecture	NR/NR/NR	41,012	4.0%	$31.11	$1,275,883	5.5%	10/31/2029	N	N
Nelson Mullins Riley & Scarborough, LLP	NR/NR/NR	40,535	3.9%	$29.83	$1,209,159	5.2%	10/31/2029	1, 5-year	Y(4)
Adventist Health System	NR/NR/NR	39,758	3.9%	$28.96	$1,151,392	4.9%	9/30/2025	N	N
GSA	AAA/Aaa/AA+	34,669	3.4%	$32.61	$1,130,539	4.8%	Various	N	Y(5)
Wells Fargo Bank, NA	NR/A1/BBB+	32,391	3.1%	$28.50	$923,144	4.0%	12/31/2027	2, 5-year	N
The Citrus Club	NR/NR/NR	28,405	2.8%	$21.74	$617,578	2.6%	10/31/2024	N	N
Dewberry Engineers	NR/NR/NR	24,584	2.4%	$28.88	$710,066	3.0%	6/30/2027	N	N
Wicker Smith O’Hara McCoy & Ford, PA	NR/NR/NR	24,325	2.4%	$31.49	$765,978	3.3%	9/30/2026	N	N
		306,785	29.8%	$29.54	$9,062,254	38.8%

Non-Major Tenants		492,397	47.8%	$29.00	$14,278,865	61.2%

Occupied Collateral Total		799,182	77.6%	$29.21	$23,341,120	100.0%

Vacant Space		230,579	22.4%

Collateral Total		1,029,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF represents rent steps through January 2024 and the straight-line average rent for Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company, which are credit tenants.
(3)	Tenant is subleasing 6,316 square feet through December 31, 2025 to Brennan Manna & Diamond, PL. The subleased space is underwritten at the tenant’s prime rate.
(4)	Tenant has the one-time right to reduce premises by between 5,000 to 10,000 square feet with 180 days’ notice and with payment of a termination fee.
(5)	Tenant has three suites, a 16,639 square foot space with a lease expiration of June 30, 2038, a 12,341 square foot space with a lease expiration of October 31, 2033, and a 5,689 square foot space with a lease expiration of June 30, 2028. The tenant may terminate the 16,639 square foot after the 10-year firm term, which is June 30, 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the Orlando Office Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	1	1,107	0.1%	1,107	0.1%	$39,053	0.2%	$35.28
2023	11	56,699	5.5%	57,806	5.6%	$1,693,580	7.3%	$29.87
2024	19	97,051	9.4%	154,857	15.0%	$2,799,949	12.0%	$28.85
2025	21	153,258	14.9%	308,115	29.9%	$4,597,359	19.7%	$30.00
2026	13	90,062	8.7%	398,177	38.7%	$2,759,952	11.8%	$30.65
2027	14	93,281	9.1%	491,458	47.7%	$2,759,274	11.8%	$29.58
2028	10	59,698	5.8%	551,156	53.5%	$1,718,931	7.4%	$28.79
2029	14	124,532	12.1%	675,688	65.6%	$3,794,420	16.3%	$30.47
2030	5	48,119	4.7%	723,807	70.3%	$1,408,964	6.0%	$29.28
2031	0	0	0.0%	723,807	70.3%	$0	0.0%	$0.00
2032	1	11,773	1.1%	735,580	71.4%	$376,265	1.6%	$31.96
2033 & Beyond(3)	13	63,602	6.2%	799,182	77.6%	$1,393,374	6.0%	$21.91
Vacant	0	230,579	22.4%	1,029,761	100.0%	$0	0.0%	$0.00
Total/Weighted Average	122	1,029,761	100.0%			$23,341,120	100.0%	$29.21
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(3)	Includes 20,665 square feet of space attributed to conference center, training facility, fitness center, parking office, management office, and maintenance shop space that has no lease expiration date.

The following table presents historical occupancy percentages at the Orlando Office Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/9/2022(2)
81.4%	82.3%	87.3%	87.3%	77.6%
(1)	Information obtained from a third party research provider.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Orlando Office Portfolio Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 9/30/2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$22,482,471	$23,866,270	$25,187,817	$24,771,949	$23,341,120	65.7%	$22.67
Grossed Up Vacant Space	0	0	0	0	7,259,750	20.4	7.05
Gross Potential Rent	$22,482,471	$23,866,270	$25,187,817	$24,771,949	$30,600,870	86.2%	$29.72
Other Income(3)	2,988,760	2,590,198	2,809,444	3,220,269	3,686,487(4)	10.4	3.58
Percentage Rent	0	1,646	28,436	12,777	58,342	0.2	0.06
Less: Free Rent Adjustment	(1,766,433)	(2,235,034)	(1,358,549)	(857,001)	0	0.0	0.00
Total Recoveries	591,070	1,122,396	1,267,002	1,458,390	1,157,331	3.3	1.12
Net Rental Income	$24,295,867	$25,345,477	$27,934,149	$28,606,383	$35,503,030	100.0%	$34.48
(Vacancy & Credit Loss)	0	0	0	0	(7,259,750)	(23.7)	(7.05)
Effective Gross Income	$24,295,867	$25,345,477	$27,934,149	$28,606,383	$28,243,280	79.6%	$27.43

Real Estate Taxes	$3,399,966	$3,414,581	$3,347,379	$3,351,192	$3,502,903	12.4%	$3.40
Insurance	801,937	958,945	1,036,609	1,131,563	1,284,153	4.5	1.25
Management Fee	310,379	342,712	780,873	784,525	847,298	3.0	0.82
Other Operating Expenses	8,172,432	8,163,785	8,128,307	8,636,356	8,636,356	30.6	8.39
Total Operating Expenses	$12,684,714	$12,880,023	$13,293,169	$13,903,637	$14,270,710	50.5%	$13.86

Net Operating Income	$11,611,154	$12,465,454(5)	$14,640,980(5)	$14,702,747	$13,972,569	49.5%	$13.57
Replacement Reserves	0	0	0	0	257,440	0.9	0.25
TI/LC	0	0	0	0	479,761(6)	1.7	0.47
Net Cash Flow	$11,611,154	$12,465,454	$14,640,980	$14,702,747	$13,235,368	46.9%	$12.85

NOI DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.50x
NCF DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.42x
NOI Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	10.4%
NCF Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	9.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent represents rent steps through January 2024 and the straight-line average rent for Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company, which are credit tenants.
(3)	Other Income includes primarily parking income, as well as sign rental, antenna, storage, and telecom income.
(4)	U/W Other Income includes $300,000 from a 20-year digital billboard lease that has not yet commenced. The lease has an outside start date of March 31, 2023 with no termination options.
(5)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to the COVID-19 pandemic.
(6)	This includes a $550,000 deduction for the upfront TI/LC reserve.
(7)	Debt service coverage ratios and debt yields are based on the Orlando Office Portfolio Whole Loan.

Appraisal. The appraisals concluded to an “as-is” Appraised Value for the Orlando Office Portfolio Properties of $238,000,000 as of October 18, 2022. The appraisals also provided an “upon stabilization” appraised value of $261,500,000.

Environmental Matters. According to the Phase I environmental site assessments for the 390 North Orange Property and the One Orlando Centre Property dated October 21, 2022, there was no evidence of any recognized environmental conditions at either property.

The Phase I environmental site assessment for the Citrus Center Property dated October 21, 2022, identified a recognized environmental condition (“REC”) associated with a former and existing 1,000-gallon underground storage tank containing diesel fuel. No information was available in the regulatory file regarding the former UST, which was removed in 1987. The current UST is double-walled fiberglass with leak detection. Based on the age of the current UST and the potential for unreported discharges, the Phase I ESA consultant deemed this condition a REC. The Phase I ESA consultant provided an opinion of probable cost with a 90% confidence interval that the total cost for potential remediation had an upper-end limit of $584,430. In lieu of obtaining a Phase II ESA, lender required a $3,000,000 premises environmental liability-commercial lender- type environmental insurance policy with a $3,000,000 sublimit per claim with an 8-year policy term (3 years past the loan term). See "Description of the Mortgage Pool-Environmental Considerations" in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Market Overview and Competition. The Orlando Office Portfolio Properties are all located in downtown Orlando, Florida, within 1.5 miles of each other. Each property is located directly east of I-4, a major north south thoroughfare providing access throughout the region. Additionally, the Orlando Office Portfolio Properties are located approximately 20.6 miles northwest of the Orlando International Airport. The Orlando Office Portfolio Properties are located within the central business district comprising a mix of residential and commercial uses. Downtown Orlando is home to Creative Village, a 68-acre mixed-use urban innovation district which at full buildout represents more than $2 billion of new developments including 900,000 square feet of office/creative space, 800,000 square feet of higher education space, 100,000 square feet of retail, 2,000 units of residential, 1,500 student housing beds and 225 hotel rooms. Additionally, downtown Orlando includes the Amway Center, and the Orlando Magic’s future $200 million mixed-use Sports & Entertainment District. Other major demand generators for Orlando include Walt Disney World Resort and Universal Studios Florida, located approximately 16.6 miles and 10.8 miles, respectively from the Orlando Office Portfolio Properties. Orlando is also home to the Orange County Convention Center, the second-largest convention facility in the United States.

According to the appraisal, the estimated 2022 population within a one, three and five-mile radius of the 390 North Orange Property was approximately 21,920, 100,850, and 300,914, respectively and the estimated 2022 average household income within the same radii was approximately $100,792, $104,003, and $91,727, respectively. Given the close proximity of each property, this is representative of each property in the Orlando Office Portfolio Properties.

According to the appraisal, all three properties in the Orlando Office Portfolio Properties are situated within the downtown Orlando office submarket within the greater Orlando office market. As of the third quarter of 2022, the submarket reported a total inventory of approximately 13.2 million square feet with a 9.4% vacancy rate and an average asking rent of $27.94 per square foot, gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Orlando Office Portfolio Properties:

Market Rent Summary(1)

	390 North Orange		One Orlando Centre		Citrus Center
	Office	Retail	Office	Retail	Office	Retail
Market Rent (PSF)	$31.50	$27.00	$30.00	$25.00	$31.00	$28.00
Lease Term (Years)	5	5	5	5	5	5
Lease Type	FS w/base stop	NNN	FS w/base stop	NNN	FS w/base stop	NNN
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New)	$30 PSF	$10 PSF	$30 PSF	$10 PSF	$30 PSF	$10 PSF
Leasing Commissions (New)	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%
Free Rent (New)	5 mths	2 mths	5 mths	2 mths	5 mths	2 mths
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Orlando Office Portfolio Properties identified by the appraisal:

Comparable Sales(1)

Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Wells Fargo Center Tampa 100 South Ashley Drive	Tampa, FL	1985 / 1993	393,649	90%	Aug-2022	$305
20 North Orange 20 North Orange Avenue	Orlando, FL	1983 / 2019	279,780	86%	May-2021	$224
GAI Building 618 East South Street	Orlando, FL	2011 / NAP	106,966	100%	Mar-2022	$304
Florida Blue Tower 2203 North Lois Avenue	Tampa, FL	1985 / 2019	241,124	82%	Oct-2021	$231
Two Harbour Place 302 Knights Run Avenue	Tampa, FL	1998 / NAP	188,101	91%	Jun-2021	$300
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Office - CBD Various	Loan #5	Cut-off Date Balance:	$70,000,000
Orlando, FL Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Escrows.

Taxes – The loan documents require an upfront deposit of $613,008 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $306,504 monthly.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $21,453, capped at $772,320, as long as there is no event of default and the Orlando Office Portfolio Properties are being adequately maintained.

TI/LC Reserve – The loan documents require an upfront deposit of $5,500,000 and an ongoing monthly TI/LC reserve deposit of $128,720.

Rent Concession Reserve – The loan documents require an upfront deposit of $893,664, which represents the amount of future rent credits or abatements under existing leases at the Orlando Office Portfolio Properties.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $2,815,696, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Orlando Office Portfolio Properties.

Lockbox and Cash Management. The Orlando Office Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Periodically, funds in the lockbox will be transferred into the cash management account, to be applied in accordance with the cash flow waterfall required in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, after satisfaction of the cash flow waterfall, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio is below 1.15x (based on interest only), tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

·	with regard to clause (i), the cure of such event of default; and
·	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Orlando Office Portfolio Properties are managed by Jones Lang LaSalle Americas, Inc.

Partial Release. From and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of one of the three properties that make up the Orlando Office Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; and (ii) defeasance of the greatest of (a) 100% of the net proceeds of the sale, (b) 110% of the allocated loan amount, (c) an amount that would result in the debt service coverage ratio following the release being no less than the greater of 1.42x and the debt service coverage ratio immediately prior to the release, (d) an amount that would result in the debt yield following the release being no less than the greater of 9.8% and the debt yield immediately prior to the release, (e) an amount that would result in the loan to value ratio being not more than the lesser of 56.7% or the loan to value ratio prior to release, and (f) such greater amount as may be required to maintain REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Orlando Office Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Property Type – Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Addresses – Various, VA	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Liberty Plaza I

Glen Forest

Commonwealth

Suez

Technology Pointe I & II

Westerre III

Rowe Plaza

Innsbrook Commons

Westerre IV

Westgate II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

No. 6 – Seminole Trail Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Various - Various
Original Principal Balance:	$65,000,000			Location(2):	Various, VA
Cut-off Date Balance:	$65,000,000			Size(2):	723,103 SF
% of Initial Pool Balance:	6.3%			Cut-off Date Balance Per SF:	$89.89
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$89.89
Borrower Sponsors:	Richard Bruce Hewitt and Mary Cynthia Hewitt			Year Built/Renovated(2):	Various/NAP
Guarantors:	Richard Bruce Hewitt and Mary Cynthia Hewitt			Title Vesting:	Fee
Mortgage Rate:	6.6950%			Property Manager:	Commonwealth Commercial Partners, L.L.C.
Note Date:	December 19, 2022			Current Occupancy (As of):	74.8% (12/1/2022)
Seasoning:	2 months			YE 2021 Occupancy:	81.6%
Maturity Date:	January 1, 2028			YE 2020 Occupancy:	86.5%
IO Period:	60 months			YE 2019 Occupancy:	89.4%
Loan Term (Original):	60 months			As-Is Appraised Value:	$109,890,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$151.97
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date:	July 25, 2022
Call Protection:	L(26),D(29),O(5)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			TTM NOI (8/31/2022):	$7,746,854
Additional Debt Type (Balance):	NAP			YE 2021 NOI:	$7,987,631
				YE 2020 NOI:	$8,224,320
				YE 2019 NOI:	$8,298,692
				U/W Revenues:	$11,688,928
				U/W Expenses:	$4,619,723
Escrows and Reserves(1)				U/W NOI:	$7,069,205
	Initial	Monthly	Cap	U/W NCF:	$6,440,666
Taxes	$133,674	$66,837	NAP	U/W DSCR based on NOI/NCF:	1.60x / 1.46x
Insurance	$9,337	$9,337	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 9.9%
Replacement Reserve	$0	$12,052	$289,241	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 9.9%
Rollover Reserve	$1,400,000	Springing	$1,400,000	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance	$194,094	$0	NAP	LTV Ratio at Maturity:	59.2%
Outstanding Tenant Allowance Funds	$607,019	$0	NAP
Sources and Uses
Sources			Uses
Original loan amount	$65,000,000	52.2%	Purchase Price	$118,949,232	95.5%
Sponsor Equity	59,529,204	47.8	Upfront reserves	2,344,123	1.9
			Closing costs	3,235,849	2.6
Total Sources	$124,529,204	100.0%	Total Uses	$124,529,204	100.0%
(1)	See “Escrows” section below for further discussion of reserve requirements.
(2)	See “The Properties” section below.

The Mortgage Loan. The sixth largest mortgage loan (the “Seminole Trail Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $65,000,000 and secured by the fee interests in nine office properties and one industrial property, each located in Virginia (the “Seminole Trail Portfolio Properties”).

The Borrower and Borrower Sponsors. The borrower is Innsbrook, LLC, a Delaware limited liability company structured with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seminole Trail Portfolio Mortgage Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Seminole Trail Portfolio Mortgage Loan are Richard Bruce Hewitt and Mary Cynthia Hewitt. The borrower is wholly owned by Brookfield Garden Apartments, LLC, a Virginia limited liability company. Brookfield Garden Apartments, LLC is owned by The Richard B. Hewitt revocable trust dated September 6, 2007 (75%) and The Mary Cynthia Hewitt revocable trust dated September 6, 2007 (25%), with Richard Bruce Hewitt and Mary Cynthia Hewitt serving as the grantors of the trusts, respectively. Richard Bruce Hewitt and Mary Cynthia Hewitt currently

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Property Type – Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Addresses – Various, VA	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

hold a real estate portfolio comprised of 24 multifamily developments with over 6,500 units and approximately 1.0 million square feet of office, retail, warehouse and lab space.

The Properties. The Seminole Trail Portfolio Properties comprise nine office properties and one industrial property, each located in Virginia, that collectively total 723,103 square feet. The Seminole Trail Portfolio Properties were constructed between 1984 and 2009 and as of December 1, 2022 were 74.8% leased to 71 tenants across varying industries including finance, healthcare, industrial equipment, legal and real estate. The Seminole Trail Portfolio Properties have averaged 85.3% occupancy since 2017. The largest tenant at the Seminole Trail Portfolio Properties is Patient First Corporation, which accounts for 12.2% of the total portfolio square footage and 10.4% of the total portfolio underwritten base rent and has been in place for nearly 27 years, having originally taken occupancy in 1996. Besides Patient First Corporation, no other tenant accounts for more than 5.8% of the total portfolio square footage or 9.4% of the total portfolio underwritten base rent. The Seminole Trail Portfolio Properties range in size from 44,089 square feet to 112,230 square feet and comprise ten, 1- to 4-story buildings. The Seminole Trail Portfolio Properties have a weighted average parking ratio of 4.6 spaces per 1,000 square feet of rentable area with individual properties ranging from 3.1 to 7.0 spaces per 1,000 square feet of rentable area (see table below).

The following tables present certain information relating to the Seminole Trail Portfolio Properties:

Property Name Property Address	Allocated Loan Amount	% of ALA	Appraised Value	Year Built	Occ. %	Property Type	Total SF	% of Portfolio SF	Acres	# of Parking Spaces
Technology Pointe I & II 5000-5500 Cox Road Glen Allen, VA	$11,061,061	17.0%	$18,700,000	1995/1998	100.0%	Industrial	112,230	15.5%	7.50	427
Westerre III 3900 Westerre Parkway Richmond, VA	$7,098,007	10.9%	$12,000,000	2007	82.3%	Office	76,128	10.5%	4.08	236
Rowe Plaza 4510 Cox Road Glen Allen, VA	$7,015,197	10.8%	$11,900,000	1990	52.4%	Office	72,655	10.0%	5.71	321
Liberty Plaza I 4801 Cox Road Glen Allen, VA	$6,944,217	10.7%	$11,700,000	1998	39.8%	Office	80,397	11.1%	6.61	410
Westerre IV 3901 Westerre Parkway Richmond, VA	$6,920,557	10.6%	$11,700,000	2009	95.4%	Office	78,120	10.8%	4.82	350
Glen Forest 7130 Glen Forest Drive Richmond, VA	$6,388,206	9.8%	$10,800,000	1985	75.3%	Office	80,323	11.1%	4.67	326
Innsbrook Commons 4121 Cox Road Glen Allen, VA	$5,382,655	8.3%	$9,100,000	1986	73.4%	Office	60,169	8.3%	6.17	304
Westgate II 200 Westgate Parkway Richmond, VA	$4,909,455	7.6%	$8,300,000	2002	83.0%	Office	60,266	8.3%	7.26	422
Commonwealth 4198 Cox Road Glen Allen, VA	$4,684,685	7.2%	$7,920,000	1984	88.5%	Office	44,089	6.1%	4.61	241
Suez 4880 Cox Road Glen Allen, VA	$4,595,960	7.1%	$7,770,000	1995	47.5%	Office	58,726	8.1%	5.60	309
Total/Wtd. Avg.	$65,000,000	100.0%	$109,890,000		74.8%		723,103	100.0%	57.03	3,346

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Property Type – Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Addresses – Various, VA	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%
Property Name	Total SF	# of Tenants	Largest Tenant At Property	Lease Expiration	Largest Tenant SF	% of Portfolio SF	Annual UW Base Rent	% of UW Portfolio Base Rent	Renewal Options
Technology Pointe I & II	112,230	4	Patient First Corporation(1)	9/30/2026	88,535	12.2%	$1,098,847	10.4%	1, 5-Year
Westerre III	76,128	7	James A. Scott & Son, Inc.	2/28/2030	25,905	3.6%	$595,404	5.6%	2, 5-Year
Rowe Plaza	72,655	13	EdgeMark Partners, Inc.	6/30/2026	5,353	0.7%	$110,968	1.1%	None
Liberty Plaza I	80,397	11	Atlantic Financial Group, LLC	5/31/2025	5,836	0.8%	$138,703	1.3%	2, 3-Year
Westerre IV	78,120	7	John F. Van Der Hyde & Assoc.(2)	11/30/2025	40,997	5.7%	$690,231	6.5%	2, 5-Year
Glen Forest	80,323	9	Fidelity National Title Insurance	8/31/2024	18,607	2.6%	$418,068	4.0%	1, 5-Year
Innsbrook Commons	60,169	2	Tessellate, LLC	6/30/2024	42,145	5.8%	$988,554	9.4%	None
Westgate II	60,266	8	Progressive Casualty Ins Co	2/29/2024	20,049	2.8%	$428,247	4.1%	1, 3-Year
Commonwealth	44,089	8	Commonwealth Commercial Partners, L.L.C(3)	9/30/2023	20,724	2.9%	$326,589	3.1%	2, 3-Year
Suez	58,726	2	SUEZ Treatment Solutions	8/31/2026	25,417	3.5%	$619,145	5.9%	2, 5-Year
(1)	Patient First Corporation has the right to terminate its lease if the parties are unable to agree to an expansion space lease following the tenant's request for such an expansion space lease.
(2)	John F. Van Der Hyde & Assoc. has the right to terminate its lease as to up to 20% of its space effective November 30, 2023 upon not less than 9 months' notice and payment of a termination fee.
(3)	Commonwealth Commercial Partners, L.L.C. is the property manager at the Seminole Trail Portfolio Properties. Commonwealth Commercial Partners, L.L.C has the right to terminate its lease (i) if the landlord sells the leased building to a third party, upon notice given not later than the 10th business day following receipt of notice from the landlord of such sale, effective as of a date selected by the tenant not later than 180 days following the date of such sale, without payment of a termination fee, and (ii) if the agreement pursuant to which the tenant and an affiliate manage the tenant’s building and other properties owned by the landlord is terminated or modified to reduce the managed properties by more than 50% (measured by either number of properties or total portfolio area) of the properties managed as of the date of the lease, upon notice given not later than the 10th business day following the effective date of such termination.

The following table presents certain information relating to the tenancy at the Seminole Trail Portfolio Properties:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of Portfolio NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Portfolio Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Patient First Corporation (Technology Pointe I & II)	NR/NR/NR	88,535	12.2%	$12.41	$1,098,847	10.4%	9/30/2026	1, 5-year	N(3)
Tessellate, LLC (Innsbrook Commons)	NR/NR/NR	42,145	5.8%	$23.46	$988,554	9.4%	6/30/2024	None	N
John F. Van Der Hyde & Assoc. (Westerre IV)	NR/NR/NR	40,997	5.7%	$16.84	$690,231	6.5%	11/30/2025	2, 5-year	Y(4)
SUEZ Treatment Solutions (Suez)	NR/NR/NR	25,417	3.5%	$24.36	$619,145	5.9%	8/31/2026	2, 5-year	N
James A. Scott & Son, Inc. (Westerre III)	NR/NR/NR	25,905	3.6%	$22.98	$595,404	5.6%	2/28/2030	2, 5-year	N
Total Major Tenants		222,999	30.8%	$17.90	$3,992,182	37.8%

Non-Major Tenant		318,035	44.0%	$20.64	$6,563,012	62.2%

Occupied Collateral Total		541,034	74.8%	$19.51	$10,555,194	100.0%

Vacant Space		182,069	25.2%

Collateral Total		723,103	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2023 totaling $372,826.
(3)	No non-contingent termination options. Patient First Corporation has the right to terminate its lease if the parties are unable to agree to an expansion space lease following the tenant's request for such an expansion space lease.
(4)	John F. Van Der Hyde & Assoc. has the right to terminate its lease as to up to 20% of its space effective November 30, 2023 upon not less than 9 months' notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Property Type – Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Addresses – Various, VA	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover schedule at the Seminole Trail Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	7	40,943	5.7%	40,943	5.7%	$695,331	6.6%	$16.98
2024	21	154,619	21.4%	195,562	27.0%	$3,384,068	32.1%	$21.89
2025	17	105,413	14.6%	300,975	41.6%	$2,054,928	19.5%	$19.49
2026	16	173,244	24.0%	474,219	65.6%	$3,031,412	28.7%	$17.50
2027	4	20,907	2.9%	495,126	68.5%	$438,349	4.2%	$20.97
2028	3	8,817	1.2%	503,943	69.7%	$203,583	1.9%	$23.09
2029	0	0	0.0%	503943	69.7%	$0	0.0%	$0.00
2030	1	25,905	3.6%	529,848	73.3%	$595,404	5.6%	$22.98
2031	0	0	0.0%	529848	73.3%	$0	0.0%	$0.00
2032	1	9,576	1.3%	539,424	74.6%	$115,894	1.1%	$12.10
2033	1	1,610	0.2%	541,034	74.8%	$36,225	0.3%	$22.50
Thereafter	0	0	0.0%	541034	74.8%	$0	0.0%	$0.00
Vacant	0	182,069	25.2%	723,103	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	71	723,103	100.0%			$10,555,194	100.0%	$19.51
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Seminole Trail Portfolio Properties:

Historical Occupancy(1)

12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/1/2022(2)
88.6%	90.6%	89.4%	86.5%	81.6%	74.8%
(1)	Information obtained from rent roll.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Property Type – Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Addresses – Various, VA	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seminole Trail Portfolio Properties:

Cash Flow Analysis

	2018	2019	2020	2021	TTM (8/31/2022)	U/W	%(1)	U/W $ per SF
Base Rent	$10,818,734	$10,947,057	$11,251,975	$11,320,064	$10,897,882	$10,182,368	64.4%	$14.08
Contractual Rent Steps(2)	0	0	0	0	0	372,826	2.4	0.52
Grossed Up Vacant Space	0	0	0	0	0	4,132,955	26.1	5.72
Gross Potential Rent	10,818,734	10,947,057	11,251,975	11,320,064	10,897,882	$14,688,149	92.8%	$20.31
Other Income	68,372	15,314	76,558	8,133	70,943	16,066	0.1	0.02
Total Recoveries	1,694,165	1,935,661	1,494,243	1,226,678	1,409,741	1,117,669	7.1	1.55
Net Rental Income	$12,581,271	$12,898,032	$12,822,776	$12,554,875	$12,378,566	$15,821,883	100.0%	$21.88
(Vacancy & Credit Loss)	0	0	0	0	0	(4,132,955)	(28.1)	(5.72)
Effective Gross Income	$12,581,271	$12,898,032	$12,822,776	$12,554,875	$12,378,566	$11,688,928	73.9%	$16.16

Real Estate Taxes	748,434	772,082	806,166	776,434	730,361	802,048	6.9	1.11
Insurance	76,201	73,786	85,967	101,878	98,844	111,904	1.0	0.15
Management Fee	414,875	437,113	453,637	432,465	434,160	350,668	3.0	0.48
Other Operating Expenses	3,328,360	3,316,359	3,252,686	3,256,468	3,368,346	3,355,103	28.7	4.64
Total Operating Expenses	$4,567,869	$4,599,340	$4,598,456	$4,567,244	$4,631,712	$4,619,723	39.5%	$6.39

Net Operating Income	$8,013,402	$8,298,692	$8,224,320	$7,987,631	$7,746,854	$7,069,205	60.5%	$9.78
Replacement Reserves	0	0	0	0	0	144,621	1.2	0.20
TI/LC	0	0	0	0	0	483,919	4.1	0.67
Net Cash Flow	$8,013,402	$8,298,692	$8,224,320	$7,987,631	$7,746,854	$6,440,666	55.1%	$8.91

NOI DSCR	1.82x	1.88x	1.86x	1.81x	1.76x	1.60x
NCF DSCR	1.82x	1.88x	1.86x	1.81x	1.76x	1.46x
NOI Debt Yield	12.3%	12.8%	12.7%	12.3%	11.9%	10.9%
NCF Debt Yield	12.3%	12.8%	12.7%	12.3%	11.9%	9.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through July 2023.

Appraisal. According to the appraisal dated December 5, 2022 the Seminole Trail Portfolio Properties had an aggregate “As-is” value of $109,890,000 as of July 25, 2022.

Environmental Matters. According to the Phase I environmental reports dated September 13, 2022, there was no evidence of any recognized environmental conditions at any of the Seminole Trail Portfolio Properties.

Market Overview and Competition. The Seminole Trail Portfolio Properties are located in Virginia across the Richmond office and industrial markets, the Innsbrook office and the Staples Mill/Parham industrial submarkets. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Richmond office market was approximately 7.7%, with average asking rents of $19.98 per square foot and inventory of approximately 67.3 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Innsbrook office submarket was 11.3%, with average asking rents of $21.93 per square foot and inventory of approximately 8.2 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Richmond industrial market was approximately 3.2%, with average asking rents of $6.50 per square foot and inventory of approximately 134.4 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Staples Mill/Parham industrial submarket was 3.9%, with average asking rents of $8.38 per square foot and inventory of approximately 6.3 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Seminole Trail Portfolio Properties was 6,833, 61,428 and 154,115, respectively. The 2021 average household income within a one-, three- and five-mile radius of the Seminole Trail Portfolio Properties was $161,539, $139,424 and $125,572, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Property Type – Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Addresses – Various, VA	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Seminole Trail Portfolio Properties:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type	Rent Increase Projection	Tenant Improvements (New Tenants) (PSF)	Tenant Improvements (Renewals) (PSF)
Office	$23.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Office	$24.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Office	$22.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Industrial	$13.50	5	3 mos. (new) / 1 mos. (renew)	Net	3.0% per annum	$15.00	$7.50
(1)	Information obtained from the appraisals. The different office rents represent different buildings within the portfolio.

Escrows.

Real Estate Taxes - The Seminole Trail Portfolio Mortgage Loan documents provide for an upfront reserve of $133,674 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $66,837).

Insurance – The Seminole Trail Portfolio Mortgage Loan documents provide for an upfront reserve of $9,337 for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for the Seminole Trail Portfolio Mortgaged Properties so long as (i) no event of default under the Seminole Trail Portfolio Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the Seminole Trail Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the related insurance premiums no later than 10 days prior to the expiration dates of the policies. If any of conditions (i)-(iii) are not satisfied, the Seminole Trail Portfolio Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $9,337).

Replacement Reserve – The Seminole Trail Portfolio Mortgage Loan documents provide for ongoing monthly deposits of approximately $12,052 into a reserve for capital expenditures, provided that such deposits will not be required at any time that the amount in such reserve is at least 24 times the monthly deposit amount (approximately $289,241).

Rollover Reserve – At origination, $1,400,000 was required to be deposited into a reserve for future tenant improvement and/or leasing commission expenses. The Seminole Trail Portfolio Mortgage Loan documents provide that if the amount in such reserve falls below $1,400,000, the borrower will be required to make monthly deposits of approximately $120,517 into such reserve, provided that such deposits will not be required at any time that the amount in such reserve is at least $1,400,000.

Deferred Maintenance - At origination the borrower deposited approximately $194,094 into a reserve for deferred maintenance.

Outstanding Tenant Allowance Funds – At origination, approximately $607,019 was required to be deposited into a reserve for (x) approximately $436,100 of existing tenant improvement and/or leasing commission expenses and (y) approximately $170,918 of free rent and gap rent for existing tenants at the Seminole Trail Portfolio Mortgaged Properties.

Lockbox and Cash Management. The Seminole Trail Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Seminole Trail Portfolio Properties directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the lender to establish, a lender-controlled cash management account, and during a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to such cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows,” (ii) to pay debt service on the Seminole Trail Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary expenses approved by the lender, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Seminole Trail Portfolio Mortgage Loan during such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and will continue until the cure (if applicable) of the event of default; or
b)	the debt service coverage ratio as of the end of any calendar quarter falls below 1.20x and will continue until such time as the debt service coverage ratio has been at least 1.20x for four consecutive calendar quarters;

Additional Secured Indebtedness (not including trade debts). None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Property Type – Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Addresses – Various, VA	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Properties. After the end of the two-year period commencing on the Closing Date, the Seminole Trail Portfolio Mortgage Loan documents permit the borrower to obtain the release of any of five specified Seminole Trail Portfolio Properties (Commonwealth, Innsbrook Commons, Liberty Plaza I, Rowe Plaza and Suez, each an “Eligible Release Property” and, collectively, the “Eligible Release Properties”) subject to certain conditions, including, but not limited to: (i) the partial defeasance of the Seminole Trail Portfolio Mortgage Loan in an amount equal to 100% of the allocated loan amount for the released Eligible Release Property, (ii) the post-release debt service coverage ratio of the remaining Seminole Trail Portfolio Properties being greater than the greater of the pre-release debt service coverage ratio for the entire portfolio and 1.46x, (iii) the post-release loan-to-value ratio of the remaining Seminole Trail Portfolio Properties being no greater than the lesser of the pre-release loan-to-value ratio for the entire portfolio and 59.2%, (iv) the post-release debt yield of the remaining Seminole Trail Portfolio Properties being greater than the greater of the pre-release debt yield for the entire portfolio and 9.91%, and (v) satisfaction of REMIC related conditions. In addition, at any time on or after the date that is 30 days after the Closing Date, the borrower may obtain the release of any of the Eligible Release Properties by prepaying the Seminole Trail Portfolio Mortgage Loan in an amount equal to 100% of the allocated loan amount of the released Eligible Release Property, together with, if prior to the open prepayment date, payment of the applicable yield maintenance premium, and satisfaction of the same conditions as are set forth in clauses (ii) through (v) above with respect to a partial defeasance, provided that the borrower may prepay an additional amount of the Seminole Trail Portfolio Mortgage Loan in order to satisfy clauses (ii) through (iv) above.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Seminole Trail Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Seminole Trail Portfolio Properties. The Seminole Trail Portfolio Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

H&M

Bath & Body Works
Bath & BodyWorks

YANKEE CANDLE
ZALES

KAY

ULTA
DSW SHOES

H&M

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

No. 7 – Shoppes at River Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Retail – Lifestyle Center
Original Principal Balance:	$65,000,000			Location:	Macon, GA
Cut-off Date Balance:	$65,000,000			Size:	552,795 SF
% of Initial Pool Balance:	6.3%			Cut-off Date Balance Per SF:	$117.58
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$117.58
Borrower Sponsor:	Brookfield Properties Retail Holding LLC			Year Built/Renovated:	2007/2015
Guarantor:	BPR Nimbus LLC			Title Vesting:	Fee
Mortgage Rate:	7.8750%			Property Manager:	General Growth Services, Inc.
Note Date:	March 6, 2023			Current Occupancy (As of):	95.3% (12/31/2022)
Seasoning:	0 months			2021 Occupancy:	93.6%
Maturity Date:	April 1, 2028			2020 Occupancy:	92.5%
IO Period(1):	61 months			2019 Occupancy:	96.6%
Loan Term (Original)(1):	61 months			2018 Occupancy:	98.1%
Amortization Term (Original):	0 months			As-Is Appraised Value:	$102,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$184.52
Call Protection(1):	L(24),D(33),O(4)			As-Is Appraisal Valuation Date:	January 13, 2023
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	No			TTM 10/31/2022 NOI:	$7,868,300
Additional Debt Type (Balance):	NAP			2021 NOI:	$7,326,942
				2020 NOI:	$7,638,750
				2019 NOI:	$8,408,052
				U/W Revenues:	$11,777,537
				U/W Expenses:	$3,159,960
Escrows and Reserves(2)				U/W NOI:	$8,617,578
	Initial	Monthly	Cap	U/W NCF:	$7,937,690
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.66x / 1.53x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.3% / 12.2%
Replacement Reserve	$0	Springing	$276,398	U/W Debt Yield at Maturity based on NOI/NCF:	13.3% / 12.2%
TI/LC Reserve	$0	Springing	$1,105,590	Cut-off Date LTV Ratio:	63.7%
Other Reserves	$2,326,174	Springing	NAP	LTV Ratio at Maturity:	63.7%
Sources and Uses
Sources			Uses
Mortgage Loan Amount	$65,000,000	88.6%	Loan Payoff	$70,051,304	95.5%
Sponsor Equity	8,386,880	11.4	Closing Costs	1,009,402	1.4
			Upfront Reserves	2,326,174	3.2
Total Sources	$73,386,880	100.0%	Total Uses	$73,386,880	100.0%
(1)	The first payment date for the Shoppes at River Crossing Mortgage Loan is May 1, 2023. On the Closing Date, Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) will deposit sufficient funds to pay the amount of interest that would be due with respect to an April 1, 2023 payment. IO Period, Loan Term (Original) and Call protection are inclusive of the additional April 1, 2023 interest-only payment funded by MSMCH on the Closing Date.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The seventh largest mortgage loan (the “Shoppes at River Crossing Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $65,000,000. The Shoppes at River Crossing Mortgage Loan is secured by a first priority fee mortgage encumbering a 552,795 square foot lifestyle center located in Macon, Georgia (the “Shoppes at River Crossing Property”).

The Borrower and Borrower Sponsor. The borrower is River Crossing Shoppes, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Brookfield Properties Retail Holding LLC and the non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of the borrower sponsor. Formerly known as General Growth Properties, Inc., Brookfield Properties Retail Holding LLC is owned by affiliates of Brookfield Asset Management and ranks among the largest retail real estate companies in the United States. Its portfolio of retail properties spans the nation, encompassing over 200 retail centers and representing over 155 million square feet of retail space. Brookfield Properties Retail Holding LLC is focused exclusively on managing, leasing and redeveloping retail properties. Affiliates of Brookfield Properties Retail Holding LLC indirectly own 50% of the borrower, including the managing member interest in the borrower, and Wilson Macon, LLC owns the remaining 50%. Wilson Macon, LLC is managed by James W. Wilson, III and William B. Wilson, each of which owns 37.5% of Wilson Macon, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The Property. The Shoppes at River Crossing Property is a 552,795 square foot lifestyle center located in Macon, Georgia. The Shoppes at River Crossing Property was constructed in 2007 and renovated in 2015. The borrower sponsor spent approximately $3.6 million between 2017 and 2022 on interior and exterior renovations at the Shoppes at River Crossing Property. Historical occupancy at the Shoppes at River Crossing Property has averaged 95.7% over the last five years (2017-2021). As of December 31, 2022, the Shoppes at River Crossing Property was 95.3% occupied by 69 tenants, with no single tenant, with the exception of Belk, occupying more than 9.0% of net rentable area or contributing more than 5.6% of underwritten rent. The 10 largest tenants at the Shoppes at River Crossing Property account for less than 30.0% of the underwritten rent. The Shoppes at River Crossing Property is anchored by two large format department stores, Belk and Dillard’s, as well as six major tenants spanning over 145,000 square feet and inline space of just over 241,000 square feet. Dillard’s is not part of the collateral at the Shoppes at River Crossing Property.

The following table contains sales history for the Shoppes at River Crossing Property:

Tenant Sales

	2018	2019	2020	2021	12/31/2022 TTM(1)
Gross Mall Sales	$81,328,153	$103,236,502	$100,520,739	$144,340,193	$162,783,703
Sales Per Square Feet (Inline)	$411	$403	$330	$437	$429
Occupancy Cost (Inline)	10.5%	10.7%	13.0%	9.8%	10.0%
(1)	Information is as of December 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

Major Tenants.

Belk (133,219 square feet, 24.1% of net rentable area, 0.0% of underwritten base rent). Founded by William Henry Belk in 1888, Belk is one of the nation's largest privately owned department store chains. Belk owns 290 stores, located primarily in the southeastern U.S. and sells moderately priced designer and private brand apparel. Belk is headquartered in Charlotte, North Carolina and employs approximately 17,000 individuals. Belk has been a tenant at the Shoppes at River Crossing Property since 2008 and has a lease expiration date of October 14, 2107. Belk operates under a ground lease at the Shoppes at River Crossing Property and no rent has been underwritten for the tenant.

Dick’s (50,000 square feet, 9.0% of net rentable area, 6.1% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 50,800 employees across 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands and Going Going Gone!. Dick’s has been a tenant at the Shoppes at River Crossing Property since 2009, has a lease expiration date of January 31, 2025, and has three, 5-year renewal options remaining.

Barnes & Noble (29,314 square feet, 5.3% of net rentable area, 5.4% of underwritten base rent). Founded in 1971, Barnes & Noble is one the world’s largest retail booksellers and a leading retailer of content, digital media and educational products. Barnes & Noble operates approximately 600 bookstores across the United States, and one of the web’s premier e-commerce sites, BN.com. Barnes & Noble has been a tenant at the Shoppes at River Crossing Property since 2008, has a lease expiration date of January 31, 2024, and has one, 5-year renewal option remaining.

Jo-Ann Fabrics (20,331 square feet, 3.7% of net rentable area, 2.4% of underwritten base rent). Founded in 1943, Jo-Ann Fabrics operates as a specialty retailer of sewing, and arts and crafts products in the United States through retail stores and online shopping. Currently, Jo-Ann Fabrics operates 850 retail stores in 49 states. Jo-Ann Fabrics has been a tenant at the Shoppes at River Crossing Property since 2020, has a lease expiration date of January 31, 2026, and has two, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the tenancy at the Shoppes at River Crossing Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF/ Year(4)	UW Occ. Costs	Lease Expiration Date	Renewal	Term. Option (Y/N)
Belk	Caa3/CCC-/NR	133,219	24.1%	$0.00	$0	0.0%	$150	0.0%	10/14/2107	None	N
Dick's	Baa3/BBB/NR	50,000	9.0%	$10.50	$525,000	6.1%	$360	2.9%	1/31/2025	3, 5-Year	N
Barnes & Noble	NR/NR/NR	29,314	5.3%	$15.69	$460,000	5.4%	NAV	NAV	1/31/2024	1, 5-Year	N
Jo-Ann Fabrics	NR/CCC+/NR	20,331	3.7%	$10.00	$203,310	2.4%	$75	13.4%	1/31/2026	2, 5-Year	N
H&M(5)	NR/BBB/NR	18,500	3.3%	$15.22	$281,499	3.3%	$190	8.0%	1/31/2027	2, 5-Year	N
DSW	NR/NR/NR	15,000	2.7%	$16.50	$247,500	2.9%	$279	5.9%	1/31/2024	None	N
Petsmart	B1/B+/NR	12,157	2.2%	$16.43	$199,740	2.3%	NAV	NAV	4/30/2025	3, 5-year	N
Ulta Beauty	NR/NR/NR	9,896	1.8%	$20.00	$197,920	2.3%	NAV	NAV	2/28/2034	1, 5-Year	N
Popshelf	NR/NR/NR	9,630	1.7%	$20.47	$197,126	2.3%	NAV	NAV	5/31/2033	3, 5-Year	N
Talbots	NR/CCC-/NR	8,809	1.6%	$19.24	$169,485	2.0%	$140	13.8%	1/31/2024	None	N
Total/Wtd Avg.		306,856	55.5%	$14.29	$2,481,580	29.1%

Other Tenants		220,047	39.8%	$27.52	$6,056,460	70.9%

Occupied Collateral Total		526,903	95.3%	$21.69	$8,538,040	100.0%

Vacant Space		25,892	4.7%

Collateral Total		552,795	100.0%

(1)	Information is based on the underwritten rent roll dated December 31, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space and the Belk space.
(4)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2022 as provided by the tenants to the borrower.
(5)	H&M pays percentage rent equal to 8.0% of gross sales in lieu of base rent. Annual U/W Base Rent for H&M is based on percentage rent at such rate applied to TTM December 2022 gross sales. H&M is required to pay annual base rent of $287.171.40 commencing in March 2024.

The following table presents certain information relating to the lease rollover schedule at the Shoppes at River Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM	4	22,218	4.0%	22,218	4.0%	$369,569	4.3%	$16.63
2023	11	24,419	4.4%	46,637	8.4%	$740,095	8.7%	$30.31
2024	12	85,299	15.4%	131,936	23.9%	$1,744,002	20.4%	$20.45
2025	10	97,970	17.7%	229,906	41.6%	$1,694,807	19.9%	$17.30
2026	6	37,146	6.7%	267,052	48.3%	$718,205	8.4%	$19.33
2027	4	27,593	5.0%	294,645	53.3%	$538,418	6.3%	$19.51
2028	5	23,075	4.2%	317,720	57.5%	$701,385	8.2%	$30.40
2029	4	22,860	4.1%	340,580	61.6%	$708,469	8.3%	$30.99
2030	2	3,797	0.7%	344,377	62.3%	$200,434	2.3%	$52.79
2031	1	4,515	0.8%	348,892	63.1%	$105,927	1.2%	$23.46
2032	2	5,344	1.0%	354,236	64.1%	$123,651	1.4%	$23.14
2033	4	23,755	4.3%	377,991	68.4%	$595,161	7.0%	$25.05
Thereafter	3	148,912	26.9%	526,903	95.3%	$297,918	3.5%	$2.00
Vacant	0	25,892	4.7%	552,795	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	68	552,795	100.0%			$8,538,040	100.0%	$21.69
(1)	Information is based on the underwritten rent roll dated December 31, 2022. Underwritten base rent includes $302,400 for the following two tenants; H&M (which pays percentage rent based on 8.0% of sales in lieu of base rent), and Cotton on Kids (which pays 10.0% of gross sales in lieu of base rent). Annual U/W Base Rent for such tenants is based on percentage rent at the applicable rate applied to TTM December 2022 gross sales.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Base Rent per square feet Expiring excludes vacant space and the Belk space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The following table presents historical occupancy percentages at the Shoppes at River Crossing Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(2)
98.1%	96.6%	92.5%	93.6%	95.3%
(1)	Information obtained from the borrower and is inclusive of Dillard’s, a non-collateral tenant.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shoppes at River Crossing Property:

Cash Flow Analysis

	2018	2019	2020	2021	TTM 10/31/2022	U/W	%(2)	U/W $ per SF
Gross Potential Rent(1)	8,752,060	8,584,393	8,175,944	7,321,388	7,705,878	$9,055,880	79.7%	$16.38
Reimbursements	2,917,590	2,536,135	2,461,334	2,008,029	2,103,183	2,304,111	20.3	4.17
Net Rental Income	$11,669,650	$11,120,528	$10,637,278	$9,329,417	$9,809,061	$11,359,991	100.0%	$20.55
Other Income(3)	594,067	518,750	365,724	872,467	1,334,843	935,386	8.2	1.69
(Vacancy & Concessions)	(10,441)	(82,003)	(382,027)	215,630	(2,920)	(517,840)	(4.6)	(0.94)
Effective Gross Income	$12,253,275	$11,557,275	$10,620,975	$10,417,513	$11,140,983	$11,777,537	103.7%	$21.31

Real Estate Taxes	994,101	1,033,376	1,018,723	918,740	965,322	$920,564	7.8	1.67
Insurance	73,721	72,314	65,691	81,475	85,694	100,919	0.9	0.18
Other Operating Expenses	2,062,458	2,043,533	1,897,812	2,090,356	2,221,668	2,138,476	18.2	3.87
Total Operating Expenses	$3,130,281	$3,149,223	$2,982,226	$3,090,571	$3,272,684	$3,159,960	26.8%	$5.72

Net Operating Income	$9,122,995	$8,408,052	$7,638,750	$7,326,942	$7,868,300	$8,617,578	73.2%	$15.59
Replacement Reserves	0	0	0	0	0	82,919	0.7	0.15
TI/LC	0	0	0	0	0	596,968	5.1	1.08
Net Cash Flow	$9,122,995	$8,408,052	$7,638,750	$7,326,942	$7,868,300	$7,937,690	67.4%	$14.36

NOI DSCR	1.76x	1.62x	1.47x	1.41x	1.52x	1.66x
NCF DSCR	1.76x	1.62x	1.47x	1.41x	1.52x	1.53x
NOI Debt Yield	14.0%	12.9%	11.8%	11.3%	12.1%	13.3%
NCF Debt Yield	14.0%	12.9%	11.8%	11.3%	12.1%	12.2%
(1)	Gross Potential Rent is based on the underwritten rent roll dated December 31, 2022 and includes rent steps through March 2024 totaling $82,567 and payment in lieu of base rent of $302,400 applied for H&M (which pays percentage rent of 8.0% of gross sales in lieu of base rent) and Cotton on Kids (which pays percentage rent of 10.0% of gross sales in lieu of base rent) using December 2022 TTM sales figures.
(2)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	Other Income is comprised of (i) contractual rent for four specialty tenants with 12-month leases, (ii) average historical income from temporary seasonal tenants, which have signed leases less than 12 months, (iii) 2023 budgeted business development revenue, lease termination income, trash pad and other rents, parking revenue and budget topside revenue and (iv) overage rent applied for all contractual tenants using the December 2022 TTM sales figures.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Shoppes at River Crossing Property of $102,000,000 as of January 13, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated January 6, 2023, there was no evidence of any recognized environmental conditions at the Shoppes at River Crossing Property.

Market Overview and Competition. The Shoppes at River Crossing Property is located in Macon, Georgia, within the Outlying Bibb County submarket of the Macon retail market. The immediate area around the Shoppes at River Crossing Property can be described as typical suburban land uses, including a mixture of single-family residential dwellings, multi-family residential complexes, and retail development with access to Interstate 75 and US Highway 23. Major employers around the area include GEICO, Navicent Health Medical Center, Coliseum Health Systems, and Mercer University. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Outlying Bibb County submarket was approximately 3.0%, with average asking rents of $12.35 per square foot and inventory of approximately 5.3 million square feet. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Macon retail market was approximately 5.5%, with average asking rents of $11.19 per square foot and inventory of approximately 17.9 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 3,445, 18,433 and 40,909, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $107,752, $112,398 and $113,714, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The table below presents leasing data at comparable retail properties with respect to the Shoppes at River Crossing Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
Shoppes at River Crossing(2)	Macon, GA	2007/2015	552,795	Dick’s	50,000	Feb. 2020	$10.50
Rivergate Shopping Center	Macon, GA	1989/2012	201,680	Confidential	900	July 2022	$20.00
Shops at North Park	Macon, GA	1988/NAP	216,795	Listing	900	Jan. 2023	$29.00
Walnut Creek Plaza	Macon, GA	2000/NAP	36,676	Cato	4,640	Feb. 2022	$14.00
Oglesby Square	Macon, GA	1999/NAP	46,814	Listing	4,900	Jan. 2023	$14.00
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll other than year built/renovated and lease type.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Shoppes at River Crossing Property:

Market Rent Summary

Tenant Type	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection
In Line - Tier 1 Space:	$45.00	84	3.00%/year
In Line - Tier 2 Space:	$35.00	84	3.00%/year
In Line - Tier 3 Space:	$20.00	60	3.00%/year
Large In Line Space:	$20.00	84	3.00%/year
Mini Anchor Space:	$12.50	120	2.50%/year
Jr Anchor Space:	$12.00	120	2.50%/year
Dept Store Space:	$1.00	120	2.50%/year
Restaurant Space:	$26.00	120	3.00%/year

Escrows.

Real Estate Taxes – During a Cash Management Period (as defined below), the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – During a Cash Management Period, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, monthly deposits for insurance premiums will not be required, even if a Cash Management Period exists, if the insurance policies are part of a blanket policy meeting the requirements of the Shoppes at River Crossing Mortgage Loan documents, and the insurance premiums payable for such policies have been prepaid for not less than one year in advance (or such lesser coverage period for which insurance certificates were delivered at origination).

Replacement Reserve – During a Cash Management Period, other than a Cash Management Period due solely to an Anchor Tenant Trigger Event (as defined below), the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $11,517 into a reserve for repairs and replacements to the Shoppes at River Crossing Property; provided that such monthly deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed approximately $276,398.

TI/LC Reserve – During a Cash Management Period, other than a Cash Management Period due solely to an Anchor Tenant Trigger Event, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $46,066 into a reserve for future tenant improvements, tenant allowances, landlord work, leasing commissions and similar expenses with respect to the Shoppes at River Crossing Property; provided that such monthly deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed approximately $1,105,590.

Gap Rent Reserve – The Shoppes at River Crossing Mortgage Loan documents provide for an upfront deposit on the origination date of $135,674 for gap rent for three tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

Anchor Tenant Reserve – During an Anchor Tenant Trigger Event, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of an amount equal to the Anchor Tenant Reserve Monthly Deposit (as defined below) for tenant improvements, leasing commissions, construction costs, landlord work and other related costs applicable to re-tenanting the applicable anchor space or other space at the Shoppes at River Crossing Property; provided that such monthly deposits with respect to any individual Anchor Tenant Trigger Event will cease once the aggregate amount deposited into such reserve equals or exceeds $50 per gross leasable square foot of the applicable Anchor Tenant space as of the origination date (the “Individual Anchor Threshold Amount”).

“Anchor Tenant Trigger Event” means any of Belk, Dick’s or Dillard’s or any replacement for the foregoing (each, an “Anchor Tenant”);

(i)	has “gone dark” (until such time as such Anchor Tenant operates its business for a period of no less than 30 consecutive days), other than temporary closures (A) in connection with a restoration, repair or renovation, (B) in accordance with applicable law, regulations and/or governmental mandates, (C) due to civil unrest or (D) for any reason, if less than 60 days; or
(ii)	is the subject of a bankruptcy proceeding (until such bankruptcy is dismissed or the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrower, such lease is (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant); or
(iii)	has vacated its premises or given written notice of its intent to do so (until such time as such Anchor Tenant has reoccupied its premises or rescinded any such notice); or
(iv)	has terminated, canceled or surrendered its lease or given written notice of its intent to do so (until such Anchor Tenant has rescinded any such notice, if applicable); or
(v)	fails to renew its lease within the applicable renewal option period provided in such lease (until such Anchor Tenant renews and/or extend its lease pursuant to the terms thereof);

provided, however, with respect to any individual Anchor Tenant Trigger Event, such Anchor Tenant Trigger Event shall, in addition to the specific cure events above, be deemed to have ceased upon either of:

(x) if the related Anchor Tenant parcel is then owned by the borrower, either (i) not less than 75% of the space occupied by such Anchor Tenant is re-let pursuant to the terms of the Shoppes at River Crossing Mortgage Loan documents, and the aggregate annual gross rent under such replacement lease(s) is not less than 75% of that under the applicable Anchor Tenant lease, or (ii) not less than 50% of the space occupied by such Anchor Tenant is re-let pursuant to the terms of the Shoppes at River Crossing Mortgage Loan documents, and the aggregate annual gross rent under such replacement lease(s) is not less than 100% of that under the applicable Anchor Tenant lease, and, in each case, (A) all tenant improvements, leasing commissions, landlord work and other related costs associated with re-tenanting the space have been paid in full or reserved with the lender and (B) the borrower has provided an officer’s certificate stating that such replacement tenant or occupant is in occupancy of its premises and paying base rent; or

(y) if the related Anchor Tenant parcel is not then owned by the borrower, the borrower has provided an officer’s certificate stating that the applicable Anchor Tenant Trigger Event does not result in the violation of cotenancy requirements in leases representing more than 15% of the aggregate rent payable under in-line leases (i.e. non-Anchor Tenant leases) at the Shoppes at River Crossing Property (or any such violation has been cured).

“Anchor Tenant Reserve Monthly Deposit” means all Initial Excess Cash Flow (as defined below), provided that to the extent that the Individual Anchor Threshold Amount has been deposited for each Anchor Tenant Trigger Event then continuing, such amount shall thereafter be zero.

Lockbox and Cash Management. The Shoppes at River Crossing Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the Shoppes at River Crossing Property (other than certain de minimis amounts from miscellaneous items) are required to be deposited directly to the lockbox account, and the borrower is required to notify all tenants, other than tenants under leases of less than one year, to send rent payments directly to the lockbox account. If, notwithstanding such direction, the borrower receives any rents or other revenue from the Shoppes at River Crossing Property (other than such de minimis amounts), it is required to deposit such amounts into the lockbox account within two business days after receipt. So long as no Cash Management Period exists under the Shoppes at River Crossing Mortgage Loan, funds in the lockbox account will be transferred to the borrower’s operating account. Within two business days of written notice of a Cash Management Period, the borrower is required to establish a lender-controlled cash collateral account, and during a Cash Management Period, all funds in the lockbox account are required to be transferred to such cash collateral account and, applied each month, (i) to make the monthly deposits into the tax and insurance reserve funds (if any) as described above under “Escrows,” (ii) to pay debt service under the Shoppes at River Crossing Mortgage Loan, (iii) provided no event of default exists as to which the lender has initiated an enforcement action, to pay operating expenses in an amount up to 115% of the operating expenses for such month set forth in the lender-approved annual budget, and to pay capital expenditures in an amount up to 110% of the capital expenditures for such month set forth in the lender-approved annual budget, and extraordinary expenses which have been reasonably approved by the lender, (iv) unless the Cash Management Period is due solely to an Anchor Tenant Trigger Event, to make the monthly deposits into the replacement reserve and rollover reserve (if any) as described above under “Escrows,” (v) if an Anchor Tenant Trigger Event exists, to deposit all excess amounts (the “Initial Excess Cash Flow”) (1) if the Cash Management Period is solely due to such Anchor Tenant Trigger Event, after payment of the amounts set forth in clauses

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

(i) through (iii) above, and (2) if the Cash Management Period is not solely due to such Anchor Tenant Trigger Event, after payment of the amounts set forth in clauses (i) through (iv) above, in each case up to the Individual Anchor Threshold Amount, into the Anchor Tenant Reserve Account, and (vi) to deposit all remaining cash flow, (1) if a Cash Sweep Period (as defined below) exists, into an excess cash flow reserve account to be held as additional collateral during the continuance of such Cash Sweep Period, and (2) otherwise, to the borrower’s operating account.

Funds in the excess cash flow reserve account may be used for operating and capital expenses, redevelopment expenses, restoration expenses, emergency and life safety expenses, fees and costs payable to the lender, and distributions to the borrower’s equityholders of an amount not to exceed $100,000 per annum, as reasonably determined by the borrower to satisfy the distribution requirements applicable to real estate investment trusts; provided that such $100,000 cap may be exceeded if the borrower has delivered to the lender funds in the amount requested in excess of the cap.

“Cash Management Period” means a period:

(i)	commencing upon an event of default under the Shoppes at River Crossing Mortgage Loan, and ending upon the cure or waiver of such event of default; or
(ii)	commencing upon the Net Debt Yield (as defined below) of the Shoppes at River Crossing Mortgage Loan being less than 12.0% as of the end of any calendar quarter and ending upon the Net Debt Yield being at least 12.0% for two consecutive calendar quarters; or
(iii)	commencing upon an Anchor Tenant Trigger Event, and ending upon the earliest of (x) no Anchor Tenant Trigger Event is then continuing and (y) the borrower has deposited into the Anchor Tenant Reserve Account funds sufficient to satisfy all Individual Anchor Threshold Amounts.

“Cash Sweep Period” means a period:

(i)	commencing upon an event of default under the Shoppes at River Crossing Mortgage Loan, and ending upon the cure or waiver of such event of default; or
(ii)	commencing upon the Net Debt Yield of the Shoppes at River Crossing Mortgage Loan being less than 11.0% as of the end of any calendar quarter and ending upon the Net Debt Yield being at least 11.0% for two consecutive calendar quarters.

“Net Debt Yield” means (x) the adjusted net operating income (calculated as set forth in the Shoppes at River Crossing Mortgage Loan documents) divided by (y) the aggregate outstanding principal amount of the Shoppes at River Crossing Mortgage Loan as of the date of determination, less the amount of any reserve funds then on deposit.

The borrower is permitted to cure a Cash Management Period or Cash Sweep Period caused by a decline in Net Debt Yield by prepaying the Shoppes at River Crossing Mortgage Loan in part (together with, if prior to the open prepayment period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium), or delivering cash or immediately available federal funds to the lender, in each case in an amount such that the applicable debt yield threshold is satisfied.

Property Management. The Shoppes at River Crossing Property is managed by General Growth Services, Inc., an affiliate of the borrower.

Partial Release. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Shoppes at River Crossing Property) parcels (including “air rights” parcels) or outlots or (B) any Expansion Parcel (as defined below), including any Anchor Tenant parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Shoppes at River Crossing Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Shoppes at River Crossing Mortgage Loan to achieve such condition (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium) and (v) the release will not result in a material diminution in the value of the Shoppes at River Crossing Property.

Real Estate Substitution. In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Shoppes at River Crossing Mortgage Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Shoppes at River Crossing Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Shoppes at River Crossing Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Acquired

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Retail – Lifestyle Center	Loan #7	Cut-off Date Balance:	$65,000,000
5080 Riverside Drive	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Macon, GA 31210		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

Parcel, the borrower has delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in each case in an amount equal to or greater than $2,600,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Shoppes at River Crossing Mortgage Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iv) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Shoppes at River Crossing Mortgage Loan in order to meet such condition (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium), (v) the borrower acquires fee or leasehold title in the Acquired Parcel and (vi) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Acquired Expansion Parcels. The borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Shoppes at River Crossing Property, including any Anchor Tenant premises, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Shoppes at River Crossing Mortgage Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower satisfies similar conditions as are set forth under clause (iii) under “Real Estate Substitution” with respect to the Expansion Parcel.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Shoppes at River Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Shoppes at River Crossing Properties, together with 24 months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Acts of 2007, 2015 and 2019 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided that the borrower will not be obligated to expend an amount for terrorism insurance that is more than two times the annual insurance premium that is payable at such time with respect to the all risk and business interruption insurance (without giving effect to the cost of the terrorism or earthquake components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$60,300,000
150 Kapahulu Avenue	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Honolulu, HI 96815		U/W NCF DSCR:	2.02X
		U/W NOI Debt Yield:	15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

No. 8 – Queen Kapiolani Hotel
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance:	$60,300,000			Location:	Honolulu, HI
Cut-off Date Balance:	$60,300,000			Size:	315 Rooms
% of Initial Pool Balance:	5.9%			Cut-off Date Balance Per Room:	$191,429
Loan Purpose:	Recapitalization			Maturity Date Balance Per Room:	$191,429
Borrower Sponsor:	Financial Partners Group Co., Ltd.			Year Built/Renovated:	1968/2019
Guarantor:	Financial Partners Group Co., Ltd.			Title Vesting:	Leasehold
Mortgage Rate:	6.7130%			Property Manager:	QK Management, LLC
Note Date:	March 8, 2023			Current Occupancy (As of):	89.6% (12/31/2022)
Seasoning:	0 months			YE 2021 Occupancy(2):	73.2%
Maturity Date:	March 11, 2028			YE 2020 Occupancy(2):	22.2%
IO Period:	60 months			YE 2019 Occupancy(2):	84.3%
Loan Term (Original):	60 months			YE 2018 Occupancy(3):	71.2%
Amortization Term (Original):	0 months			As-Is Appraised Value:	$134,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per Room:	$425,397
Call Protection:	L(24),YM1(32),O(4)			As-Is Appraisal Valuation Date:	January 24, 2023
Lockbox Type:	Hard / Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			TTM NOI (12/31/2022)(2):	$9,806,910
Additional Debt Type (Balance):	NAP			YE 2021 NOI(2):	$4,421,952
				YE 2020 NOI(2):	$(2,628,674)
				YE 2019 NOI(2):	$4,591,920
				U/W Revenues:	$26,626,999
				U/W Expenses:	$17,286,485
Escrows and Reserves(1)				U/W NOI:	$9,340,514
	Initial	Monthly	Cap	U/W NCF:	$8,275,434
Taxes	$154,206	$77,103	NAP	U/W DSCR based on NOI/NCF:	2.28x / 2.02x
Insurance	$142,928	$35,732	NAP	U/W Debt Yield based on NOI/NCF:	15.5% / 13.7%
FF&E Reserve	$0	$22,189	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.5% / 13.7%
Ground Rent Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.0%
F&B Percentage Rent Credit	$315,026	$0	NAP	LTV Ratio at Maturity:	45.0%

Sources and Uses
Sources			Uses
Loan amount	$60,300,000	100.0%	Return of Equity(4)	$55,795,702	92.5%
			Upfront Reserves	612,160	1.0
			Closing costs(5)	3,892,139	6.5
Total Sources	$60,300,000	100.0%	Total Uses	$60,300,000	100.0%
(1)	See “Escrows” section.
(2)	The decrease in Occupancy and YE NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in occupancy from 73.2% to 89.6% and an increase in the average daily rent (“ADR”) from $183.56 to $219.68.
(3)	The Queen Kapiolani Hotel Property (defined below) underwent a renovation from July 2017 to March 2019, resulting in lower YE 2018 occupancy. 2018 occupancy was obtained from a third party research report.
(4)	The Queen Kapiolani Hotel Property was previously unencumbered as the borrower purchased the Queen Kapiolani Hotel Property on December 14, 2022 in an all-cash transaction for a purchase price of $134 million.
(5)	A portion of the closing cost is attributed to an interest rate buy down.

The Mortgage Loan. The eighth largest mortgage loan (the “Queen Kapiolani Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $60,300,000 and secured by the leasehold interest in a 315-room full-service hotel located in Honolulu, Hawaii (the “Queen Kapiolani Hotel Property”).

The Borrower and Borrower Sponsors. The borrower is US Property Investment Fund (HI 1) LP, a Hawaii limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queen Kapiolani Hotel Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$60,300,000
150 Kapahulu Avenue	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Honolulu, HI 96815		U/W NCF DSCR:	2.02X
		U/W NOI Debt Yield:	15.5%

The borrower sponsor and non-recourse carveout guarantor is Financial Partners Group Co., Ltd. (“FPG”). FPG was founded in 2001 and is a Japanese based investment group publicly traded on the Tokyo Stock Exchange. FPG is headquartered in Tokyo and employs approximately 337 employees. FPG’s business areas include the leasing fund business, real estate funds, insurance sales, M&A, and Fin Tech. FPG currently owns two real estate assets in the United States, including the Queen Kapiolani Hotel Property.

The Property. The Queen Kapiolani Hotel Property is an 18-story, 315-room, full-service hotel located in Honolulu, Hawaii. Built in 1968, the Queen Kapiolani Hotel Property underwent a $35.0 million ($111,111/room) renovation from July 2017 to March 2019, which included the renovation of all guest rooms, corridors, common areas, a new restaurant, a new lanai overlooking Kapiolani Park, and fully updated back of the house. Amenities at the Queen Kapiolani Hotel Property include approximately 7,000 square feet of indoor meeting space, an indoor/outdoor terrace with views of Diamond Head, an outdoor pool, a new fitness center, and approximately 11,000 square feet of retail comprised of a full-service restaurant, grab and go coffee shop, an art gallery, a surf shop/school, an ice cream shop and a private adventure concierge. Located on 0.83-acres, the borrower purchased the Queen Kapiolani Hotel Property in December 2022 for $134.0 million ($425,397/room) and operates it as an unflagged hotel. The Queen Kapiolani Hotel Property includes 90 garage parking spaces, all of which are valet-only.

The Queen Kapiolani Hotel Property guestroom configuration consists of 205 queen rooms, 74 king rooms and 36 suites. The guestrooms feature flat-screen televisions, desk with chair, dresser, lamps and a lounge chair. Approximately 70% of the rooms have a private lanai overlooking the Pacific Ocean or Kapiolani Park and Diamond Head.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Queen Kapiolani Hotel Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Queen Kapiolani Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020 TTM	43.1%	$195.79	$84.39	70.7%	$182.07	$128.81	164.1%	93.0%	152.6%
12/31/2021 TTM	58.6%	$194.02	$113.69	74.1%	$183.98	$136.30	126.4%	94.8%	119.9%
12/31/2022 TTM	78.8%	$232.27	$183.08	89.6%	$219.68	$196.76	113.6%	94.6%	107.5%
(1)	Source: Third-party research report.
(2)	According to a third-party research report, the competitive set includes The Twin Fin, The Surfjack Hotel & Swim Club, The Laylow Autograph Collection, ‘Alohilani Resort Waikiki Beach, Park Shore Waikiki, Outrigger Waikiki Beachcomber Hotel, and Hyatt Centric Waikiki Beach.

The following table presents historical occupancy percentages at the Queen Kapiolani Hotel Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)
71.2%	84.3%	22.2%	73.2%	89.6%
(1)	Information obtained from a third-party research report.
(2)	Information obtained from the historical operating statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$60,300,000
150 Kapahulu Avenue	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Honolulu, HI 96815		U/W NCF DSCR:	2.02X
		U/W NOI Debt Yield:	15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queen Kapiolani Hotel Property:

Cash Flow Analysis

	2019	2020	2021	TTM 12/31/2022(1)	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	84.3%	22.2%	73.2%	89.6%	89.6%
ADR	$171.68	$181.72	$183.56	$219.68	$219.68
RevPAR	$144.64	$40.39	$134.43	$196.76	$196.76

Room Revenue	$16,629,992	$4,656,778	$15,455,725	$22,621,922	$22,621,922	85.0%	$71,816
Food & Beverage Revenue	0	0	0	0	0	0.0	0
Retail Revenue(3)	757,528	496,274	966,770	1,277,187	1,394,968	5.2	4,428
Parking Revenue	696,203	220,650	481,540	544,710	544,710	2.0	1,729
Other Revenue(4)	2,175,840	634,202	1,719,947	2,065,399	2,065,399	7.8	6,557
Total Revenue	$20,259,563	$6,007,904	$18,623,982	$26,509,218	$26,626,999	100.0%	$84,530

Room Expense	6,878,397	2,692,089	6,464,262	7,934,480	7,934,480	35.1	25,189
Food & Beverage Expense	0	0	0	0	0	0.0	0
Telephone Expense	0	0	0	0	0	0.0	0
Other Department Expense	285,511	88,246	289,789	408,034	408,034	19.8	1,295
Total Department Expenses	$7,163,908	$2,780,335	$6,754,051	$8,342,514	$8,342,514	31.3%	$26,484
Gross Operating Income	$13,095,655	$3,227,569	$11,869,931	$18,166,704	$18,284,485	68.7%	$58,046

Total Undistributed Expenses	6,431,378	3,490,609	5,016,774	6,018,500	6,022,313	22.6	19,118
Gross Operating Profit	$6,664,277	($263,040)	$6,853,157	$12,148,204	$12,262,172	46.1%	$38,928

Property Taxes	777,994	997,473	1,005,735	914,444	918,061	3.4	2,914
Insurance	233,753	272,777	330,086	330,865	408,361	1.5	1,296
Ground Lease	1,060,610	1,095,384	1,095,384	1,095,985	1,595,236(5)	6.0	5,064
Total Operating Expenses	$15,667,643	$8,636,578	$14,202,030	$16,702,308	$17,286,485	64.9%	$54,878

Net Operating Income	$4,591,920	($2,628,674) (6)	$4,421,952(6)	$9,806,910(6)	$9,340,514	35.1%	$29,652
FF&E	0	0	0	0	1,065,080	4.0	$3,381
Net Cash Flow	$4,591,920	($2,628,674)	$4,421,952	$9,806,910	$8,275,434	31.1%	$26,271

NOI DSCR	1.12x	(0.64x)	1.08x	2.39x	2.28x
NCF DSCR	1.12x	(0.64x)	1.08x	2.39x	2.02x
NOI DY	7.6%	(4.4%)	7.3%	16.3%	15.5%
NCF DY	7.6%	(4.4%)	7.3%	16.3%	13.7%
(1)	The TTM 12/31/2022 utilizes the TTM 12/31/2022 for revenues and TTM 11/30/2022 for expenses (with the Room Expense and Other Departmental Expense based on the percentage of revenue as shown in the TTM 11/30/2022), due to the borrower acquiring the Queen Kapiolani Hotel Property on December 14, 2022 and the expense side of the cash flow statement at year end 2022 being distorted due to the acquisition.
(2)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, Telephone Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Retail Revenue is comprised of the base rent, CAM, and percentage rent from the five retail tenants at the Queen Kapiolani Hotel Property, Plan Do See (DECK View Bar & Grill and Knots Coffee Roasters), Greenroom Gallery, Hans Hedemann surf shop/school, Aloha Whip ice cream shop, and Air Methods/Blue Hawaiian Activities (private adventure concierge), that are leased to a third-party operator.
(4)	Other Revenue primarily consists of resort fees, cancellation fees, commissions and miscellaneous income.
(5)	The ground lease expense is underwritten based on the average ground rent over the Queen Kapiolani Hotel Mortgage Loan term. Annual ground rent is currently $1,046,092 (plus Hawaii general excise tax, or GET, of 4.712%) through December 2024, with the next reset occurring for the five-year period from January 1, 2025 to December 31, 2029. The estimated ground rent at the reset is based on the appraisal estimated rent for that period of $1,799,817.
(6)	The decrease in NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in occupancy from 73.2% to 89.6% and an increase in ADR from $183.56 to $219.68.

Appraisal. The appraised value of $134,000,000 is dated January 24, 2023 and represents the As-Is value of the Queen Kapiolani Hotel Property. The appraisal also provided a Prospective Market Value upon Stabilization of $147,400,000 as of January 24, 2025, representing a 40.9% Cut-Off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated June 2, 2022, there was no evidence of any recognized environmental conditions at the Queen Kapiolani Hotel Property.

Market Overview and Competition. The Queen Kapiolani Hotel Property is located in Honolulu, Hawaii, approximately one block from Waikiki Beach. The immediate area is comprised primarily of high-rise hotels and condominium buildings with retail and restaurants on the ground floor, luxury retail, and beach parks. The Queen Kapiolani Hotel Property is located adjacent to Kapi’olani Regional Park and the Honolulu Zoo, and within 2.4 miles of the Diamond Head State Monument. Additionally, the Queen Kapiolani Hotel Property is within 0.8 miles of the Ala Wai Golf Course and International Market Place, an open-air shopping, dining and entertainment venue with over 90 stores and a grand lanai. The Queen Kapiolani Hotel Property has access throughout the region via

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$60,300,000
150 Kapahulu Avenue	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Honolulu, HI 96815		U/W NCF DSCR:	2.02X
		U/W NOI Debt Yield:	15.5%

H-1, located approximately 1.4 miles from the Queen Kapiolani Hotel Property. Additionally, the Queen Kapiolani Hotel Property is located approximately 10.1 miles from the Daniel K Inouye International Airport.

Tourism is the main driver of demand in the market and according to the Hawaii Department of Business, Economic Development and Tourism, total visitor days in Oahu increased 109.3% from 2020 to 2021, and 34.2% from 2021 to 2022, with 2022 levels approximately 13.4% lower than pre-COVID 2019 visitor days.

According to the appraisal, the estimated 2022 population within a three- and five-mile radius of the Queen Kapiolani Hotel Property was 174,244 and 263,291, respectively. The estimated 2022 average household income within the same three- and five-mile radii was $105,480 and $109,893, respectively.

The appraisal did not identify any directly competitive properties either proposed or under construction.

The table below presents certain information relating to comparable sales pertaining to the Queen Kapiolani Hotel Property identified by the appraisal:

Comparable Sales Summary(1)
Property Name	Location	Year Built / Renovated	Rooms	Sale Date	Sale Price / Room
Queen Kapiolani Hotel (Subject)	150 Kapahulu Avenue Honolulu, HI	1968 / 2019	315	12/2022	$425,397
Royal Lahaina Resort	2780 Kekaa Drive Lahaina, HI	1962 / NAV	494	12/2021	$678,053
Waikiki Sand Villa Hotel	2375 Ala Wai Boulevard Honolulu, HI	1974 / NAV	214	3/2021	$242,991
Holiday Inn Express Waikiki	2058 Kuhio Avenue Honolulu, HI	1984 / NAV	596	11/2019	$344,799
The Modern	1775 Ala Moana Boulevard Honolulu, HI	1965 / NAV	360	4/2018	$597,419
Hilton Garden Inn Waikiki	2330 Kuhio Avenue Honolulu, HI	1971 / NAV	623	3/2018	$340,289
Aston Waikiki Beach Hotel	2570 Kalakaua Avenue Honolulu, HI	1969 / NAV	645	3/2018	$310,078
(1)	Source: Appraisal

Escrows.

Real Estate Taxes – The Queen Kapiolani Hotel Mortgage Loan documents require an upfront deposit of $154,206 and ongoing monthly deposits of $77,103 for real estate taxes.

Insurance – The Queen Kapiolani Hotel Mortgage Loan documents require an upfront reserve of $142,928 and ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially $35,732.

FF&E Reserve – The Queen Kapiolani Hotel Mortgage Loan documents require ongoing monthly deposits in an amount equal to the sum of (a) the greater of (i) the then-existing FF&E scheduled reserve amount and (ii) 1/12th of the FF&E Deposit Percentage (defined below) and (b) 1/12th of any increase (if any) in the budgeted expenses for FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease), as identified in the annual budget delivered to the lender, and any extraordinary FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease) which are not in the annual budget that are expected by the borrower to be incurred. The reserve is initially estimated at $22,189.

“FF&E Deposit Percentage” means 4.0%; however, so long as the borrower is required to deposit (and is depositing) an amount of 3.0% or more of underwritten revenue into a capex reserve required by the ground lease then the FF&E Deposit Percentage will be 1.0%

Ground Rent Reserve – During the continuance of a Cash Trap Event Period (defined below) the Queen Kapiolani Hotel Mortgage Loan documents require the borrower to deposit, on each monthly payment date, the monthly ground rent payment date in an amount equal to the ground rent payable for the month immediately following the month in which the monthly payment date occurs. Provided no event of default is continuing, the lender will apply the ground rent reserve funds to the payment of the ground rent.

F&B Percentage Rent Credit Reserve – The loan documents require an upfront deposit of $315,026 representing the amount of future percentage rent credits under the existing food and beverage lease. The borrower will deliver to the lender a food and beverage percentage rent credit statement for the preceding calendar month and provided no event of default is continuing, the lender will disburse the food and beverage credit according to the statement for the immediately preceding month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$60,300,000
150 Kapahulu Avenue	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Honolulu, HI 96815		U/W NCF DSCR:	2.02X
		U/W NOI Debt Yield:	15.5%

Lockbox and Cash Management. The Queen Kapiolani Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. At loan origination the borrower was required to establish a deposit account for the exclusive benefit of the lender, and the borrower and manager are required to cause all rents and credit card receipts to be deposited directly into the deposit account. Any rents otherwise received by the borrower or manager are required to be deposited into such account within three business days after receipt. Prior to a Cash Trap Event Period (defined below) all funds in the deposit account will be distributed to the borrower. Upon the occurrence of a Cash Trap Event Period, the lender will establish a lender-controlled cash management account and all funds in the deposit account will be swept into the account every business day. After the satisfaction of the cash flow waterfall, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the Queen Kapiolani Hotel Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the amortizing net cash flow debt service coverage ratio falling below 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Queen Kapiolani Hotel Property is managed by QK Management, LLC, an affiliate of Sightline Hospitality.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease.  The Queen Kapiolani Hotel Property is subject to a ground lease with a lease expiration of December 31, 2081. The ground lease payments from September 1, 2019 through December 31, 2024 are equal to $1,046,092 per year. The ground lease payments will reset on January 1, 2025 and will be equal to the greater of (a) the fair market value of the land as of that date, multiplied by 6.5% and (b) $1,046,092. The ground lease payments will reset again on January 1, 2030, and will equal 105% of the previous period’s rent through December 31, 2034. The next period will reset January 1, 2035, with the first five-year period being equal to the greater of (a) the fair market value of the land as of that date, multiplied by 8% and (b) the previous period’s rent, and the second five-year period being reset to 105% of the previous period’s rent. Additional increases will occur until lease expiration.

Terrorism Insurance. The Queen Kapiolani Hotel Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Queen Kapiolani Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

FedEx Ground – Cumberland

Pick'n Save

Pick 'n Save – Watertown

FOOD LION

Food Lion – Elizabeth City

DOLLAR GENERAL

Dollar General – Swartz Creek

FAMILY DOLLAR

Family Dollar – Chicago

CVS pharmacy

CVS Pharmacy – New Cumberland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

No. 9 – ExchangeRight Net Leased Portfolio #62
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	CREFI			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype(4):	Various – Various
Original Principal Balance:	[$48,500,000]			Location(4):	Various
Cut-off Date Balance:	[$48,500,000]			Size:	427,964 SF
% of Initial Pool Balance:	4.7%			Cut-off Date Balance Per SF:	$113.33
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$113.33
Borrower Sponsors:	ExchangeRight Real Estate, LLC			Year Built/Renovated(4):	Various/Various
	ExchangeRight Real Estate, LLC			Title Vesting:	Fee
Guarantors:	David Fisher, Joshua Ungerecht and			Property Manager:	NLP Management, LLC
	Warren Thomas				(borrower related)
Mortgage Rate:	[5.6600]%			Current Occupancy (As of):	100.0% (3/1/2023)
Note Date(1):	[March 14, 2023]
Seasoning:	0 months			YE 2022 Occupancy(5):	NAV
Maturity Date:	[April 1, 2028]			YE 2021 Occupancy(5):	NAV
IO Period(2):	61 months			YE 2020 Occupancy(5):	NAV
Loan Term(2) (Original):	61 months			As-Is Appraised Value(6):	$100,100,000
Amortization Term (Original):	0 months			As-Is Appraised Value Per SF:	$233.90
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date(6):	Various
Call Protection(2):	L(24),D(30),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			YE 2022 NOI(5):	NAV
Additional Debt Type (Balance):	NAP			YE 2021 NOI(5):	NAV
				YE 2020 NOI(5):	NAV
				YE 2019 NOI(5):	NAV
				U/W Revenues:	$5,715,367
				U/W Expenses:	$171,461
Escrows and Reserves(3)				U/W NOI:	$5,543,906
	Initial	Monthly	Cap	U/W NCF:	$5,479,712
Taxes	[$0]	[Springing]	[NAP]	U/W DSCR based on NOI/NCF:	1.99x / 1.97x
Insurance	[$0]	[Springing]	[NAP]	U/W Debt Yield based on NOI/NCF:	11.4% / 11.3%
Replacement Reserve	[$0]	[Springing]	[NAP]	U/W Debt Yield at Maturity based on NOI/NCF:	11.4% / 11.3%
TI/LC Reserve	[$500,000]	[Springing]	[NAP]	Cut-off Date LTV Ratio:	48.5%
				LTV Ratio at Maturity:	48.5%

Sources and Uses
Sources				Uses
Original Mortgage loan amount	[$48,500,000]	[49.7	%]	Purchase Price	[$96,102,931]	[98.5	%]
Sponsor Equity	[49,102,931]	[50.3	]	Closing costs	[1,000,000]	[1.0	]
				TI/LC Reserve	[500,000]	[0.5	]
Total Sources	[$97,602,931]	[100.0	%]	Total Uses	[$97,602,931]	[100.0	%]
(1)	The origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan (as defined below) is expected to occur on [March 14, 2023] and the materials provided herein are premised upon drafts of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents, however, there can be no assurance that the Mortgage Loan will be originated as expected or at all.
(2)	The first payment date for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is [May 1, 2023]. On the Closing Date, Citi Real Estate Funding Inc. (“CREFI”) will deposit sufficient funds to pay the amount of interest that would be due with respect to a [April 1, 2023] payment. IO Period, Loan Term (Original) and Prepayment Provisions are inclusive of the additional April 1, 2023 interest-only payment funded by CREFI on the Closing Date.
(3)	See “Escrows” section.
(4)	See “The Properties” section below.
(5)	Historical occupancy and NOI are unavailable because the ExchangeRight Net Leased Portfolio #62 Properties (as defined below) were acquired by the borrower between [ ] and March 14, 2023.
(6)	The individual appraisal valuations are dated between December 8, 2022 and February 28, 2023.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #62 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of [$48,500,000] and secured by the fee interests in 14 single-tenant retail properties, two medical office properties and one industrial property collectively located in 10 states (the “ExchangeRight Net Leased Portfolio #62 Properties”). The ExchangeRight Net Leased Portfolio #62 Mortgage Loan has an outstanding principal balance as of the Cut-off Date

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

of $[48,500,000]. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan, which accrues interest at a rate of [5.6600]% per annum, was originated on [___], 2023.

The Borrower and Borrower Sponsor. The borrower for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is ExchangeRight Net-Leased Portfolio 62 DST, a Delaware statutory trust. The borrower sponsors and guarantors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Net-Leased Portfolio 62 DST is 99.0% owned by accredited investors and 1.0% owned by David Fisher, Joshua Ungerecht and Warren Thomas, (collectively, the “Individual Guarantors”), ExchangeRight Net-Leased Portfolio 62 DST is managed by NLP Management, LLC, an affiliate of ExchangeRight Real Estate, LLC, a provider of 1031-exchangeable Delaware statutory trust (“DST”) offerings based in Pasadena, California with more than $5.4 billion of assets under management, more than 21 million square feet of space and more than 1,100 properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan. Gregory S. Harrison, the DST’s signatory trustee has the right to vote on certain material actions taken by ExchangeRight Net-Leased Portfolio 62 DST.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #62 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #62 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #62 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #62 Master Tenant’s interest in all tenant rents will be assigned to the borrower, which in turn will collaterally assigned its interest to the lender. The master lease will be subordinate to the ExchangeRight Net Leased Portfolio #62 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the lender will have the right to cause the borrower to terminate the master lease. A default under the master lease will be an event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan and give rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #62 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender will have the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #61 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Net Leased Portfolio #62 Properties are comprised of 14 single-tenant retail properties, two medical office properties and one industrial property totaling 427,964 square feet and located across 10 states. The ExchangeRight Net Leased Portfolio #62 Properties are located in the following states: Maryland (one property, 45.0% of net rentable area and 42.3% of underwritten rent), Wisconsin (one property, 14.2% of net rentable area and 13.6% of underwritten rent), Texas (five properties, 11.7% of net rentable area and 15.8% of underwritten rent), Louisiana (four properties, 9.1% of net rentable area and 6.6% of underwritten rent), North Carolina (one property, 8.2% of net rentable area and 7.5% of underwritten rent), Pennsylvania (one property, 2.5% of net rentable area and 4.0% of underwritten rent), Michigan (one property, 2.5% of net rentable area and 1.7% of underwritten rent), Alabama (one property, 2.5% of net rentable area and 1.9% of underwritten rent), Massachusetts (one property, 2.4% of net rentable area and 4.5% of underwritten rent), and Illinois (one property, 1.9% of net rentable area and 2.1% of underwritten rent). Built between 1980 and 2023, the ExchangeRight Net Leased Portfolio #62 Properties range in size from 8,316 square feet to 192,500 square feet.

The ExchangeRight Net Leased Portfolio #62 Properties are leased to the following eight nationally recognized tenants operating in industrial and diverse retail segments: FedEx Ground, Dollar General, Pick 'n Save, Food Lion, Family Dollar, CVS Pharmacy, Fresenius Medical Care and BioLife Plasma Services L.P. Leases representing 89.7% of net rentable area and 91.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #62 Properties which are presented in descending order of their Appraised Values:

ExchangeRight Net Leased Portfolio #62 Properties Summary(1)

Tenant Name City, State	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	% of Annual UW Base Rent(2)	Renewal Options
FedEx Ground Cumberland, MD	2022	192,500	45.0%	9/30/2032	46,300,000	46.3%	$2,546,408	$13.23	42.3%	2, 5-Year
Pick 'n Save Watertown, WI	1980	60,689	14.2%	12/31/2030	11,700,000	11.7%	$819,302	$13.50	13.6%	4, 5-Year
BioLife Plasma Services L.P. (3) Irving, TX	2023	10,122	2.4%	3/31/2037	9,080,000	9.1%	$557,856	$55.11	9.3%	3, 5-Year
Food Lion Elizabeth City, NC	2007	35,032	8.2%	10/2/2027	7,000,000	7.0%	$452,000	$12.90	7.5%	4, 5-Year
Fresenius Medical Care Fairhaven, MA	2015	10,330	2.4%	11/30/2030	4,200,000	4.2%	$273,287	$26.46	4.5%	3, 5-Year
CVS Pharmacy Fairview Township, PA	2007	10,818	2.5%	1/31/2030	3,800,000	3.8%	$239,360	$22.13	4.0%	Various(4)
Family Dollar Chicago, IL	2019	8,316	1.9%	3/31/2034	2,220,000	2.2%	$127,624	$15.35	2.1%	6, 5-Year
Dollar General Midland, TX	2016	10,896	2.5%	11/30/2031	1,850,000	1.8%	$116,028	$10.65	1.9%	3, 5-Year
Dollar General Sylacauga, AL	2022	10,610	2.5%	8/31/2037	1,825,000	1.8%	$114,784	$10.82	1.9%	5, 5-Year
Dollar General Baton Rouge, LA	2022	10,716	2.5%	9/30/2037	1,770,000	1.8%	$110,596	$10.32	1.8%	3, 5-Year
Dollar General Horizon City, TX	2022	10,640	2.5%	11/30/2037	1,700,000	1.7%	$106,008	$9.96	1.8%	5, 5-Year
Dollar General Ponchatoula, LA	2022	10,722	2.5%	4/30/2037	1,640,000	1.6%	$102,311	$9.54	1.7%	3, 5-Year
Dollar General Swartz Creek, MI	2022	10,677	2.5%	11/30/2037	1,600,000	1.6%	$99,656	$9.33	1.7%	5, 5-Year
Dollar General Gonzales, LA	2020	9,198	2.1%	7/31/2036	1,540,000	1.5%	$96,070	$10.44	1.6%	3, 5-Year
Dollar General Houston, TX	2008	9,065	2.1%	2/29/2028	1,415,000	1.4%	$91,909	$10.14	1.5%	2, 5-Year
Family Dollar Lafayette, LA	2019	8,449	2.0%	3/31/2030	1,260,000	1.3%	$85,200	$10.08	1.4%	6, 5-Year
Dollar General Eagle Pass, TX	2014	9,184	2.1%	1/31/2030	1,200,000	1.2%	$77,778	$8.47	1.3%	3, 5-Year
Total/Weighted Average		427,964	100.0%		$100,100,000	100.0%	$6,016,176	$14.06	100.0%
(1)	Information obtained from the appraisals.
(2)	Based on underwritten rent roll dated March 1, 2023.
(3)	BioLife Plasma Services L.P., the sole tenant at the BioLife Plasma Services L.P. – Irving property, has the right to terminate its lease at any time upon providing 30 days written notice to landlord, and payment of a termination fee.
(4)	CVS Pharmacy has 1, 4-Year and 1, 3-Year renewal options.

Major Tenants.

FedEx Ground (“FedEx”) (192,500 square feet; 45.0% of net rentable area; 42.3% of underwritten base rent; September 30, 2032 lease expiration) – FedEx is a provider of transportation, e-commerce and business services. It offers time definite delivery services and international trade services such as customs brokerage, and global ocean and air freight forwarding. The company provides small-package ground delivery services, residential delivery services, freight services, in-store services and other business solutions. FedEx has a market presence across various countries and territories in North America, South and Central America, Asia-Pacific, the Middle East, and Europe. FedEx is headquartered in Memphis, Tennessee.

Dollar General (91,708 square feet; 21.4% of net rentable area; 15.2% of underwritten base rent; with various lease expiration dates) – Dollar General is a discount retailer that offers merchandise, including consumable items, seasonal items, home products and apparel. Its merchandise includes brands from manufacturers, as well as its own private brand selections with prices at discounts to brands. Its consumables category includes paper and cleaning products, packaged food, perishables, snacks, health and beauty, pet, and tobacco products. Dollar General has more than 19,000 stores in 47 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

Pick 'n Save (60,689 square feet; 14.2% of net rentable area; 13.6% of underwritten base rent; December 31, 2030 lease expiration) – Pick ‘n Save is a grocery store chain founded in 1975 in Milwaukee, Wisconsin. In 2015, Pick 'n Save became a wholly owned subsidiary of Kroger. Kroger is a grocery store chain with nearly 2,800 stores in 35 states under two dozen banners and annual sales of more than $132.5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #62 Properties:

Major Tenants(1)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Major Tenants
FedEx Ground	NR / Baa2 / BBB	192,500	45.0%	$13.23	$2,546,408	42.3%	9/30/2032	N
Dollar General	NR / Baa2 / BBB	91,708	21.4%	$9.98	$915,139	15.2%	Various(4)	N
Pick 'n Save	NR / Baa1 / BBB	60,689	14.2%	$13.50	$819,302	13.6%	12/31/2030	N
Food Lion	NR / Baa1 / BBB+	35,032	8.2%	$12.90	$452,000	7.5%	10/2/2027	N
Family Dollar	NR / Baa2 / NR	16,765	3.9%	$12.69	$212,824	3.5%	Various(5)	N
CVS Pharmacy	NR / Baa2 / BBB	10,818	2.5%	$22.13	$239,360	4.0%	1/31/2030	N
Fresenius Medical Care	BBB- / Baa3 / BBB-	10,330	2.4%	$26.46	$273,287	4.5%	11/30/2030	N
BioLife Plasma Services L.P.(3)	NR / Baa2 / BBB+	10,122	2.4%	$55.11	$557,856	9.3%	3/31/2037	Y
Occupied Collateral Total		427,964	100.0%	$14.06	$6,016,176	100.0%

Vacant Space		0	0.0%

Collateral Total		427,964	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	BioLife Plasma Services L.P., the sole tenant at the BioLife Plasma Services L.P. – Irving property, has the right to terminate its lease at any time upon providing 30 days written notice to landlord, and payment of a termination fee.
(4)	Dollar General leases 91,708 square feet of space across nine properties: (i) Dollar General – Midland 10,896 square feet of space with an initial lease expiration of November 30, 2031; (ii) Dollar General – Sylacauga 10,610 square feet of space with an initial lease expiration of August 31, 2037; (iii) Dollar General - Baton Rouge 10,716 square feet of space with an initial lease expiration of September 30, 2037; (iv) Dollar General - Horizon City 10,640 square feet of space with an initial lease expiration of November 30, 2037; (v) Dollar General – Ponchatoula 10,722 square feet of space with an initial lease expiration of April 30, 2037; (vi) Dollar General - Swartz Creek 10,677 square feet of space with an initial lease expiration of November 30, 2037; (vii) Dollar General – Gonzales 9,198 square feet of space with an initial lease expiration of July 31, 2036; (viii) Dollar General – Houston 9,065 square feet of space with an initial lease expiration of February 29, 2028; and (ix) Dollar General - Eagle Pass 9,184 square feet of space with an initial lease expiration of January 31, 2030.
(5)	Family Dollar leases 16,765 square feet of space across two properties: (i) Family Dollar – Chicago 8,316 square feet of space with an initial lease expiration of March 31, 2034; and (ii) Family Dollar – Lafayette 8,449 square feet of space with an initial lease expiration of March 31, 2030

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #62 Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2027	1	35,032	8.2%	35,032	8.2%	452,000	7.5%	$12.90
2028	1	9,065	2.1%	44,097	10.3%	91,909	1.5%	$10.14
2029	0	0	0.0%	44,097	10.3%	0	0.0%	$0.00
2030	5	99,470	23.2%	143,567	33.5%	1,494,927	24.8%	$15.03
2031	1	10,896	2.5%	154,463	36.1%	116,028	1.9%	$10.65
2032	1	192,500	45.0%	346,963	81.1%	2,546,408	42.3%	$13.23
2033	0	0	0.0%	346,963	81.1%	0	0.0%	$0.00
Thereafter	8	81,001	18.9%	427,964	100.0%	1,314,904	21.9%	$16.23
Vacant	0	0	0.0%	427,964	100.0%	0	0.0%	$0.00
Total/Wtd. Avg.	17	427,964	100.0%			$6,016,176	100.0%	$14.06
(1)	Based on the underwritten rent roll dated March 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #62 Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	3/01/2023(2)
NAV	NAV	NAV	100.0%
(1)	The borrower sponsor recently acquired the ExchangeRight Net Leased Portfolio #62 Properties between [ ] and March [14], 2023. As such, historical occupancies are not available.
(2)	Information obtained from the underwritten rent roll date March 1, 2023.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio #62 Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Base Rent(4)	$5,983,935	99.5%	$13.98
Rent Steps	32,241	0.5	0.08
Total Reimbursements	0	0.0	0.00
Gross Potential Rent	$6,016,176	100.0%	$14.06
(Vacancy & Credit Loss)	(300,809)	(5.0)	(0.70)
Effective Gross Income	$5,715,367	95.0%	$13.35

Real Estate Taxes	0	0.0%	0.00
Management Fee	171,461	3.0	0.40
Insurance	0	0.0	0.00
Other Operating Expenses	0	0.0	0.00
Total Expenses	$171,461	3.0%	$0.40

Net Operating Income	$5,543,906	97.0	$12.95
Replacement Reserves	64,195	1.1	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$5,479,712	95.9%	$12.80

NOI DSCR	1.99x
NCF DSCR	1.97x
NOI Debt Yield	11.4%
NCF Debt Yield	11.3%
(1)	Based on the underwritten cash flow dated March 1, 2023.
(2)	Historical NOI is unavailable because the ExchangeRight Net Leased Portfolio #62 Properties were acquired by the borrower sponsor between [ ] and March [14], 2023.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	U/W Gross Potential Rent includes $32,241 of straight-line rent.

Appraisal. According to the individual appraisal valuations dated between December 8, 2022 and February 28, 2023 the ExchangeRight Net Leased Portfolio #62 Properties had an aggregate “As-is” value of $100,100,000.

Environmental Matters. Phase I environmental reports dated between September 29, 2022 and March 9, 2023 were delivered in connection with the origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan. The environmental report for the Food Lion – Elizabeth City property identified a REC related to historical use of the property for manufacturing operations with use of septic systems. Furthermore, the environmental report for the Family Dollar – Chicago property identified a REC related to historical use of the property as a gas station with an open leaking underground storage tank case. In addition the north adjoining property was occupied by a dry cleaner from 1960 to 1971.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

Market Analysis(1)

Escrows. At origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the borrower deposited approximately (i) $[_____] into a real estate tax reserve account, (ii) $[_____] into a deferred maintenance reserve account, (iii) $[_____] into an unfunded obligations reserve account and (iv) $[500,000] into a TI/LC reserve account.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be $[_____]).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless an acceptable blanket policy was in place. An acceptable blanket policy was in place at origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan.

Replacement Reserve – The borrower is required on each monthly payment date during a Cash Management Period (as defined below) to deposit approximately $[_____] (representing 1/12 of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #62 Properties) into a capital reserve subaccount.

TI/LC Reserve - On each due date during a Cash Management Period (as defined below), the borrower will be required to deposit approximately $[_____] (representing 1/12th of the product obtained by multiplying $0.75 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #62 Properties) into a TI/LC reserve subaccount.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan requires a hard lockbox and springing cash management. The borrower, manager and master lessee are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by the borrower, manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #62 Mortgage Loan agreement. Provided no Cash Management Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrower’s operating account.

A “Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default (beyond any applicable cure period) under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents, (ii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan being less than 1.50x, or (iii) the monthly payment date that occurs in [______], 202[_] to the extent a Qualified Transfer (as defined below) has not occurred as of such date, and (B) ending upon (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is at least equal to 1.55x as of the last day of two consecutive calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred. Notwithstanding the foregoing, a Cash Management Period will not be deemed to cease in the event any other triggering event is then ongoing.

Qualified Transfer. A “Qualified Transfer” means any time following March [14], 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #62 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, (ii) the ExchangeRight Net Leased Portfolio #62 Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #62 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net leased portfolio #62 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, (6) is not a Delaware statutory trust and (7) causes the borrower to convert into a Delaware limited liability company, provided, however, such conversion will not be required if, prior to or otherwise in connection with any such transfer (A) the borrower is solely owned by a person under the management control of David Fisher, Joshua Ungerecht and Warren Thomas, and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following March [14], 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #62 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors with such Approved REIT.

"Approved REIT" means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (ii) is at all times (A) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount that is equal to either (1) 1% of all equity interests or (2) equity interests valued at not less than $15,000,000, and (B) under the management control of an approved REIT manager, and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust shall be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $1,000,000,000 (excluding the Properties) and at least $500,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Net Leased Portfolio #62 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

Partial Release. The borrower is permitted to a release of one or more of the ExchangeRight Net Leased Portfolio #62 Properties from the lien of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents at any time after the date that is the earlier to occur of (a) the third anniversary of the origination date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, subject to satisfaction of the applicable conditions set forth therein, including, without limitation, that:

(i)	the sale of such ExchangeRight Net Leased Portfolio #62 Property is pursuant to an arm’s-length agreement with a third party not affiliated with the borrower or guarantor;
(ii)	no event of default has occurred and is continuing under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan;
(iii)	the borrower has delivered a REMIC opinion with respect to any applicable release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations;
(iv)	the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is defeased (to the extent that a partial defeasance is then permitted under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents), in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #62 Property or Properties and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #62 Property;
(v)	the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) [1.97]x and (ii) the debt service coverage ratio immediately prior to release
(vi)	the debt yield for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) [11.40]% and (ii) the debt yield immediately prior to release; and
(vii)	the borrower delivers a rating agency comfort letter that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK5 2023-5YR1 certificates.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. The lease for the sole tenant at the Family Dollar – Chicago property, Family Dollar, contains a right of first refusal to purchase the applicable property upon the borrower’s receipt of a bonafide written offer to purchase the property. Pursuant to the terms of such tenant’s lease, such right of first refusal is expressly inapplicable to a foreclosure sale, deed in lieu of foreclosure or similar conveyance resulting from a lender exercising its remedies under a mortgage or deed of trust encumbering the property.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Various - Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5%
		U/W NCF DSCR:	1.97X
		U/W NOI Debt Yield:	11.4%

Terrorism Insurance. Each of the sole tenants at the following ExchangeRight Net Leased Portfolio #62 Properties maintain property and terrorism insurance for the applicable ExchangeRight Net Leased Portfolio #62 Property occupied by such tenant in accordance with the terms of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents: (i) [____]; (ii) [____]; and (iii) [____]. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

102
CVS/pharmacy

CVS Pharmacy – San Jacinto, CA

BioLife

BioLife Plasma Services L.P. – Webster (Ponds), TX

FAMILY DOLLAR

Family Dollar – North Chicago, IL

DOLLAR GENERAL
DOLLAR GENERAL

Dollar General – Salem, VA

GIANT EAGLE
PHARMACY

Giant Eagle – Columbus, OH

metro
market

Metro Market – Madison, WI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

No. 10 – ExchangeRight Net Leased Portfolio #61

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Various – Various
Original Principal Balance:	$46,872,000			Location(2):	Various
Cut-off Date Balance:	$46,872,000			Size(2):	387,016 SF
% of Initial Pool Balance:	4.6%			Cut-off Date Balance Per SF:	$121.11
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$121.11
Borrower Sponsors:	ExchangeRight Real Estate, LLC,			Year Built/Renovated(2):	Various / Various
	David Fisher, Joshua Ungerecht and Warren Thomas			Title Vesting:	Fee
Guarantors:	ExchangeRight Real Estate, LLC,			Property Manager:	NLP Management, LLC
	David Fisher, Joshua Ungerecht and				(borrower related)
	Warren Thomas			Current Occupancy (As of):	100.0% (3/1/2023)
Mortgage Rate:	5.8930%
Note Date:	January 20, 2023			YE 2022 Occupancy(3):	NAV
Seasoning:	1 month			YE 2021 Occupancy(3):	NAV
Maturity Date:	February 1, 2028			YE 2020 Occupancy(3):	NAV
IO Period:	60 months			YE 2019 Occupancy(3):	NAV
Loan Term (Original):	60 months			As-Is Appraised Value(4):	$97,650,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$252.32
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date(4):	Various
Call Protection:	L(25),D(28),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			YE 2022 NOI(3):	NAV
Additional Debt Type (Balance):	NAP			YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				U/W Revenues:	$5,822,418
				U/W Expenses:	$174,673
Escrows and Reserves(1)				U/W NOI:	$5,647,745
	Initial	Monthly	Cap	U/W NCF:	$5,547,132
Taxes	$234,015	$67,428	NAP	U/W DSCR based on NOI/NCF:	2.02x / 1.98x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.0% / 11.8%
Replacement Reserve	$338,018	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.0% / 11.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	48.0%
Deferred Maintenance	$602,364	$0	NAP	LTV Ratio at Maturity:	48.0%
Sources and Uses
Sources			Uses
Mortgage Loan Amount	$46,872,000	47.7%	Purchase price	$95,790,940	97.4%
Borrower Equity	51,475,741	52.3	Reserves	1,674,397	1.7
			Closing Costs	882,405	0.9
Total Sources	$98,347,741	100.0%	Total Uses	$98,347,741	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between April 19, 2022 and December 16, 2022.
(4)	The individual appraisal valuations are dated between October 29, 2022 and January 9, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

The Mortgage Loan. The tenth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #61 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $46,872,000 and secured by the fee interests in 14 retail and two medical office properties located in 11 states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #61 Mortgage Loan is ExchangeRight Net Leased Portfolio 61 DST, a Delaware statutory trust with at least one independent trustee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. The borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The non-recourse carve-out guarantors are generally the same as the non-recourse carveout guarantors for the ExchangeRight Net Leased Portfolio #62 and ExchangeRight Net Leased Portfolio #60 mortgage loans.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #61 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #61 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #61 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #61 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #61 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #61 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 14 single-tenant retail and two medical office properties totaling 387,016 square feet and located across 11 states. The ExchangeRight Properties are located in the following states: Ohio (two properties, 24.9% of net rentable area and 24.5% of underwritten rent), Maryland (one property, 15.7% of net rentable area and 12.0% of underwritten rent), Wisconsin (one property, 13.3% of net rentable area and 13.0% of underwritten rent), Illinois (two properties, 12.6% of net rentable area and 12.9% of underwritten rent), California (two properties, 9.9% of net rentable area and 9.9% of underwritten rent) and Texas (two properties, 6.3% of net rentable area and 11.3% of underwritten rent), with the six remaining ExchangeRight Properties located in New York, Kentucky, Pennsylvania, New Mexico and Virginia. Built between 1979 and 2022, the ExchangeRight Properties range in size from 6,840 square feet to 86,608 square feet.

The ExchangeRight Properties are leased to the following twelve nationally recognized tenants operating in medical and diverse retail segments: Family Dollar, Dollar General, Dollar Tree, AutoZone, CVS Pharmacy, Dollar General Market, Metro Market, Tractor Supply, Unity Point Health, Giant Eagle, Giant Food and BioLife Plasma Services L.P. Leases representing 97.4% of net rentable area and 95.8% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values:

ExchangeRight Properties Summary

Tenant Name City, State	Year Built	Tenant NRSF	% of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Giant Eagle Columbus, OH	2008	86,608	22.4%	7/31/2028	$18,300,000	18.7%	$1,234,164	$14.25	20.3%	8, 5-Year
Metro Market Shorewood Hills, WI	2002	51,370	13.3%	1/31/2032	$12,700,000	13.0%	$787,500	$15.33	13.0%	6, 5-Year
Giant Food Upper Marlboro, MD	1993	60,951	15.7%	6/30/2028	$11,600,000	11.9%	$728,000	$11.94	12.0%	7, 5-Year
Unity Point Health Moline, IL	2018	40,412	10.4%	10/31/2032	$10,300,000	10.5%	$666,180	$16.48	11.0%	2, 5-Year
BioLife Plasma Services L.P.(1) Webster, TX	2022	14,545	3.8%	10/31/2037	$9,120,000	9.3%	$572,603	$39.37	9.4%	3, 5-Year
CVS Pharmacy San Jacinto, CA	2009	13,364	3.5%	1/31/2033	$7,350,000	7.5%	$264,607	$19.80	4.4%	10, 5-Year
CVS Pharmacy Glenville, NY	2006	12,980	3.4%	1/31/2032	$5,950,000	6.1%	$371,912	$28.65	6.1%	4, 5-Year
Dollar General Market Lompoc, CA	1997	25,000	6.5%	2/28/2029	$4,870,000	5.0%	$335,268	$13.41	5.5%	3, 5-Year
CVS Pharmacy Miamisburg, OH	1999	9,908	2.6%	1/31/2028	$3,950,000	4.0%	$255,054	$25.74	4.2%	9, 5-Year
Tractor Supply Berea, KY	2011	19,097	4.9%	8/31/2036	$3,700,000	3.8%	$224,338	$11.75	3.7%	4, 5-Year
Family Dollar North Chicago, IL	2018	8,320	2.1%	3/31/2033	$1,950,000	2.0%	$116,974	$14.06	1.9%	6, 5-Year
Family Dollar Berwick, PA	2015	9,180	2.4%	9/30/2030	$1,900,000	1.9%	$130,467	$14.21	2.1%	6, 5-Year
Family Dollar Williamsport, PA	2015	9,180	2.4%	3/31/2031	$1,900,000	1.9%	$130,563	$14.22	2.1%	6, 5-Year
Dollar Tree San Antonio, TX	2022	9,993	2.6%	1/31/2033	$1,770,000	1.8%	$110,922	$11.10	1.8%	4, 5-Year
AutoZone Las Cruces, NM	2004	6,840	1.8%	8/31/2034	$1,160,000	1.2%	$69,540	$10.17	1.1%	4, 5-Year
Dollar General Salem, VA	1979	9,268	2.4%	6/30/2029	$1,130,000	1.2%	$75,000	$8.09	1.2%	2, 5-Year
Total/Weighted Average		387,016	100.0%		$97,650,000	100.0%	$6,073,093	$15.69	100.0%
(1)	At any time during the lease term, BioLife Plasma Services L.P. has the right to terminate its lease by providing thirty days written notice to the landlord and paying the net present value of the total obligation for base rent and additional rent for the remainder of the term, using an annual discount rate equal to the prime rate on the date of the termination, provided that such rate may not exceed 8.25%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Giant Eagle	NR / NR / NR	86,608	22.4%	$14.25	$1,234,164	20.3%
Giant Food	BBB / Baa1 / NR	60,951	15.7%	$11.94	$728,000	12.0%
Metro Market	BBB / Baa1 / NR	51,370	13.3%	$15.33	$787,500	13.0%
Unity Point Health	NR / A1 / AA-	40,412	10.4%	$16.48	$666,180	11.0%
CVS Pharmacy	BBB / Baa2 / NR	36,252	9.4%	$24.59	$891,572	14.7%
Family Dollar	NR / Baa2 / NR	26,680	6.9%	$14.17	$378,004	6.2%
Dollar General Market	BBB / Baa2 / NR	25,000	6.5%	$13.41	$335,268	5.5%
Tractor Supply	BBB / Baa1 / NR	19,097	4.9%	$11.75	$224,338	3.7%
BioLife Plasma Services L.P.	NR / Baa2 / NR	14,545	3.8%	$39.37	$572,603	9.4%
Dollar Tree	BBB / Baa2 / NR	9,993	2.6%	$11.10	$110,922	1.8%
Dollar General	BBB / Baa2 / NR	9,268	2.4%	$8.09	$75,000	1.2%
AutoZone		6,840	1.8%	$10.17	$69,540	1.1%
Total Major Tenants		387,016	100.0%	$15.69	$6,073,093	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		387,016	100.0%	$15.69	$6,073,093	100.0%

Vacant Space		0	0.0%

Collateral Total		387,016	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	3	157,467	40.7%	157,467	40.7%	$2,217,218	36.5%	$14.08
2029	2	34,268	8.9%	191735	49.5%	$410,268	6.8%	$11.97
2030	1	9,180	2.4%	200,915	51.9%	$130,467	2.1%	$14.21
2031	1	9,180	2.4%	210095	54.3%	$130,563	2.1%	$14.22
2032	3	104,762	27.1%	314,857	81.4%	$1,825,592	30.1%	$17.43
2033	3	31,677	8.2%	346,534	89.5%	$492,504	8.1%	$15.55
Thereafter	3	40,482	10.5%	387,016	100.0%	$866,482	14.3%	$21.40
Vacant	0	0	0.0%	387,016	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	16	387,016	100.0%			$6,073,093	100.0%	$15.69
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	3/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between April 19, 2022 and December 16, 2022. Historical occupancy for the portfolio of ExchangeRight Properties is not available.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$6,073,093	100.0%	$15.69
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$6,073,093	100.0%	$15.69
Less Vacancy & Credit Loss	(250,675)	(4.1)	(0.65)
Effective Gross Income	$5,822,418	95.9%	$15.04

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	174,673	3.0	0.45
Total Operating Expenses	$174,673	3.0%	$0.45

Net Operating Income	$5,647,745	97.0%	$14.59
Replacement Reserves	58,052	1.0	0.15
TI/LC	42,560	0.7	0.11
Net Cash Flow	$5,547,132	95.3%	$14.33

NOI DSCR	2.02x
NCF DSCR	1.98x
NOI Debt Yield	12.0%
NCF Debt Yield	11.8%
(1)	Historical NOI is unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between April 19, 2022 and December 16, 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes $37,024 of straight-lined rent.

Appraisal. The ExchangeRight Properties were valued individually between October 29, 2022 and January 9, 2023, with the individual values reflecting an aggregate “as-is” appraised value of $97,650,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from September 1, 2022 to January 11, 2023 identified recognized environmental conditions at the Dollar General Market - Lompoc, CA property and at the Metro Market – Madison, WI, and also identified controlled recognized environmental conditions at the Metro Market – Madison, WI property, the CVS Pharmacy – Miamisburg, OH property, the CVS Pharmacy – Glenville, NY property and the Unity Point Health – Moline, IL property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront reserve of approximately $234,015 for real estate taxes. The borrower will be required to make monthly deposits into a real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $67,428 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) directly to the taxing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the taxes has been materially jeopardized. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) AutoZone – Las Cruces, NM; (ii) BioLife – Webster, TX; (iii) CVS Pharmacy – Glenville, NY; (iv) CVS Pharmacy – Miamisburg; OH; (v) CVS Pharmacy – San Jacinto, CA; (vi) Family Dollar – Berwick, PA; (vii) Family Dollar – North Chicago, IL; (viii) Family Dollar – Williamsport, PA; and (ix) Tractor Supply – Berea, KY ExchangeRight Properties.

Insurance – The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof (initially, approximately $0.00), except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. In addition, the borrower will not be required to make or cause to be made deposits for insurance premiums for which the borrower or ExchangeRight Net Leased Portfolio #61 Master Tenant is responsible pursuant to the terms of the loan agreement or master lease so long as (A) a lender-approved blanket policy is in full force and effect and (B) no event of default is continuing under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) CVS Pharmacy – Miamisburg, OH; (ii) CVS Pharmacy – San Jacinto, CA; (iii) Dollar General – Salem, VA; (iv) Family Dollar – Berwick, PA; (v) Family Dollar – North Chicago, IL; (vi) Family Dollar – Williamsport, PA; (vii) Giant Food – Upper Marlboro, MD; and (viii) Tractor Supply – Berea, KY ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront deposit of approximately $602,364 into a reserve for required repairs, including repairs of asphalt, roofing, and curbing, and compliance with accessibility requirements.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront deposit of approximately $338,018 into a reserve for approved capital expenses. In addition, if a Cash Management Period (as defined below) is continuing, the borrower will be required to make or cause to be made monthly deposits into such reserve in an amount equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Properties (initially, approximately $4,031); provided that no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such tenants are the tenants at the (i) BioLife – Webster, TX, (ii) CVS Pharmacy – Miamisburg, OH; (iii) CVS Pharmacy – San Jacinto, CA; (iv) Family Dollar – Berwick, PA; (v) Family Dollar – North Chicago, IL; and (vi) Family Dollar – Williamsport, PA ExchangeRight Properties.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront reserve of $500,000 for tenant improvements and leasing commissions. During a Cash Management Period, the borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $22,576) for tenant improvements and leasing commissions.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #61 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants into the lockbox account and, to the extent that such rents are received by the borrower (or ExchangeRight Net Leased Portfolio #61 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #61 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, funds in the lockbox account are required to be swept into a lender controlled cash management account, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to pay the next monthly debt service payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

due on the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (iii) to make the next monthly deposits (to the extent required) into the capital expenses reserve and the rollover reserve as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and, if a Cash Management Period exists solely as a result of a decline in the debt service coverage ratio, to pay additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #61 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the borrower or ExchangeRight Net Leased Portfolio #61 Master Tenant.

A “Cash Management Period" means a period:

(i) commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and ending when such default or event of default has been cured or waived in writing by the lender, or

(ii) commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.50x as of the end of each of two consecutive calendar quarters, or

(iii) commencing on the payment date that occurs in November 2027, unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. A “Qualified Transfer” means any time following January 20, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #61 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #61 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following January 20, 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #61 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 1% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the management control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Various - Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
		U/W NCF DSCR:	1.98X
		U/W NOI Debt Yield:	12.0%

estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.98x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.83%, and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) CVS Pharmacy - San Jacinto, CA; (ii) CVS Pharmacy - Miamisburg, OH; (iii) Dollar Tree - San Antonio, TX; (iv) Family Dollar - North Chicago, IL; (v) Family Dollar - Berwick, PA; (vi) Family Dollar - Williamsport, PA; (vii) Giant Eagle - Columbus, OH; (viii) Giant - Upper Marlboro, MD; and (ix) Tractor Supply Company - Berea, KY. Such ROFRs may (except in the case of the (i) CVS Pharmacy - San Jacinto, CA; (ii) CVS Pharmacy - Miamisburg, OH; (iii) Dollar Tree - San Antonio, TX and (iv) Giant Eagle - Columbus, OH ExchangeRight Properties) apply to a foreclosure or deed-in-lieu thereof, and in all cases will or may apply to any transfers following a foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 365-day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

BANK5 2023-5YR1	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

Brandon Atkins	Tel. (212) 761-4846
BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97